Exhibit 99.1

CONFORMED COPY

Dated 22 May 2009

ANGLOGOLD ASHANTI HOLDINGS FINANCE PLC

and

ANGLOGOLD ASHANTI LIMITED

and

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

TRUST DEED

constituting
U.S.$732,500,000 3.50 per cent. Guaranteed
Convertible Bonds due 2014

Guaranteed by
ANGLOGOLD ASHANTI LIMITED
and convertible into
American Depositary Shares representing Shares in
ANGLOGOLD ASHANTI LIMITED

Linklaters

Ref: KJT/PDXS/LTCT
Linklaters LLP

This Trust Deed is made on 22 May 2009 between:

(1)                                 ANGLOGOLD ASHANTI HOLDINGS FINANCE PLC (the “Issuer”) whose registered office is at 1st Floor, Atlantic House, 4-8 Circular Road, Douglas, Isle of Man, IM1 1AG;

(2)                                 ANGLOGOLD ASHANTI LIMITED (the “Guarantor”) whose registered office is at 76 Jeppe Street, Newtown, Johannesburg, 2001 (PO Box 62117, Marshalltown, 2107), South Africa; and

(3)                                 THE LAW DEBENTURE TRUST CORPORATION p.l.c. whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX (the “Trustee”, which expression shall, where the context so admits, include all persons for the time being the trustee or trustees of this Trust Deed).

Whereas:

(A)                               The Issuer, incorporated with limited liability in the Isle of Man, has by a resolution of its Board of Directors passed on 6 April 2009 authorised the issue of the Bonds (as defined in Clause 1.1 below) to be constituted by this Trust Deed.

(B)                               The Guarantor, incorporated with limited liability in the Republic of South Africa, has by a resolution of its Board of Directors passed on 6 April 2009 resolved to give the guarantee of the Bonds upon and subject to the terms and conditions set out below.

(C)                               The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

Now this Deed witnesses and it is hereby agreed and declared as follows:

1                                         Interpretation

1.1.                            Definitions

The following expressions shall have the following meanings:

“ADS” means the Unrestricted ADSs and/or the Restricted ADSs, as the case may be;

“Agents” means, in relation to the Bonds, the Paying, Transfer and Conversion Agents and the Registrar and, in relation to any Further Bonds, means any agent appointed in relation to them;

“Auditors” means the auditors for the time being of the Guarantor or, if they are unable or unwilling to carry out any action requested of them under this Trust Deed, such other firm of accountants as may be nominated or approved in writing by the Trustee for the purpose;

“Bondholder” and “holder” means the person in whose name a Bond is registered in the Register (as defined in Condition 4(a));

“Bonds” means the U.S.$732,500,000 3.50 per cent. Guaranteed Convertible Bonds due 2014 constituted by this Trust Deed and for the time being outstanding and/or as the context may require any Further Bonds;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Closing Date” means 22 May 2009;

“Conditions” means, in relation to the Bonds, the terms and conditions set out in Schedule 4 and, with respect to any Further Bonds, the terms and conditions set out in a schedule to the supplemental trust deed constituting such Further Bonds as any of the same may from time to time be modified in accordance with the provisions thereof and/or of this Trust Deed, and references in this Trust Deed to a particular numbered Condition shall, in relation to the Bonds, be construed accordingly and shall, in relation to any Further Bonds, be construed as a reference to the provision (if any) in the conditions thereof which corresponds to the particular Condition of the Bonds;

“Conversion Date” has the meaning specified in Condition 6(i);

“Distribution Compliance Period” means the period ending 40 days after the later of the commencement of the offering of the Bonds and the Closing Date;

“DTC” means The Depository Trust Company;

“Euroclear” means Euroclear Bank S.A./N.V.;

“Event of Default” means any of the events described in Condition 10;

“Extraordinary Resolution” has the meaning set out in the Conditions;

“Further Bonds” means any further bonds, notes or debentures issued in accordance with the provisions of Clause 6 and constituted by a deed supplemental to this Trust Deed;

“Global Bond” means the Regulation S Global Bond or the Rule 144A Global Bond, as applicable (and “Global Bonds” shall be construed accordingly);

“Guarantee” means the guarantee and indemnity of the Guarantor set out in Clause 3;

“Interest Payment Date” has the meaning provided in Condition 5(a);

“outstanding” means, in relation to the Bonds, all the Bonds issued other than (a) those which have been redeemed, (b) those in respect of which Conversion Rights have been exercised and the Issuer’s or, as the case may be, the Guarantor’s obligations in relation thereto have been duly performed, (c) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest accrued on such Bonds to the date for such redemption and any interest payable under Condition 5 after such date) have been duly paid to the relevant Bondholder or on its behalf or to the Trustee or to the Principal Paying, Transfer and Conversion Agent as provided in Clause 2 and remain available for payment against presentation and surrender of Bonds, (d) those which have become void or those in respect of which claims have become prescribed under Condition 12, (e) those mutilated or defaced Bonds which have been surrendered in exchange for replacement Bonds pursuant to Condition 13, (f) (for the purpose only of determining how many Bonds are outstanding and without prejudice to their status for any other purpose) those Bonds alleged to have been lost, stolen or destroyed and in respect of which replacement Bonds have been issued pursuant to Condition 13, (g) those which have been purchased and cancelled as provided in Condition 7, (h) any Global Bond to the extent that it shall have been exchanged for interests in another Global Bond and any Global Bond to the extent that it shall have been exchanged for definitive registered Bonds pursuant to its provisions; provided that for the purposes of (i) ascertaining the right to attend and vote at any meeting of the Bondholders, (ii) the determination of how many Bonds are outstanding for the purposes of Conditions 10, 14 and 15 and Schedule 3 and (iii) the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders, those Bonds (if any) which are beneficially held by, or are held on behalf of, the Issuer or the Guarantor or any Subsidiary of the Guarantor and not yet cancelled shall be deemed not to remain outstanding. For the avoidance of doubt, where Conversion Rights are exercised in respect of a Bond where the relevant Conversion Date falls on or after a Record Date in respect of an Interest Payment Date, such Bond shall be treated as outstanding solely for the purposes of Condition 5(b) (and shall not be deemed to be outstanding for the purposes of this definition);

“Paying, Transfer and Conversion Agency Agreement” means, in relation to the Bonds, the Paying, Transfer and Conversion Agency Agreement dated 22 May 2009, as amended from time to time, between the issuer, the Guarantor, the Trustee, the Paying, Transfer and Conversion Agents and the Registrar whereby the initial Paying, Transfer and Conversion Agents and the Registrar were appointed in relation to the Bonds together with any agreement for the time being in force amending or modifying with the approval of the Trustee the aforesaid agreement;

“Paying, Transfer and Conversion Agent” means, in relation to the Bonds, The Bank of New York Mellon, acting through its London branch at its specified office, in its capacity as Paying, Transfer and Conversion Agent (in respect of the Bonds) and, in relation to any Further Bonds, the Paying, Transfer and Conversion Agent appointed in respect of such Further Bonds and in each case any Successor Paying, Transfer and Conversion Agent;

“Potential Event of Default” means an event or circumstance which could, with the giving of notice, lapse of time, issue of a certificate and/or the fulfilment of any other requirement provided for in Condition 10, become an Event of Default;

“Principal Paying, Transfer and Conversion Agent” means, in relation to the Bonds, The Bank of New York Mellon at its specified office, in its capacity as Principal Paying, Transfer and Conversion Agent (in respect of the Bonds) and, in relation to any Further Bonds, the Principal Paying, Transfer and Conversion Agent appointed in respect of such Further Bonds and in each case any Successor Principal Paying, Transfer and Conversion Agent;

“Registrar” means, in relation to the Bonds, The Bank of New York Mellon at its specified office in New York or any successor Registrar appointed under the Paying, Transfer and Conversion Agreement and, in relation to any Further Bonds which are or may be in registered form, such institution as shall be appointed Registrar for such Further Bonds;

“Regulation S Global Bond” means the global bond representing Bonds sold to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act, in the form or substantially in the form set out in Schedule 2 Part I;

“Regulation S Legend” means the transfer restriction legend set out in the Regulation S Global Bond and any definitive Bond issued in respect thereof at any time prior to the expiry of the Distribution Compliance Period;

“Restricted ADS” means an American Depositary Share issued under the Restricted Deposit Agreement representing Shares that are “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act (with each Restricted ADS as at the date hereof representing one Share);

“Rule 144A Global Bond” means the global bond representing Bonds sold in the United States in reliance on Rule 144A under the Securities Act, in the form or substantially in the form set out in Schedule 2 Part II;

“Rule 144A Legend” means the transfer restriction legend set out in the Rule 144A Global Bond and any definitive Bonds issued in respect thereof;

“Securities Act” means the United States Securities Act of 1933, as amended;

“SGX-ST” means the Singapore Exchange Securities Trading Limited;

“Shares” means ordinary shares in the capital of the Guarantor having as at the date hereof a par value of ZAR 0.25 each;

“specified office” means, in relation to any Agent, either the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to the Bondholders pursuant to Clause 10.10 and Condition 17;

“Successor” means, in relation to the Agents, such other or further person as may from time to time be appointed by the Issuer and/or the Guarantor as an Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Bondholders pursuant to Clause 10.10 and Condition 17;

“this Trust Deed” means this Trust Deed, the Schedules (as from time to time altered in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed;

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees; and

“Unrestricted ADS” means an American Depositary Share issued under the Unrestricted Deposit Agreement representing Shares that are not “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act (with each Unrestricted ADS as at the date hereof representing one Share).

1.2.                            Construction of Certain References

References to:

1.2.1                     costs, charges, remuneration or expenses shall include any amount in respect of value added tax, turnover tax or similar tax charged in respect thereof;

1.2.2                     “pounds”, “pounds sterling”, “sterling”, “€” and “p” shall be construed as references to the lawful currency for the time being of the United Kingdom;

1.2.3                     “U.S. dollars” and “U.S.$” are references to the lawful currency for the time being of the United States of America;

1.2.4                     “Rand”, “R” and “ZAR” are references for the lawful currency for the time being of the Republic of South Africa;

1.2.5                     References to “principal” include any applicable premium;

1.2.6                     any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England and Wales, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate thereto and any other similar, analogous or corresponding event under the insolvency laws of any applicable jurisdiction;

1.2.7                     words denoting the singular number only shall include the plural number also and vice versa;

1.2.8                     words denoting one gender only shall include the other gender;

1.2.9                     words denoting persons only shall include firms and corporations and vice versa;

1.2.10              any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

1.2.11              a bank or an investment bank may include Barclays Bank PLC, Morgan Stanley & Co. Incorporated or Standard Chartered Bank; and

1.2.12              “approval not to be unreasonably withheld” or like references mean, in relation to the Trustee, that, in determining whether to give such approval, the Trustee shall have regard to the interests of the Bondholders only and any determination as to whether or not its approval is unreasonably withheld shall be made on that basis.

1.3.                            Conditions

Words and expressions defined in the Conditions and not defined in the main body of this Trust Deed shall when used in this Trust Deed have the same meanings as are given to them in the Conditions.

1.4.                            Headings

Headings shall be ignored in construing this Trust Deed.

1.5.                            Schedules

The Schedules are part of this Trust Deed and shall have effect accordingly.

1.6.                            Enforceability

If at any time any provision of this Trust Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Trust Deed nor the legality, invalidity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

2                                         Amount of the Bonds and Covenant to Pay

2.1.                            Amount of the Bonds

The aggregate principal amount of the Bonds is limited to an amount not exceeding U.S.$732,500,000. Such amount of Bonds include those being issued in respect of the option granted to the Managers under the Subscription Agreement dated 18 May 2009 between the Issuer, the Guarantor and the Managers named therein relating to the issue and subscription of the Bonds.

2.2.                            Covenant to Pay

The Issuer will, on any date when the Bonds or any of them become due to be redeemed in accordance with this Trust Deed or the Conditions, unconditionally pay to or to the order of the Trustee in U.S. dollars in New York City in same day funds the principal amount of the Bonds becoming due for redemption on that date (together with interest, if any, in accordance with the Conditions) and will (subject to the Conditions) until such payment (both before and after judgment) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest on the aggregate principal amount of the Bonds outstanding as set out in Condition 5 provided that (1) every payment of any sum due in respect of the Bonds made to or to the account of the Principal Paying, Transfer and Conversion Agent as provided in the Paying, Transfer and Conversion Agency Agreement shall, to such extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Bondholders and (2) in the event that (following, if so required, due presentation of a Bond) upon redemption, payment of the aggregate principal amount is improperly withheld or refused such Bond will continue to bear interest as aforesaid until the day after the Bondholders have been or are deemed to have been notified of receipt by the Trustee or the Principal Paying, Transfer and Conversion Agent of all sums due in respect of the Bonds up to that day (except to the extent that there is a failure in the subsequent payment to the relevant holders under the Conditions). The Trustee will hold the benefit of this covenant on trust for the Bondholders.

2.3.                            Discharge

Subject to Clause 2.4, any payment to be made in respect of the Bonds by the Issuer, the Guarantor or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to such extent be a good discharge to the Issuer, the Guarantor or the Trustee, as the case may be.

2.4.                            Payment after Default

2.4.1                     At any time after a Potential Event of Default or an Event of Default has occurred and (other than in the case of the events referred to in Condition 10(a)) is continuing, the Trustee may:

(i)                                     by notice in writing to the Issuer, the Guarantor and the Agents, require the Agents, until notified by the Trustee to the contrary, so far as permitted by any applicable law:

(a)                                 to act thereafter as Agents of the Trustee under this Trust Deed and the Bonds on the terms of the Paying, Transfer and Conversion Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and all other out-of-pocket expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Trust Deed) and thereafter to hold all Bonds and all moneys, documents and records held by them in respect of Bonds to the order of the Trustee; or

(b)                                 to deliver all Bonds, moneys, documents and records held by them in respect of the Bonds and, if the Trustee so directs in such notice or subsequently so directs, the relevant Shares and ADSs, to the Trustee or as the Trustee directs provided that such notice shall be deemed not to apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation; and

(ii)                                  by notice in writing to the Issuer or, where applicable, the Guarantor require it to make all subsequent payments in respect of the Bonds to or to the order of the Trustee and not to the Principal Paying, Transfer and Conversion Agent. With effect from the issue of any such notice to the

Issuer or, where applicable, the Guarantor and until such time as the notice is withdrawn, proviso (1) to Clause 2.2 shall not apply.

3                                         Guarantee and Indemnity

3.1.                            Guarantee

The Guarantor unconditionally and irrevocably guarantees that if the Issuer does not pay any sum payable by it under this Trust Deed or the Bonds by the time and on the date specified for such payment (whether on the normal due date, on acceleration or otherwise) the Guarantor will pay that sum to or to the order of the Trustee, in the manner provided in Clause 2.2 (or if in respect of sums due under Clause 11, in London in pounds sterling in immediately available funds) before close of business on that date in the city to which payment or delivery is so to be made. Clause 2.2 will apply (with consequential amendments as necessary) to such payments other than those in respect of sums due under Clause 11.

3.2.                            Guarantor as Principal Debtor

As between the Guarantor and the Trustee and the Bondholders but without affecting the Issuer’s obligations, the Guarantor will be liable under this Clause as if it were the sole principal debtor and not merely a surety. Accordingly, it will not be discharged, nor will its liability be affected, by anything which would not discharge it or affect its liability if it were the sole principal debtor (including (1) any time, indulgence, waiver or consent at any time given to the Issuer or any other person, (2) any amendment to any other provisions of this Trust Deed or to the Conditions or to any security or other guarantee or indemnity, (3) the making or absence of any demand on the Issuer or any other person for payment, (4) the enforcement or absence of enforcement of this Trust Deed or the Bonds or of any security or other guarantee or indemnity, (5) the taking, existence or release of any security, guarantee or indemnity, (6) the dissolution, amalgamation, reconstruction or reorganisation of the Issuer or any other person or (7) the illegality, invalidity or unenforceability of or any defect in any provision of this Trust Deed or the Bonds or any of the Issuer’s obligations under any of them).

3.3.                            Guarantor’s Obligations Continuing

The Guarantor’s obligations under this Trust Deed are and will remain in full force and effect by way of continuing security until no sum remains payable under this Trust Deed or the Bonds. Furthermore, these obligations of the Guarantor are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise and may be enforced without first having recourse to the Issuer, any other person, any security or any other guarantee or indemnity. The Guarantor irrevocably waives all notices and demands of any kind.

3.4.                            Exercise of Guarantor’s Rights

So long as any sum remains payable under this Trust Deed or the Bonds:

3.4.1                     any right of the Guarantor, by reason of the performance of any of its obligations under this Clause, to be indemnified by the Issuer or to take the benefit of or to enforce any security or other guarantee or indemnity, will be exercised and enforced by the Guarantor only in such manner and on such terms as the Trustee may require or approve; and

3.4.2                     any amount received or recovered by the Guarantor (a) as a result of any exercise of any such right or (b) in the dissolution, amalgamation, reconstruction or reorganisation of the Issuer will be held on trust for the Trustee and immediately paid to the Trustee and the Trustee will hold it on the trusts set out in Clause 7.1.

3.5.                            Suspense Accounts

Any amount received or recovered by the Trustee (otherwise than as a result of a payment by the Issuer to the Trustee in accordance with Clause 2 or the Guarantor to the Trustee in accordance with Clause 3) in respect of any sum payable by the Issuer under this Trust Deed or the Bonds may be placed in a suspense account and kept there for so long as the Trustee thinks fit.

3.6.                            Avoidance of Payments

The Guarantor shall on demand indemnify the Trustee and each Bondholder against any cost, loss, expense or liability sustained or incurred by it as a result of it being required for any reason (including any bankruptcy, insolvency, winding-up, dissolution, or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any sum payable by the Issuer or, as the case may be, the Guarantor under this Trust Deed or any Bond and shall in any event pay to it on demand the amount as refunded by it.

3.7.                            Debts of Issuer

If any moneys become payable by the Guarantor under this Guarantee, the Issuer will not (except in the event of the liquidation of the Issuer) so long as any such moneys remain unpaid, pay any moneys for the time being due from the Issuer to the Guarantor.

3.8.                            Indemnity

As separate, independent and alternative stipulations, the Guarantor unconditionally and irrevocably agrees (1) that any sum which, although expressed to be payable by the Issuer under this Trust Deed or the Bonds, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Guarantor, the Trustee or any Bondholder) not recoverable from the Guarantor on the basis of a guarantee will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Trustee on demand and (2) as a primary obligation to indemnify the Trustee and each Bondholder against any loss suffered by it as a result of any sum expressed to be payable by the Issuer under this Trust Deed or the Bonds not being paid on the date and otherwise in the manner specified in this Trust Deed or any payment obligation of the Issuer under this Trust Deed or the Bonds being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to the Trustee or any Bondholder), the amount of that loss being the amount expressed to be payable by the Issuer in respect of the relevant sum.

4                                         Form of the Bonds; Issue of the Bonds

4.1.                            The Global Bonds

On issue of the Bonds, the Regulation S Global Bond and the Rule 144A Global Bond will be issued representing the aggregate principal amount of the Bonds and the Issuer (failing whom the Guarantor) shall procure that the appropriate entries be made in the register of Bondholders by the Registrar to reflect the issue of such Bonds. The Regulation S Global Bond will be issued in the name of a common depositary for Euroclear and Clearstream, Luxembourg or its nominee and the Rule 144A Global Bond will be issued in the name of Cede & Co. or another nominee of DTC. The issue of Global Bonds in names other than those of the common depositary or its nominee or Cede &

Co. or another nominee of the DTC, as the case may be, is restricted as provided in each Global Bond.

4.2.                            Definitive Bonds

Definitive Bonds in registered form in authorised denominations, if issued, will be delivered upon exchange of the Global Bonds as provided therein. Such Bonds may be printed or typed and need not be security printed unless otherwise required by applicable stock exchange requirements.

4.3.                            Form

Definitive Bonds and Global Bonds will be in or substantially in the respective forms set out in Schedules 1 and 2. Definitive Bonds will be endorsed with the Conditions. Unless otherwise determined by the Issuer, Definitive Bonds issued in exchange for interests in the Rule 144A Global Bond will bear the Rule 144A Legend and Definitive Bonds issued in exchange for interests in the Regulation S Global Bond during the Distribution Compliance Period will bear the Regulation S Legend.

4.4.                            Signature

The Global Bonds will be signed manually or in facsimile by one or more authorised directors or officers of the Issuer duly authorised for the purpose or manually by any duly authorised attorney of the Issuer and in any case will be authenticated manually by or on behalf of the Registrar. Definitive Bonds (if issued) will be signed manually or in facsimile by one or more authorised directors or duly authorised officers of the Issuer and in any case will be authenticated manually by or on behalf of the Registrar. The Issuer may use the facsimile signature of any person who at the date of this Trust Deed is an authorised director of the Issuer even if at the time of issue of any Bond (including the Global Bonds) he no longer holds such office. Bonds (including the Global Bonds) so executed and authenticated will be binding and valid obligations of the Issuer.

5                                         Stamp Duties and Taxes

5.1.                            Stamp Duties etc.

The Issuer (failing whom the Guarantor) will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable in respect of the creation, issue and offering of the Bonds, and the execution or delivery of this Trust Deed. The Issuer (failing whom the Guarantor) will also indemnify the Trustee and the Bondholders from and against all stamp, issue, registration, documentary or other taxes paid by any of them in any jurisdiction in relation to which the liability to pay arises directly as a result of any action taken by or on behalf of the Trustee or, as the case may be, (where entitled under Condition 15 to do so) the Bondholders to enforce the obligations of the Issuer and the Guarantor under this Trust Deed, the Paying, Transfer and Conversion Agency Agreement or the Bonds.

5.2.                            Change of Taxing Jurisdiction

If the Issuer or the Guarantor, as the case may be, becomes subject generally to the taxing jurisdiction of a territory or a taxing authority of or in that territory with power to tax other than or in addition to the Isle of Man or the Republic of South Africa or any such authority of or in such territory then the Issuer or the Guarantor, as the case may be, will (unless the Trustee otherwise agrees) give the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 9 with the substitution for, or (as the case may require) the addition to, the references in that Condition to the Isle of Man or the Republic of South Africa, as the case may be, of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer or the Guarantor, as the case may be, has become so subject. In such event, references in this Trust Deed and the Bonds to the Isle of Man or the Republic of South Africa will be read accordingly (including, for the avoidance of doubt, Condition 7(c)).

6                                         Further Issues

6.1.                            Liberty to Create

The Issuer may from time to time without the consent of the Bondholders create and issue Further Bonds having the same terms and conditions in all respects as the Bonds (or in all respects except for the first payment of interest on them) and so that such Further Bonds shall be consolidated and form a single series with the Bonds or any Further Bonds. Any Further Bonds that form a single series with the Bonds will be issued with no more than a de minimis amount of original issue discount, or as part of a qualified re-opening (as defined in U.S. Treasury Regulation Section 1.1275-2(k)(3)), in each case for U.S. federal income tax purposes.

6.2.                            Means of Constitution

Any Further Bonds created and issued pursuant to the provisions of Clause 6.1 above shall be constituted by deed supplemental to this Trust Deed. The Issuer and the Guarantor shall prior to the issue of any Further Bonds to be so constituted execute and deliver to the Trustee a deed supplemental to this Trust Deed (if applicable duly stamped) and containing covenants by the Issuer and the Guarantor in the form mutatis mutandis of Clause 2 or, as the case may be, Clause 3 of this Trust Deed in relation to the principal amount and interest in respect of such Further Bonds and such other provisions (corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require.

6.3.                            Noting of Supplemental Deeds

A memorandum of every such supplemental deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer and the Guarantor on the duplicate(s) of this Trust Deed.

6.4.                            Notice of Further Issues

Whenever it is proposed to create and issue any Further Bonds, the Issuer shall give to the Trustee not less than seven days’ notice in writing of its intention to do so, stating the amount of Further Bonds proposed to be created or issued.

7                                         Application of Moneys received by the Trustee

7.1.                            Declaration of Trust

All moneys received by the Trustee in respect of the Bonds or amounts payable under this Trust Deed will, regardless of any appropriation of all or part of them by the Issuer or the Guarantor, as the case may be, be held by the Trustee (subject to the provisions of Clause 3.5 and Clause 7.2) upon trust to apply them:

7.1.1                     first, in payment of all costs, charges, expenses and liabilities properly incurred by the Trustee (including remuneration payable to the Trustee) in carrying out its functions under this Trust Deed;

7.1.2                     secondly, in payment of any amounts owing in respect of the Bonds pari passu and rateably; and

7.1.3                     thirdly, in payment of the balance (if any) to the Issuer for itself, or if any moneys were received from the Guarantor and to the extent of such moneys, to the Guarantor.

Without prejudice to this Clause 7.1, if the Trustee holds any moneys which represent principal or interest or other sums in respect of Bonds which have become void or in respect of which claims have become prescribed under Condition 12, the Trustee will hold such moneys upon the trusts set out in Clause 7.1.1 and 7.1.3.

7.2.                            Accumulation

If the amount of the moneys at any time available for payment in respect of the Bonds under Clause 7.1 is less than 10 per cent. of the principal amount of the Bonds then outstanding, the Trustee may, at its discretion, invest such moneys. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under the control of the Trustee and available for such payment, amount to at least 10 per cent. of the principal amount of the Bonds then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in Clause 7.1.

7.3.                            Investment

Any moneys held by the Trustee may be invested in the name or under the control of the Trustee in any investments or other assets in any part of the world whether or not they produce income or placed on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may, in its absolute discretion, think fit. If that bank is the Trustee or an associated company of the Trustee it shall not be liable to account for interest at a rate greater than that payable by it to a standard customer on a deposit of the type made. The Trustee may at any time vary or transpose any such investments for or into other such investments or convert any moneys so deposited into any other currency, and will not be responsible for any loss occasioned thereby, whether by depreciation in value, fluctuation in exchange rates or otherwise.

8                                         Covenant to Comply with Provisions

Each of the Issuer and the Guarantor hereby covenants with the Trustee that it will comply with and perform and observe all the provisions of this Trust Deed which are expressed to be binding on it. The Conditions shall be binding on each of the Issuer, the Guarantor and the Bondholders. The Trustee shall be entitled to enforce the obligations of each of the Issuer and the Guarantor under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Bonds. The provisions contained in Schedule 3 shall have effect in the same manner as if herein set forth.

9                                         Conversion

9.1.                            Conversion Right

Subject to the right of the Issuer to make an Alternative Settlement Election (subject to and as provided in Condition 6(m)) and otherwise as provided in the Conditions, the holder of each Bond will have the right (the “Conversion Right”) to convert each U.S.$100,000 principal amount thereof into ADSs, at any time (subject to any applicable fiscal or other laws or regulations and as provided in the Conditions) during the Conversion Period.

9.2.                            Guarantee in respect of Conversion Rights

The Guarantor hereby undertakes to procure the delivery of ADSs upon conversion of the Bonds as required by the Conditions.

9.3.                            Adjustment to the Conversion Price

The Guarantor hereby undertakes to, and covenants with the Trustee that, so long as any of the Bonds remains outstanding, it will whenever the Conversion Price falls to be adjusted pursuant to the Conditions:

9.3.1                     as soon as practicable deliver to the Trustee a certificate signed by two directors of the Guarantor (which the Trustee shall be entitled to accept without further enquiry as sufficient evidence of the correctness of the matters therein referred to) setting forth brief particulars of the event giving rise to the adjustment, the adjusted Conversion Price, the date on which the adjustment takes effect and such other particulars and information as the Trustee may reasonably require; and

9.3.2                     within 14 days thereafter give notice to the Bondholders in accordance with Condition 17 of the adjustment to the Conversion Price.

9.4.                            Notice of Adjustment to the Conversion Price

Simultaneously with the announcement of any event which will require the Conversion Price to be adjusted pursuant to the Conditions the Guarantor will give notice thereof to the Bondholders in accordance with Condition 17 advising them of the date on which the relevant adjustment of the Conversion Price is likely to become effective.

9.5.                            Alternative Settlement Election

lf, on exercise of Conversion Rights by a Bondholder, the Issuer makes an Alternative Settlement Election, the Issuer shall give notice thereof to the relevant Bondholder as required by the Conditions.

10                                  Covenants

So long as any Bond is outstanding, each of the Issuer (other than in respect of Clauses 10.5 and 10.14) and the Guarantor will and the Guarantor shall procure that the Issuer will (other than in respect of Clauses 10.5 and 10.14):

10.1.                     Books of Account

keep, and procure that each of its Material Subsidiaries keeps, proper books of account and, at any time after the occurrence of an Event of Default or a Potential Event of Default or if the Trustee reasonably believes that any such event has occurred, so far as permitted by applicable law, allow, and procure that each of its Material Subsidiaries will allow, the Trustee and anyone appointed by it to whom the Issuer and/or the Guarantor and/or the relevant Material Subsidiary has no reasonable objection, access to the books of account of the Issuer, the Guarantor and/or the relevant Material Subsidiary, respectively, at all times during normal business hours;

10.2.                     Notice of Events of Default; Relevant Event

notify the Trustee in writing immediately upon becoming aware of the occurrence of any Event of Default or Relevant Event or Potential Event of Default or breach of any undertaking under Condition 11 or of any proposed redemption pursuant to Condition 7(b);

10.3.                     Information

so far as permitted by applicable law, give to the Trustee such information as it reasonably requires for the performance and discharge of its functions;

10.4.                     Financial Statements etc.

send to the Trustee at the time of their issue and in the case of annual financial statements in any event within 180 days of the end of each financial year, three copies in English of every balance sheet, profit and loss account, and if the Trustee so requests and within 14 days of any such request any report or other notice, statement or circular issued, or that legally or contractually should be issued, to the members or creditors (or any class of them) of the Issuer and the Guarantor generally in their capacity as such, and in the case of the Guarantor, drawn up in accordance with the rules of the relevant stock exchange on which it has its primary listing;

10.5.                     Certificate of Directors

send to the Trustee, within 30 days after the Guarantor’s annual audited consolidated balance sheet and profit and loss account being made available to its members, and also within ten days after any request by the Trustee a certificate of each of the Issuer and the Guarantor signed by any two of their directors on behalf of each of the Issuer and the Guarantor to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer or the Guarantor, as the case may be, as at a date (the “Certification Date”) being not more than five days before the date of the certificate, no Event of Default or Potential Event of Default or other breach of this Trust Deed has occurred since the date of this Trust Deed or the Certification Date of the last such certificate (if any) or, if such an event has occurred, giving details of it;

10.6.                     Notices to Bondholders

send to the Trustee not less than three days before the date of publication, for the Trustee’s approval, a copy of the form of each notice to the Bondholders to be published in accordance with Condition 17 and upon publication two copies of each notice so published (such approval not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom of any such notice which is an invitation or inducement to engage in investment activity);

10.7.                     Further Acts

so far as permitted by applicable law, do all such further things as may be necessary in the opinion of the Trustee to give effect to this Trust Deed;

10.8.                     Notice of Late Payment

forthwith upon request by the Trustee give notice to the Bondholders of any unconditional payment to the Principal Paying, Transfer and Conversion Agent or the Trustee of any sum due in respect of the Bonds made after the due date for such payment;

10.9.                     Listing

use all reasonable endeavours to maintain the listing of the Bonds on the SGX-ST. lf, however, it is unable to do so, having used such endeavours, or if the Trustee agrees that the maintenance of such listing or admission to trading is unduly onerous and the

Trustee is satisfied that the interests of the Bondholders would not be thereby materially prejudiced, the Issuer and the Guarantor will instead use all reasonable endeavours to obtain and maintain a listing of the Bonds and/or admission to trading of the Bonds, on such other stock exchange as they may (with the written approval of the Trustee, such approval not to be unreasonably withheld or delayed) decide;

10.10.              Change in Agents

give not less than 14 days’ prior notice to the Bondholders of any future appointment or any resignation or removal of any Agent or of any change by any Agent of its specified office and not make any such appointment or removal without the written approval of the Trustee;

10.11.              Bonds held by the Issuer etc.

send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the Issuer or the Guarantor signed by any two of its directors on behalf of the Issuer or the Guarantor setting out the total number of Bonds which, at the date of such certificate, were held by or on behalf of the Issuer or the Guarantor or any Subsidiary of the Guarantor and which had not been cancelled;

10.12.              Register

deliver or procure the delivery to the Trustee of an up-to-date copy of the Register in respect of the Bonds, certified as being a true, accurate and complete copy, at such times as the Trustee may require;

10.13.              Material Subsidiaries

give to the Trustee at the same time as sending the certificate as referred to in Clause 10.5 or within ten days of a request by the Trustee, a report addressed to the Trustee by the Guarantor listing those Subsidiaries of the Guarantor which as at the last day of the last financial year of the Guarantor or as at the date specified in such request were Material Subsidiaries; and

10.14.              Rule 144A(d)(4)

for so long as any of the Bonds or the ADSs to be issued upon conversion of the bonds are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Guarantor will, during any period in which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from the reporting requirements of the Exchange Act pursuant to Rule 12g3-2(b) thereunder, provide to the holder or beneficial owner of such restricted securities or to any prospective purchaser of such restricted securities designated by such holder or beneficial owner, in each case upon the request of such holder, beneficial owner or prospective purchaser, the information required to be provided by Rule 144A(d)(4) under the Securities Act.

11                                  Remuneration and Indemnification of the Trustee

11.1.                    Normal Remuneration

So long as any Bond is outstanding, the Issuer, failing whom the Guarantor, will pay to the Trustee by way of remuneration for its services as trustee such sum as may from time to time be agreed between them. Such remuneration will accrue from day to day from the date of this Trust Deed and shall be payable on such dates as may be agreed between the Issuer, the Guarantor, and the Trustee. However, if any payment to a Bondholder of the moneys due in respect of any Bond is improperly withheld or refused, such remuneration will continue to accrue as from the date of such withholding or refusal until payment to such Bondholder is duly made.

11.2.                     Extra Remuneration

At any time after the occurrence of an Event of Default or a Potential Event of Default, the Issuer hereby agrees that the Trustee should be entitled to be paid additional remuneration calculated at its normal hourly rates in force from time to time. In any other case, if the Trustee finds it expedient in the interests of Bondholders or necessary, or is requested by the Issuer, to undertake duties which the Trustee considers to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the Issuer, failing whom the Guarantor, will pay such additional remuneration as may be agreed between them (and which may be calculated by reference to the Trustee’s normal hourly rates in force from time to time) or, failing agreement as to any of the matters in this Clause (or as to such sums referred to in Clause 11.1), as determined by an independent investment bank or securities firm of international repute in London or person (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer and the Guarantor or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales, the expenses involved in such selection and approval and the fee of such independent investment bank or securities firm or person being borne by the Issuer. The determination of such independent investment bank or securities firm or person will, in the absence of manifest error, be conclusive and binding on the Issuer, the Guarantor, the Trustee and the Bondholders.

11.3.                     Expenses

The Issuer or, failing whom, the Guarantor will also pay or discharge all costs, charges, liabilities and expenses properly incurred by the Trustee in relation to the preparation and execution of this Trust Deed and the carrying out of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any capital, stamp, registration, documentary or other taxes or duties properly paid by the Trustee in connection with any legal proceedings brought or contemplated by the Trustee against the Issuer or the Guarantor for enforcing any obligation under this Trust Deed, the Paying, Transfer and Conversion Agency Agreement, or the Bonds.

11.4.                     Payment of Expenses

All such costs, charges, liabilities and expenses incurred and payments made by the Trustee will be payable or reimbursable by the Issuer, failing whom the Guarantor within 14 days of demand by the Trustee and:

11.4.1              in the case of payments made by the Trustee prior to such demand will (if not paid within seven days of such demand) carry interest from the date on which the demand is made at the rate of two per cent. per annum over the base rate of National Westminster Bank PLC on the date on which such payments were made by the Trustee and

11.4.2              in all other cases will carry interest at such rate from 30 days after the date on which the demand is made or (where the demand properly specifies that payment is to be made on an earlier date) from such earlier date.

11.5.                     Indemnity

The Issuer and the Guarantor will, jointly and severally, indemnify the Trustee in respect of all liabilities and expenses paid or properly incurred by it in the fulfilment of its obligations under this Trust Deed or by anyone appointed by it or to whom any of its functions may be delegated by it in the carrying out of its functions in the fulfilment of its obligations under this Trust Deed and against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which any of them may incur or which may be made against any of them arising out of or in relation to or in connection with, its appointment or the exercise of its functions.

11.6.                     Provisions Continuing

The provisions of Clauses 11.3, 11.4 and 11.5 shall survive the satisfaction and discharge of the terms of this Trust Deed and will continue in full force and effect in relation to the Trustee even if it may have ceased to be Trustee in relation to claims which arose during the period of its appointment as Trustee.

12                                  Provisions Supplemental to The Trustee Act 1925 and the Trustee Act 2000

By way of supplement to the Trustee Act 1925 and the Trustee Act 2000 it is expressly declared as follows:

12.1.                     Advice

The Trustee may act on the opinion or advice of, or information obtained from, any expert or a certificate or report or confirmation of the Auditors or of any accountants, financial advisers, investment bank, lawyer or expert in each case whether or not addressed to the Trustee and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise, and will not be responsible to anyone for any loss occasioned by so acting. Any such opinion, advice, certificate, report or information may be sent or obtained by letter, telex or facsimile transmission and the Trustee will not be liable to anyone for acting in good faith on any opinion, advice, certificate, report or information purporting to be conveyed by such means even if it contains some error or is not authentic. The Trustee shall be obliged to accept and be entitled to rely on any such report, confirmation or certificate where the Issuer or the Guarantor procures delivery of the same pursuant to its obligation to do so under a condition hereof and such report, confirmation or certificate shall be conclusive and binding on the Issuer, the Guarantor, the Trustee and the Bondholders in the absence of manifest or proven error.

12.2.                     Trustee to Assume Due Performance

The Trustee need not notify anyone of the execution of this Trust Deed or do anything to ascertain whether any Event of Default or Potential Event of Default or Relevant Event has occurred and, until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that the Issuer and the Guarantor are performing all their obligations under this Trust Deed and the Bonds.

12.3.                     Resolutions of Bondholders

The Trustee will not be responsible for having acted in good faith upon a resolution purporting to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed even though it may later be found that there was a defect in the constitution of such meeting or the passing of such resolution or that such resolution was not valid or binding upon the Bondholders.

12.4.                     Certificate Signed by Directors

The Trustee may call for and may accept as sufficient evidence of any fact or matter or of the expediency of any act a certificate of the Issuer or the Guarantor signed by any two directors of the Issuer or the Guarantor on behalf of the Issuer or the Guarantor to any fact or matter upon which the Trustee may, in the exercise of any of its functions, require to be satisfied or to have information to the effect that, in the opinion of the person or persons so certifying, any particular act is expedient and the Trustee need not call for further evidence and will not be responsible for any loss that may be occasioned by acting on any such certificate.

12.5.                     Deposit of Documents

The Trustee may deposit this Trust Deed and any other documents in any part of the world with any banker or banking company believed by it to be of good repute or entity whose business includes undertaking the safe custody of documents or with any lawyer or firm of lawyers believed by it to be of good repute and may pay all sums to be paid on account of or in respect of any such deposit provided that, unless in the opinion of the Trustee it is required in connection with the enforcement of any obligation of the Issuer or the Guarantor under this Trust Deed, the Paying, Transfer and Conversion Agency Agreement or the Bonds or otherwise in connection with the performance of the duties of the Trustee hereunder or thereunder or unless it comprises the holding or placing of such documents in the United Kingdom, the Trustee may not take any such action if a liability to stamp duty or other duties or taxes would thereby arise.

12.6.                     Custodians/Nominees

The Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trusts constituted by this Trust Deed as the Trustee may determine, including for the purposes of depositing with a custodian this Trust Deed or any document relating to the trusts constituted by this Trust Deed; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer.

12.7.                     Discretion of Trustee

Save as expressly provided in this Trust Deed, the Trustee will have absolute and uncontrolled discretion as to the exercise of its functions hereby vested in the Trustee and will not be responsible for the exercise or non-exercise thereof nor for any loss, liability, cost, claim, action, demand, expenses or inconvenience which may result from their exercise or non-exercise, but, whenever the Trustee is under the provisions of this Trust Deed or the Bonds bound to act at the request or direction of the Bondholders, the Trustee shall nevertheless not be so bound unless first indemnified and/or secured and/or prefunded to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing.

12.8.                     Agents

Whenever it considers it expedient in the interests of the Bondholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).

12.9.                     Delegation

Whenever it considers it expedient in the interests of the Bondholders, the Trustee may delegate to any person and on any terms (including power to sub-delegate) all or any of its functions provided that the Trustee may not delegate the right to determine whether an Event of Default or Potential Event of Default has occurred unless prior to such delegation the Trustee provides to the Issuer and the Guarantor confirmation in writing that the Trustee has been advised by its legal advisers that it should delegate that right (with or without any other rights, trusts, powers, authorities and discretions) to another person or fluctuating body of persons because of a conflict of interest or possible conflict of interest and/or other similar circumstances which the Trustee might face, or be subjected to, as the trustee of this Trust Deed if it were not to delegate that right.

12.10.              Forged Bonds

The Trustee will not be liable to the Issuer, the Guarantor or any Bondholder by reason of having accepted as valid or not having rejected any Bond purporting to be such and later found to be forged or not authentic.

12.11.              Confidentiality

Unless ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Bondholder any confidential financial or other information made available to the Trustee by the Issuer or the Guarantor and no Bondholder shall be entitled to take any action to obtain from the Trustee any such information.

12.12.              Determinations Conclusive

The Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Every such determination, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive in the absence of manifest error and shall bind the Issuer, the Guarantor, the Trustee and the Bondholders.

12.13.              Currency Conversion

Where it is necessary or desirable for any purpose in connection with the terms of this Trust Deed or the Conditions to convert any sum from one currency to another, it will (unless otherwise provided herein or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer, the Guarantor and the Bondholders.

12.14.              Events of Default

The Trustee may determine whether or not an Event of Default or a Potential Event of Default is in its opinion capable of remedy and/or whether or not any event is in its opinion materially prejudicial to the interests of the Bondholders. Any such determination will be conclusive and binding upon the Issuer, the Guarantor and the Bondholders.

12.15.              Payment for and Delivery of Bonds

The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds, the exchange of the interests between the Bonds represented by Global Bonds or the delivery of definitive registered Bonds to the persons entitled to them.

12.16.              Bonds held by the Guarantor etc.

In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the Issuer or the Guarantor under Clause 10.11) that no Bonds are for the time being held by or on behalf of any of the Issuer, the Guarantor, or any Subsidiary of the Guarantor.

12.17.              Interests of Bondholders

In connection with the exercise of its powers, trusts, authorities or discretions (including, but not limited to, those in relation to any proposed modification, waiver or authorisation of any breach or proposed breach of any of the Conditions or any of the provisions of this Trust Deed or any proposed substitution in accordance with Clause 16.2 or any determination made pursuant to Clause 16.2), the Trustee shall have regard to the interests of the Bondholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not have regard to the consequences of such exercise for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or otherwise to the tax consequences thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim from the Issuer, the Guarantor, or the Trustee, any indemnification or payment of any tax arising in consequence of any such exercise upon individual Bondholders.

12.18.              No Responsibility for Share Value

The Trustee shall not at any time be under any duty or responsibility to any Bondholder to determine whether any facts exist which may require any adjustment of the Conversion Price or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or in this Trust Deed provided to be employed, in making the same. The Trustee shall not at any time be under any duty or responsibility in respect of the validity or value (or the kind or amount) of Shares or ADSs or of any other securities, property or cash, which may at any time be made available or delivered upon the conversion of any Bond; and it makes no representation with respect thereto. The Trustee shall not be responsible for any failure of the Issuer or the Guarantor to make available or deliver any Shares, ADSs or share certificates or other securities or property or make any payment upon the exercise of the Conversion Right in respect of any Bond or of the Issuer or the Guarantor to comply with any of the covenants contained in this Trust Deed.

12.19.              Enforcement of Rights

The Trustee need not take any such action or proceedings as referred to in Condition 15 unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Bondholders holding at least one quarter in principal amount of the Bonds then outstanding and (b) it shall have been indemnified and/or secured and/or prefunded to its satisfaction.

12.20.              Breach of Undertakings

The Trustee assumes no responsibility for ascertaining whether or not (i) a breach of any of the undertakings in Condition 11 shall have occurred or (ii) any such breach shall have been rectified or (iii) any adjustment falls to be made to the Conversion Price as a result thereof. Unless and until the Trustee has actual knowledge of any of the above events it shall be entitled to assume that no such event has occurred. The Trustee shall not be liable for any loss arising from any determination or calculation made pursuant to the Conditions or from any failure or delay in making any such determination or calculation.

12.21.              Responsibility for Agents etc.

If the Trustee exercises reasonable care in selecting any custodian, agent, delegate or nominee appointed under this clause (an “Appointee”), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s misconduct or default or misconduct or default of any substitute appointed by the Appointee.

12.22.              Incurrence of Financial Liability

Nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any power, rights, authority or discretion hereunder if it has grounds for believing the repayment of the funds or adequate indemnity against such risk or liability is not reasonably assured to it.

12.23.              Independent Investment Bank

The Trustee has no responsibility for the accuracy or otherwise of any determination made by an investment bank pursuant to the Conditions.

12.24.              Reliance on Certification of Clearing System

The Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof and shall not be liable to the Issuer, the Guarantor or any Bondholder by reason only of either having accepted as valid or not having rejected any certificate or other document issued by any clearing system as to the nominal amount of the Bonds beneficially owned by any person or any other matter (and any such certificate or other document so accepted by the Trustee shall, in the absence of manifest error, be conclusive and binding for all purposes) and any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system in accordance with its usual procedures and in which the holder of a particular nominal amount of the Bonds is clearly identified together with the amount of such holding.

12.25.              Legal Opinions

The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Bonds or for checking or commenting upon the content of any such legal opinion.

12.26.              Trustee not Responsible

The Trustee shall not be responsible for the legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto or any licence, consent or other authority for the legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto. In addition the Trustee shall not be responsible for the effect of the exercise of any of its powers, duties and discretions hereunder.

12.27.              Right to Deduct or Withhold

Notwithstanding anything contained in this Trust Deed, to the extent required by any applicable law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than the remuneration herein specified) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Trust Deed.

12.28.              Lists of Material Subsidiaries and Certificates relating to Material Subsidiaries

A list or certificate of the Guarantor provided to the Trustee under Clause 10.13 in relation to any Material Subsidiary shall be conclusive and binding on the Trustee and the Bondholders, and the Trustee shall be entitled to rely on such list and/or certificate absolutely without further investigation.

12.29.              Expert Reports

Any certificate or report of the Auditors of the Issuer or the Guarantor or any other expert or other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of these presents may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee and/or the Auditors or any other expert or person in connection therewith contains a monetary limit or other limit on the liability of the Auditors or such other expert or other person in respect thereof.

12.30.              Responsibility for Statements etc.

The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, or any other agreement or document relating to the transactions contemplated in this Trust Deed or under such other agreement or document.

12.31.              Not bound to act

The Trustee shall not be bound to take any action in connection with this Trust Deed or any obligations arising hereunder, including without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not reasonably satisfied that the Issuer and/or the Guarantor will be able to indemnify and/or secure and/or prefund it against all liabilities which may be incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so to indemnify and/or secure and/or prefund it and on such demand being made the Issuer (failing whom, the Guarantor) shall be obliged to make payment of all such sums in full.

13                                 Trustee liable for negligence

Section 1 of the Trustee Act 2000 shall not apply to any action of the Trustee provided that nothing in this Trust Deed shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of this Trust Deed relieve or indemnify it from or against any liability which by virtue of any rule of law would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it or its officers and employees may be guilty in relation to its duties under this Trust Deed.

Where there are any inconsistencies between the Trustee Act 1925, the Trustee Act 2000 and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

14                                  Waiver and Proof of Default

14.1.                     Waiver

The Trustee may, without the consent of the Bondholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Bondholders will not be materially prejudiced thereby, waive or authorise, on such terms and conditions as seem expedient to it, any breach, continuing breach or proposed breach by the Issuer or the Guarantor of any of the provisions of this Trust Deed or the Bonds or determine that any Event of Default or Potential Event of Default will not be treated as such for the purposes of this Trust Deed provided that the Trustee will not do so in contravention of any express direction given by an Extraordinary Resolution but so that no such direction will affect any previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Bondholders and, if the Trustee so requires, will be notified to the Bondholders as soon as practicable.

14.2.                     Proof of Default

If it is proved that as regards any specified Bond the Issuer or the Guarantor has made default in paying any sum due to the relevant Bondholder such proof will (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Bonds which are then payable.

15                                  Trustee not precluded from entering into Contracts

Neither the Trustee nor any director or officer of a corporation acting as a Trustee, whether acting for itself or in any other capacity, will be precluded from becoming the owner of, or acquiring any interest in, or holding, or disposing of, any Bonds or any Shares or ADSs or securities of the Issuer or the Guarantor or any of their respective subsidiary, holding or associated companies with the same rights as it would have had if the Trustee were not the Trustee or from entering into or being interested in any contracts or transactions with the Issuer or the Guarantor or any of their respective subsidiary, holding or associated companies or from acting on, or as depositary or agent for, any committee or body of holders of any securities of the Issuer or the Guarantor or any of their respective subsidiary, holding or associated companies and will not be liable to account for any profit resulting therefrom.

16                                  Modification and Substitution

16.1.                     Modification

The Trustee may agree with the Issuer and/or the Guarantor in making, without the consent of the Bondholders, (i) any modification of any of the provisions of the Trust

Deed, any trust deed supplemental to the Trust Deed, the Paying, Transfer and Conversion Agency Agreement, any agreement supplemental to the Paying, Transfer and Conversion Agency Agreement, the Bonds or the Conditions which in the Trustee’s opinion is of a formal, minor or technical nature or is made to correct a manifest or (in the opinion of the Trustee) proven error or to comply with mandatory provisions of law, and (ii) any other modification to the Trust Deed, any trust deed supplemental to the Trust Deed, the Paying, Transfer and Conversion Agency Agreement, any agreement supplemental to the Paying, Transfer and Conversion Agency Agreement, the Bonds or the Conditions, and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Paying, Transfer and Conversion Agency Agreement, any agreement supplemental to the Paying, Transfer and Conversion Agency Agreement, the Bonds or the Conditions which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders. Such power does not extend to any such modification as is mentioned in the proviso to paragraph 19 of Schedule 3. Any such modification, authorisation or waiver shall be binding on the Bondholders and, if the Trustee so requires, such modification shall be notified to the Bondholders promptly in accordance with Condition 17.

16.2.                     Substitution

16.2.1              The Trustee (if it is satisfied that to do so would not be materially prejudicial to the interests of Bondholders) may, without the consent of the Bondholders, agree with the Issuer to the substitution in place of the Issuer (or any previous substitute under this paragraph) as the principal debtor under the Bonds and the Trust Deed of any Subsidiary of the Guarantor or (in the case of a Newco Scheme) of Newco (the “Substituted Obligor”), provided that:

(i)                                     a deed is executed or undertaking given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by this Trust Deed and the Bonds (with consequential amendments as the Trustee may deem appropriate) as if the Substituted Obligor had been named in this Trust Deed and the Bonds as the principal debtor in place of the Issuer;

(ii)                                  if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally, the Substituted Obligor is in a position to fulfil all payment obligations arising from or in connection with this Trust Deed and the Bonds, as applicable, without the necessity for any taxes or duties to be withheld at source in amounts which exceed, in respect of any Bondholder, the amount of any withholding or deduction which would have been required to have been made had the Issuer remained principal debtor under this Trust Deed;

(iii)                               (other than in the case of a Newco Scheme) an unconditional and irrevocable guarantee is given by the Guarantor on the basis as set out in Clause 3 and Condition 1 to the Trustee of the payment of all monies payable by the Substituted Obligor as such principal debtor;

(iv)                              if any two directors of the Substituted Obligor certify that it will be solvent immediately after such substitution, the Trustee need not have regard to the Substituted Obligor’s financial condition, profits or prospects or compare them with those of the Issuer;

(v)                                 the SGX-ST shall have confirmed to the Issuer that, after giving effect to such substitution, the Bonds shall continue to be listed on the SGX-ST;

(vi)                              the Bonds continue to be convertible (in whole or in part) into ADSs or, where the Substituted Obligor is a Newco, ordinary shares in such Newco as provided in the Conditions with such amendments as the Trustee shall consider appropriate;

(vii)                           the Issuer, the Guarantor and the Substituted Obligor comply with such other requirements as the Trustee may direct in the interests of the Bondholders; and

(viii)                        the Trustee may in the event of such substitution agree without the consent of the Bondholders to a change of law governing this Trust Deed and/or the Bonds and/or the Paying, Transfer and Conversion Agency Agreement provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Bondholders.

16.2.2              Release of Issuer and Substitute Obligor: Any such agreement by the Trustee pursuant to this Clause 16.2 will, if so expressed, operate to release the Issuer (or any such previous substitute) from any or all of its obligations under this Trust Deed and the Bonds. Not later than 14 days after the execution of any such documents and after compliance with such requirements, notice of the substitution will be given to the Bondholders.

16.2.3              Completion of Substitution: Upon the execution of such documents and compliance with such requirements, the Substituted Obligor will be deemed to be named in this Trust Deed and the Bonds as the principal debtor in place of the Issuer (or of any previous substitute under Clause 16.2) and this Trust Deed and the Bonds will be deemed to be modified in such manner as shall be necessary to give effect to the substitution. Any such substitution shall be binding on the Bondholders and shall be notified promptly to the Bondholders in accordance with Condition 17.

17                                  Appointment, Retirement and Removal of the Trustee

17.1.                     Appointment

The Issuer will have the power of appointing new trustees but no person will be so appointed unless previously approved by an Extraordinary Resolution of Bondholders. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Bondholders as soon as practicable.

17.2.                     Retirement and Removal

Any Trustee may retire at any time on giving not less than three months’ prior notice in writing to the Issuer and the Guarantor without giving any reason and without being responsible for any costs occasioned by such retirement and the Bondholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of any sole trustee or sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. If a sole trustee or sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal under this Clause, the Issuer or, failing whom, the Guarantor will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee, but if the Issuer and the Guarantor have failed to do so within three months of such notice being given or since the date of such Extraordinary Resolution, the Trustee may exercise the power of appointing a successor trustee.

17.3.                     Co-Trustees

The Trustee may, despite Clause 17.1, by notice in writing to the Issuer and the Guarantor appoint anyone to act as an additional Trustee jointly with the Trustee:

17.3.1              if the Trustee considers such appointment to be in the interests of the Bondholders;

17.3.2              for the purpose of conforming with any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed; or

17.3.3              for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against the Issuer or the Guarantor of either a judgment already obtained or any of the provisions of this Trust Deed.

Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by notice in writing to the Issuer, the Guarantor and such person remove any person so appointed. At the request of the Trustee, the Issuer and the Guarantor will do all things as may be required to perfect such appointment or removal and each of them irrevocably appoints the Trustee to be its attorney in its name and on its behalf to do so.

17.4.                     Competence of a Majority of Trustees

If there are more than two Trustees the majority of such Trustees will (provided such majority includes a trust corporation) be competent to carry out all or any of the Trustee’s functions.

18                                  Communications

Any communication shall be by letter delivered personally or facsimile transmission in the English language:

in the case of the Issuer, to it at:

1st Floor

Atlantic House

4-8 Circular Road

Douglas

Isle of Man

IM1 1AG

Fax no.:                 +44 1624 613 0874

Attention:              Emma Callister

in the case of the Guarantor, to it at:

76 Jeppe Street

Newtown

Johannesburg, 2001

(PO Box 62117,

Marshalltown, 2107)

South Africa

Fax no.:                 +27 11 637 6666

Attention:              Company Secretary

and in the case of the Trustee, to it at:

Fifth Floor

100 Wood Street

London EC2V 7EX

Fax no.:                 +44 207 606 0643

Attention:              The Manager, Commercial Trusts (Ref: T/C 107747)

Any such communication will take effect, in the case of delivery, at the time of delivery or, in the case of facsimile transmission, at the time of despatch.

19                                  Purchase or Redemption by the Guarantor of its own Shares

The Guarantor may exercise such rights as it may from time to time enjoy to purchase or redeem ADSs and its own shares (including Shares) without the consent of the Bondholders.

20                                  Governing Law and Jurisdiction

20.1.                     Governing Law

This Trust Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

20.2.                     Jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed and the Bonds and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed or the Bonds (“Proceedings”) may be brought in such courts. Each of the Issuer and the Guarantor irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is for the benefit of each of the Trustee and the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

20.3.                     Service of Process

Each of the Issuer and the Guarantor irrevocably appoints St. James’s Corporate Services Limited at 6, St. James’s Place, London SW1A 1NP to receive, for it and on its behalf, service of process in any Proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Issuer or the Guarantor, as the case may be). If for any reason such process agent ceases to be able to act as such or no longer has an address in England, each of the Issuer and the Guarantor irrevocably agrees to appoint a substitute process agent acceptable to the Trustee and shall immediately notify the Trustee of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law.

21                                  Counterparts

This Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any part to this Trust Deed or any Trust Deed supplemental hereto may enter into the same by executing and delivering a counterpart.

22                                  Contracts (Rights of Third Parties) Act 1999

Other than in respect of Clause 10.14, a person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed. The parties to this Trust Deed shall have the right to amend, vary or rescind any provision of this Trust Deed without the consent of any such third party.

In witness whereof this Trust Deed has been executed as a deed on the date stated at the beginning.

Schedule 1
Form of Definitive Bonds

On the front:

[CUSIP: G03791AA1](2)	[CUSIP: 03512QAA51](1)

[ISIN: XSO430548056](2)	[ISIN: US03512QAA58](1)

[COMMON CODE: 043054805](2)

[THE RULE 144A BONDS EVIDENCED HEREBY AND THE GUARANTEE IN RESPECT THEREOF, THE AMERICAN DEPOSITARY SHARES OF ANGLOGOLD ASHANTI LIMITED DELIVERABLE UPON CONVERSION OF THE RULE 144A BONDS EVIDENCED HEREBY AND THE SHARES UNDERLYING SUCH AMERICAN DEPOSITARY SHARES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT IS (A) A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) OR A PURCHASER THAT THE SELLER AND ANY PERSON ACTING ON THE SELLER’S BEHALF REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE PURCHASING FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, AND (B) AWARE THAT THE OFFER, SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) TO A PERSON OTHER THAN A U.S. PERSON (AS DEFINED IN REGULATION S), (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS RULE 144A BOND, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS AND THAT NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS RULE 144A BOND OR THE GUARANTEE IN RESPECT THEREOF, THE AMERICAN DEPOSITARY SHARES AND THE SHARES UNDERLYING SUCH AMERICAN DEPOSITARY SHARES.

THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE RULE 144A BONDS EVIDENCED HEREBY PURSUANT TO CLAUSE (3) ABOVE OR THE LATER OF (A) 22 MAY 2010 AND (B) THE DATE THAT IS TWELVE MONTHS AFTER THE LAST DATE ON WHICH THE GUARANTOR OR ANY OF ITS AFFILIATES WAS THE OWNER OF THE RULE 144A BONDS OR, IN EACH CASE, A SHORTER PERIOD AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT.](1)

[THE REGULATION S BONDS EVIDENCED HEREBY AND THE GUARANTEE IN RESPECT THEREOF, THE AMERICAN DEPOSITARY SHARES OF ANGLOGOLD ASHANTI LIMITED DELIVERABLE UPON CONVERSION OF THE REGULATION S BONDS EVIDENCED HEREBY

(1)  Include for Rule 144A Bond

(2)  Include for Regulation S Bond

AND THE SHARES UNDERLYING SUCH AMERICAN DEPOSITARY SHARES, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAW, AND PRIOR TO THE EXPIRATION OF 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF REGULATION S BONDS AND THE CLOSING DATE (THE “DISTRIBUTION COMPLIANCE PERIOD”) SUCH BONDS MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT IS (A) A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) OR A PURCHASER THAT THE SELLER AND ANY PERSON ACTING ON THE SELLER’S BEHALF REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE PURCHASING FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, AND (B) AWARE THAT THE OFFER, SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (IN WHICH CASE ADDITIONAL TRANSFER RESTRICTIONS MAY APPLY), (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT TO A PERSON OTHER THAN A U.S. PERSON (AS DEFINED IN REGULATION S), (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THE REGULATION S BONDS EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING AND FOLLOWING RESTRICTIONS.

THIS LEGEND WILL BE REMOVED UPON THE TRANSFER OF THE REGULATION S BONDS EVIDENCED HEREBY AFTER THE END OF DISTRIBUTION COMPLIANCE PERIOD, AFTER WHICH THE REGULATION S BONDS EVIDENCED HEREBY SHALL NO LONGER BE SUBJECT TO THE RESTRICTIONS PROVIDED IN THIS LEGEND, PROVIDED THAT AT SUCH TIME AND THEREAFTER, THE OFFER OR SALE OF REGULATION S BONDS EVIDENCED HEREBY WOULD NOT BE RESTRICTED UNDER ANY APPLICABLE SECURITIES LAWS OF THE UNITED STATES OR OF THE STATES OR TERRITORIES OF THE UNITED STATES.](2)

ANGLOGOLD ASHANTI HOLDINGS FINANCE PLC

(incorporated under the laws of the Isle of Man with registered number 002740V)

U.S.$ 732,500,000 3.50 per cent. Guaranteed Convertible Bonds due 2014 guaranteed by

ANGLOGOLD ASHANTI LIMITED

(incorporated and registered in the Republic of South Africa with registration number
1944/017354/06)

and convertible into American Depositary Shares representing Shares in

ANGLOGOLD ASHANTI LIMITED

The Bonds represented by this certificate form part of a series designated as specified in the title (the “Bonds”) of Anglogold Ashanti Holdings Finance plc (the “Issuer”). The Bonds are constituted by a trust deed dated 22 May 2009 (the “Trust Deed”) between the Issuer, Anglogold

Ashanti Limited (the “Guarantor”) and The Law Debenture Trust Corporation p.l.c. as Trustee (the “Trustee”). The Bonds are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the “Conditions”) endorsed hereon. Terms defined in the Trust Deed have the same meanings when used herein.

The Issuer hereby certifies that • of • is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of U.S.$• (• United States dollars). For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Bond is issued such amount or amounts as shall become due and payable from time to time in respect of such Bonds and otherwise to comply with the Conditions.

The Bonds represented by this certificate are convertible into American Depositary Shares representing fully paid Shares currently with a par value of ZAR 0.25 each of Anglogold Ashanti Limited subject to and in accordance with the Conditions and the Trust Deed.

[The statements set forth in the legend above are an integral part of the Bond or Bonds in respect of which this certificate is issued and by acceptance thereof each holder agrees to be subject to and bound by the terms and provisions set forth in such legend.](3)

This definitive registered Bond is evidence of entitlement only. Title to the Bonds passes only on due registration on the register of Bondholders and only the duly registered holder is entitled to payments in respect of this definitive registered Bond.

This definitive registered Bond shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This definitive registered Bond and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

Issued as of [•]

ANGLOGOLD ASHANTI HOLDINGS FINANCE PLC

By:

(3)  Delete if there is no Regulation S Legend or Rule 144A Legend.

Certificate of Authentication

Certified by or on behalf of the Registrar that the above-named holder is at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds

THE BANK OF NEW YORK MELLON

(as Registrar)

By:

Authorised Signatory

Dated:

On the back:

[The Terms and Conditions of the Bonds will be inserted]

FORM OF TRANSFER

For value received the undersigned hereby sell(s), assign(s) and transfer(s) to

...

...

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS

(INCLUDING POSTCODE OR EQUIVALENT) OF TRANSFEREE)

U.S.$[              ] principal amount of the Bonds represented by this certificate and all rights in respect thereof.

[NOTE: INSERT [A] FOR TRANSFERS OF BONDS BEARING THE RULE 144A LEGEND TO TRANSFEREES THAT TAKE DELIVERY OF BONDS NOT BEARING THE RULE 144A LEGEND. INSERT [B] FOR TRANSFERS OF BONDS NOT BEARING THE RULE 144A LEGEND TO TRANSFEREES THAT TAKE DELIVERY OF BONDS BEARING THE RULE 144A LEGEND PRIOR TO THE EXPIRY OF THE DISTRIBUTION COMPLIANCE PERIOD.]

[A] In connection with such request and in respect of such Bonds, the undersigned hereby certifies that (i) such transfer has been effected in accordance with the transfer restrictions set forth in the Bonds and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (ii) either:

(A)                               such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the U.S. Securities Act of 1933 (the “Securities Act”), and accordingly the undersigned hereby further certifies that:

1                                         the offer and sale of the Bonds was not made to a person in the United States or to or for the account or benefit of a U.S. person and such offer and sale was not targeted to an identifiable group of U.S. citizens abroad;

2                                         either

(a)                                 at the time the buy order was originated, the transferee was outside the United States or the undersigned and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(b)                                 the transaction was executed in, on or through the facilities of a designated offshore securities market (as defined in Regulation S) and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

3                                         no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

4                                         the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

5                                         if the undersigned is an officer or director of the Issuer or a distributor, who is an affiliate of the Issuer or distributor solely by holding such position, such sale is made in accordance with the applicable provisions of Rule 904(b)(2) of Regulation S; or

(B)                               the transfer has been effected pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder.

[B] In connection with such request and in respect of such Bonds, the undersigned hereby certifies that such transfer has been effected pursuant to and in accordance with Rule 144A under the Securities Act (“Rule 144A”) and, accordingly, the undersigned hereby further certifies that the beneficial interest in such Bonds is being transferred to a person that the undersigned reasonably believes is purchasing the Bonds for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person, and each such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with the transfer restrictions set forth in the Bonds and any applicable securities laws of any state of the United States or any other jurisdiction.

Dated

Signed	Certifying Signature

Notes:

(i)                                     The signature to this transfer must correspond with the name(s) as it/they appear(s) on the face of this Bond. In the case of joint holders, each of the joint holders named on the Register must sign this form of transfer.

(ii)                                  A representative of the Bondholder should state the capacity in which he signs e.g. executor.

(iii)                               The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(iv)                              This form of transfer must be accompanied by such documents, evidence or information as the Registrar may require.

(v)                                 Where the transferor is a corporation, this form of transfer shall be executed under its common seal or under the hand of two of its officers duly authorised in writing.

Schedule 2
Part I - Form of Regulation S Global Bond

THE REGULATION S BONDS EVIDENCED HEREBY AND THE GUARANTEE IN RESPECT THEREOF, THE AMERICAN DEPOSITARY SHARES OF ANGLOGOLD ASHANTI LIMITED DELIVERABLE UPON CONVERSION OF THE REGULATION S BONDS EVIDENCED HEREBY AND THE SHARES UNDERLYING SUCH AMERICAN DEPOSITARY SHARES, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAW, AND PRIOR TO THE EXPIRATION OF 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF REGULATION S BONDS AND THE CLOSING DATE (THE “DISTRIBUTION COMPLIANCE PERIOD”) SUCH BONDS MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT IS (A) A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) OR A PURCHASER THAT THE SELLER AND ANY PERSON ACTING ON THE SELLER’S BEHALF REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE PURCHASING FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER AND (B) AWARE THAT THE OFFER, SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (IN WHICH CASE ADDITIONAL TRANSFER RESTRICTIONS MAY APPLY), (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT TO A PERSON OTHER THAN A U.S. PERSON (AS DEFINED IN REGULATION S), (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THE REGULATION S BONDS EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING AND FOLLOWING RESTRICTIONS.

THIS LEGEND WILL BE REMOVED UPON THE TRANSFER OF THE REGULATION S BONDS EVIDENCED HEREBY AFTER THE END OF THE DISTRIBUTION COMPLIANCE PERIOD, AFTER WHICH THE REGULATION S BONDS EVIDENCED HEREBY SHALL NO LONGER BE SUBJECT TO THE RESTRICTIONS PROVIDED IN THIS LEGEND, PROVIDED THAT AT SUCH TIME AND THEREAFTER THE OFFER OR SALE OF REGULATION S BONDS EVIDENCED HEREBY WOULD NOT BE RESTRICTED UNDER ANY APPLICABLE SECURITIES LAWS OF THE UNITED STATES OR OF THE STATES OR TERRITORIES OF THE UNITED STATES.

CUSIP: G03791AA1

Common Code: 043054805	ISIN: XS0430548056

ANGLOGOLD ASHANTI HOLDINGS FINANCE PLC

(incorporated under the laws of the Isle of Man with registered number 002740V)

U.S.$ 732,500,000 3.50 per cent. Guaranteed Convertible Bonds due 2014 guaranteed by

ANGLOGOLD ASHANTI LIMITED

(incorporated and registered in the Republic of South Africa with registration number
1944/017354/06)

and convertible Into American Depositary Shares representing Shares in

ANGLOGOLD ASHANTI LIMITED

The Bonds in respect of which this Global Bond is issued form part of the series designated as specified in the title (the “Bonds”) of Anglogold Ashanti Holdings Finance plc (the “Issuer”).

The Issuer hereby certifies that The Bank of New York Depository (Nominees) Limited is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of

U.S.$498,200,000

(Four hundred and ninety eight million two hundred thousand United States dollars)

or such other amount as is shown on the register of Bondholders as being represented by this Regulation S Global Bond and is duly endorsed (for information purposes only) in the third column of Schedule A to this Regulation S Global Bond. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Regulation S Global Bond is issued, such amount or amounts as shall become due and payable from time to time in respect of such Bonds and otherwise to comply with the Conditions referred to below.

The Bonds are constituted by a Trust Deed dated 22 May 2009 (the “Trust Deed”) between the Issuer, Anglogold Ashanti Limited (the “Guarantor”) and The Law Debenture Trust Corporation p.l.c. as trustee (the “Trustee”) and are subject to the Trust Deed and the terms and conditions (the “Conditions”) set out in Schedule 4 to the Trust Deed, as modified by the provisions of this Regulation S Global Bond. Terms defined in the Trust Deed have the same meaning when used herein.

This Regulation S Global Bond is evidence of entitlement only.

Title to the Bonds passes only on due registration of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Regulation S Global Bond is issued.

Exchange

Owners of beneficial interests in the Bonds in respect of which this Regulation S Global Bond is issued will be entitled to have title to the Bonds registered in their names and to receive individual definitive registered Bonds if (1) either Euroclear or Clearstream, Luxembourg (or any other clearing system as shall have been designated by the Issuer and approved by the Trustee on behalf of which the Bonds evidenced by this Regulation S Global Bond may be held) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so or (2) there shall have occurred and be continuing an Event of Default or (3) instructions have been given for the transfer of an interest in the Bonds evidenced by this Regulation S Global Bond to a person who would otherwise take delivery thereof in the form of an interest in the Bonds evidenced by the Rule 144A Global Bond where the Rule 144A Global Bond has been exchanged for definitive registered Bonds.

In such circumstances, the Issuer will cause sufficient individual definitive registered Bonds to be executed and delivered to the Registrar for completion, authentication and despatch to the relevant Bondholders within 21 days following a request therefor by the holder of this Regulation S Global Bond. A person with an interest in the Bonds represented by this Regulation S Global Bond must provide the Registrar with (i) a written order containing instructions and other such information as the Issuer and the Registrar may require to complete, execute and deliver such individual definitive registered Bonds and (ii) a certificate to the effect that (other than in the case of (3) above) such person is not transferring its interest in this Regulation S Global Bond or in the case of (3) above where such transfer is within the Distribution Compliance Period, a certificate as required by the Agency Agreement.

The Conditions are modified as follows in so far as they apply to the Bonds represented by this Regulation S Global Bond is issued.

The statements set out in the legend above are an integral part of the Bond or Bonds in respect of which this Regulation S Global Bond is issued and by acceptance hereof each holder or beneficial owner of the Bonds evidenced by this Regulation S Global Bond or any owner of an interest in such Bonds agrees to be subject to and bound by the terms of such legend.

Meetings

The holder hereof shall be treated as two persons for the purposes of any quorum requirements of a meeting of Bondholders and, at any such meeting, as having one vote in respect of each U.S.$100,000 principal amount of Bonds represented by this Regulation S Global Bond. The Trustee may allow to attend and speak (but not to vote) at any meeting of Bondholders any accountholder (or the representative of any such person) of a clearing system with an interest in the Bonds represented by this Regulation S Global Bond on confirmation of entitlement and proof of his identity.

Conversion

Subject to the requirements of Euroclear and Clearstream, Luxembourg, the Conversion Right attaching to Bonds represented by this Regulation S Global Bond may be exercised by the presentation of one or more Conversion Notices duly completed by or on behalf of a holder of a book-entry interest in such Bond together with this Regulation S Global Bond to the Principal Paying, Transfer and Conversion Agent or such other Agent as shall have been notified to the holder of this Regulation S Global Bond for such purpose for annotation. The provisions of Condition 6 of the Bonds will otherwise apply.

Redemption at the Option of the Issuer

The option of the Issuer provided for in Condition 7(b) shall be exercised by the Issuer giving notice to the Bondholders within the time limits set out in, and containing the information required by, that Condition.

Trustee’s Powers

In considering the interests of Bondholders the Trustee may, to the extent it considers it appropriate to do so in the circumstances, (a) have regard to such information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of Bonds and (b) consider such interests on the basis that such accountholders were the holders of the Bonds represented by this Regulation S Global Bond.

Redemption at the Option of Bondholders

The option of the Bondholders provided for in Condition 7(e) may be exercised by the holder of this Regulation S Global Bond giving notice to the Principal Paying, Transfer and Conversion Agent within the time limits relating to the deposit of Bonds with a Paying, Transfer and Conversion Agent set out in that Condition substantially in the form of the redemption notice available from any Paying, Transfer and Conversion Agent and stating the principal amount of Bonds in respect of which the option is exercised and at the same time presenting this Regulation

S Global Bond to the Principal Paying, Transfer and Conversion Agent for notation accordingly in the Schedule hereto.

Enforcement

For the purposes of enforcement of the provisions of the Trust Deed against the Trustee, the persons named in a certificate of the holder of the Bonds represented by this Regulation S Global Bond shall be recognised as the beneficiaries of the trusts set out in the Trust Deed to the extent of the principal amount of their interest in the Bonds set out in the certificate of the holder as if they were themselves the holders of Bonds in such principal amounts.

Purchase and Cancellation

Cancellation of any Bond following its purchase will be effected by reduction in the principal amount of the Bonds in the Register.

Payments

Payments of principal in respect of Bonds represented by this Regulation S Global Bond will be made against presentation and, if no further payment falls to be made in respect of the Bonds, surrender of this Regulation S Global Bond to or to the order of the Principal Paying, Transfer and Conversion Agent or such other Agent as shall have been notified to the holder of this Regulation S Global Bond for such purpose.

Transfers

Transfers of interests in the Bonds represented by this Regulation S Global Bond for interests in the Rule 144A Global Bond shall be made in accordance with the Paying, Transfer and Conversion Agency Agreement and in accordance with the operating procedures of the relevant clearing system and any such transfers at any time on or prior to the end of the Distribution Compliance Period may only be made upon presentation of a certificate as provided in the Agency Agreement.

Notices

So long as Bonds are represented by this Regulation S Global Bond and this Regulation S Global Bond is held on behalf of Euroclear or Clearstream, Luxembourg, notices to the holders of such Bonds may be given by delivery of the relevant notice to the relevant clearing system for communication by it to entitled accountholders in substitution for notification, as required by the Conditions.

This Regulation S Global Bond shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This Regulation S Global Bond and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

In Witness whereof the Issuer has caused this Regulation S Global Bond to be signed on its behalf.

Dated 22 May 2009

ANGLOGOLD ASHANTI HOLDINGS FINANCE PLC

By:

Authorised Director

Certificate of Authentication

Certified that the above-named holder is at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds.

THE BANK OF NEW YORK MELLON

(as Registrar)

By:

Authorised Signatory

Dated 22 May 2009

SCHEDULE A

SCHEDULE OF INCREASE OR REDUCTION IN PRINCIPAL AMOUNT OF
THE BONDS REPRESENTED BY THIS REGULATION S GLOBAL BOND IS
ISSUED

The following increases or reductions in the principal amount of the Bonds represented by this Regulation S Global Bond have been made as a result of (i) exercise of Conversion Rights or (ii) redemption or purchase and cancellation of Bonds or (iii) transfer of Bonds (including transfers of interests between the Global Bonds):

Date of Conversion/Transfer/ Redemption/ Purchase and cancellation /Issue (stating which)	Amount of increase or decrease in principal amount of Bonds represented by this Regulation S Global Bond	Principal amount of Bonds represented by this Regulation S Global Bond following such increase or decrease	Notation made by or on behalf of the Principal Paying, Transfer and Conversion Agent

Schedule 2

Part II - Form of Original Rule 144A Global Bond

ISIN: US03512QAA58	CUSIP: 03512QAA5

THE RULE 144A BONDS AND THE GUARANTEE IN RESPECT THEREOF EVIDENCED HEREBY, THE AMERICAN DEPOSITARY SHARES OF ANGLOGOLD ASHANTI LIMITED DELIVERABLE UPON CONVERSION OF THE RULE 144A BONDS EVIDENCED HEREBY AND THE SHARES UNDERLYING SUCH AMERICAN DEPOSITARY SHARES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT IS (A) A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) OR A PURCHASER THAT THE SELLER AND ANY PERSON ACTING ON THE SELLER’S BEHALF REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE PURCHASING FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, AND (B) AWARE THAT THE OFFER, SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) TO A PERSON OTHER THAN A U.S. PERSON (AS DEFINED IN REGULATION S), (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS RULE 144A BOND, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS AND THAT NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS RULE 144A BOND OR THE GUARANTEE IN RESPECT THEREOF, THE AMERICAN DEPOSITARY SHARES AND THE SHARES UNDERLYING SUCH AMERICAN DEPOSITARY SHARES.

THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE RULE 144A BONDS EVIDENCED HEREBY PURSUANT TO CLAUSE (3) ABOVE OR THE LATER OF (A) 22 MAY 2010 AND (B) THE DATE THAT IS TWELVE MONTHS AFTER THE LAST DATE ON WHICH THE GUARANTOR OR ANY OF ITS AFFILIATES WAS THE OWNER OF THE RULE 144A BONDS, OR, IN EACH CASE, A SHORTER PERIOD AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT.

ANGLOGOLD ASHANTI HOLDINGS FINANCE PLC

(incorporated under the laws of the Isle of Man with registered number 002740V)

U.S.$ 732,500,000 3.50 per cent. Guaranteed Convertible Bonds due 2014 guaranteed by

ANGLOGOLD ASHANTI LIMITED

(incorporated and registered in the Republic of South Africa with registration number
1944/017354/06)

and convertible into American Depositary Shares representing Shares in

ANGLOGOLD ASHANTI LIMITED

The Bonds in respect of which this Rule 144A Global Bond is issued form part of the series designated as specified in the title (the “Bonds”) of AngloGold Ashanti Holdings Finance plc (the “Issuer”).

The Issuer hereby certifies that Cede & Co. is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of

U.S.$234,300,000

(Two hundred and thirty four million three hundred thousand United States dollars)

or such other amount as is shown on the register of Bondholders as being represented by this Rule 144A Global Bond and is duly endorsed (for information purposes only) in the third column of Schedule A to this Rule 144A Global Bond. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Rule 144A Global Bond is issued such amount or amounts as shall become due and payable from time to time in respect of such Bonds and otherwise to comply with the Conditions referred to below.

The Bonds are constituted by a Trust Deed dated 22 May 2009 (the “Trust Deed”) between the Issuer, the Guarantor and The Law Debenture Trust Corporation p.l.c. as trustee (the “Trustee”) and are subject to the Trust Deed and the terms and conditions (the “Conditions”) set out in Schedule 4 to the Trust Deed, as modified by the provisions of this Rule 144A Global Bond. Terms defined in the Trust Deed have the same meanings when used herein.

This Rule 144A Global Bond is evidence of entitlement only. Title to the Bonds passes only on due registration in the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Rule 144A Global Bond is issued.

Exchange

Owners of beneficial interests in the Bonds in respect of which this Rule 144A Global Bond is issued will be entitled to have title to the Bonds registered in their names and to receive individual definitive registered Bonds if (1) The Depository Trust Company (“DTC”) (or any other clearing system as shall have been designated by the Issuer and approved by the Trustee on behalf of which the Bonds evidenced by this Rule 144A Global Bond may be held) notifies the Issuer that it is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Bonds, or ceases to be a “Clearing Agency” registered under the U.S. Securities Exchange Act of 1934, as amended, or is at any time no longer eligible to act as such and the Issuer is unable to locate a qualified successor within 90 days of receiving notice of such ineligibility on the part of DTC (or, as the case may be, such other clearing system) or (2) there shall have occurred and be continuing an Event of Default or (3) instructions have been given for the transfer of an interest in the Bonds evidenced by this Rule 144A Global Bond to a person who would otherwise take delivery thereof in the form of an interest in the Bonds evidenced by the Regulation S Global Bond where the Regulation S Global Bond has been exchanged for definitive registered Bonds.

In such circumstances, the Issuer will cause sufficient individual definitive registered Bonds to be executed and delivered to the Registrar for completion, authentication and despatch to the relevant Bondholders within 21 days following a request therefor by the holder of this Rule 144A Global Bond. A person with an interest in the Bonds represented by this Rule 144A Global Bond must provide the Registrar with (i) a written order containing instructions and other such information as the Issuer and the Registrar may require to complete, execute and deliver such individual definitive registered Bonds and (ii) a certificate to the effect that (other than in the case of (3) above) such person is not transferring its interest in this Rule 144A Global Bond or in the case of (3) above, a certificate as required by the Agency Agreement.

The Conditions are modified as follows in so far as they apply to the Bonds represented by this Rule 144A Global Bond is issued.

The statements set out in the legend above are an integral part of the Bond or Bonds in respect of which this Rule 144A Global Bond is issued and by acceptance hereof each holder or beneficial owner of the Bonds evidenced by this Rule 144A Global Bond or any owner of an interest in such Bonds agrees to be subject to and bound by the terms of such legend.

Meetings

The holder hereof shall be treated as two persons for the purposes of any quorum requirements of a meeting of Bondholders and, at any such meeting, as having one vote in respect of each U.S.$100,000 principal amount of Bonds represented by this Rule 144A Global Bond. The Trustee may allow to attend and speak (but not to vote) at any meeting of Bondholders any accountholder (or the representative of any such person) of a clearing system entitled to Bonds represented by this Rule 144A Global Bond on confirmation of entitlement and proof of his identity.

Conversion

Subject to the requirements of DTC, the Conversion Right attaching to Bonds represented by this Rule 144A Global Bond may be exercised by the presentation of one or more Conversion Notices duly completed by or on behalf of a holder of a book-entry interest in such Bond together with this Rule 144A Global Bond to the Principal Paying, Transfer and Conversion Agent or such other Agent as shall have been notified to the holder of this Rule 144A Global Bond for such purpose for annotation. The provisions of Condition 6 of the Bonds (including the Alternative Settlement Election in favour of the Issuer) will otherwise apply.

Redemption at the Option of the Issuer

The option of the Issuer provided for in Condition 7(b) shall be exercised by the Issuer giving notice to the Bondholders within the time limits set out in, and containing the information required by, that Condition.

Trustee’s Powers

In considering the interests of Bondholders the Trustee may, to the extent it considers it appropriate to do so in the circumstances, (a) have regard to such information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of Bonds and (b) consider such interests on the basis that such accountholders were the holders of the Bonds represented by this Rule 144A Global Bond.

Redemption at the Option of Bondholders

The option of the Bondholders provided for in Condition 7(e) may be exercised by the holder of this Rule 144A Global Bond giving notice to the Principal Paying, Transfer and Conversion Agent within the time limits relating to the deposit of Bonds with a Paying, Transfer and Conversion Agent set out in that Condition substantially in the form of the redemption notice available from any Paying, Transfer and Conversion Agent and stating the principal amount of Bonds in respect of which the option is exercised and at the same time presenting this Rule 144A Global Bond to the Principal Paying, Transfer and Conversion Agent for notation accordingly in the Schedule hereto.

Enforcement

For the purposes of enforcement of the provisions of the Trust Deed against the Trustee, the persons named in a certificate of the holder of the Bonds represented by this Rule 144A Global Bond shall be recognised as the beneficiaries of the trusts set out in the Trust Deed to the extent of the principal amount of their interest in the Bonds set out in the certificate of the holder as if they were themselves the holders of Bonds in such principal amounts.

Purchase and Cancellation

Cancellation of any Bond following its purchase will be effected by reduction in the principal amount of the Bonds in the Register.

Payments

Payments of principal in respect of Bonds represented by this Rule 144A Global Bond will be made against presentation and, if no further payment falls to be made in respect of the Bonds, surrender of this Rule 144A Global Bond to or to the order of the Principal Paying, Transfer and Conversion Agent or such other Agent as shall have been notified to the holder of this Rule 144A Global Bond for such purpose.

Transfers

Transfers of interests in the Bonds represented by this Rule 144A Global Bond for interests in the Regulation S Global Bond shall be made in accordance with the Paying, Transfer and Conversion Agency Agreement and in accordance with the operating procedures of the relevant clearing system and any such transfers may only be made upon presentation of a certificate as provided in the Agency Agreement.

Notices

So long as Bonds are represented by this Rule 144A Global Bond and this Rule 144A Global Bond is held on behalf of DTC, notices to the holders of such Bonds may be given by delivery of the relevant notice to DTC for communication by it to entitled accountholders in substitution for notification as required by the Conditions.

This Rule 144A Global Bond shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This Rule 144A Global Bond and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

In Witness whereof the Issuer has caused this Rule 144 Global Bond to be signed on its behalf.

Dated 22 May 2009

ANGLOGOLD ASHANTI HOLDINGS FINANCE PLC

By:

Authorised Director

Certificate of Authentication

Certified that the above-named holder is at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds.

THE BANK OF NEW YORK MELLON

(as Registrar)

By:

Authorised Signatory

Dated: 22 May 2009

SCHEDULE A

SCHEDULE OF INCREASE OR REDUCTION IN PRINCIPAL AMOUNT OF
THE BONDS REPRESENTED BY THIS RULE 144A GLOBAL BOND IS ISSUED

The following increases or reductions in the principal amount of the Bonds represented by this Rule 144A Global Bond have been made as a result of (i) exercise of Conversion Rights or (ii) redemption or purchase and cancellation of Bonds or (iii) transfer of Bonds (including transfers of interests between the Global Bonds):

Date of Conversion/Transfer/ Redemption/Purchase and cancellation/Issue (stating which)	Amount of increase or decrease in principal amount of Bonds represented by this Rule 144A Global Bond	Principal amount of Bonds represented by this Rule 144A Global Bond following such increase or decrease	Notation made by or on behalf of the Principal Paying, Transfer and Conversion Agent

Schedule 3
Provisions for meetings of Bondholders

1

1.1                               A holder of a Bond in registered form may by an instrument in writing in the form available from any Agent in English (a “form of proxy”) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to any Paying, Transfer and Conversion Agent not later than 48 hours before the time fixed for any meeting, appoint any person as a proxy (a “proxy”) to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders.

1.2                               A holder of a Bond in registered form which is a corporation may, by delivering to any Paying, Transfer and Conversion Agent not later than 48 hours before the time fixed for any meeting a resolution in English of its directors or other governing body, authorise any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of Bondholders.

1.3                               A proxy or representative so appointed shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Bondholders specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bonds shall be deemed for such purposes not to be the holder.

1.4                               If the holder of a Bond is DTC or a nominee of DTC, such nominee or DTC may appoint proxies in accordance with and in the form used by DTC as part of its usual procedures from time to time in relation to meetings of Bondholders. Any proxy so appointed may by an instrument in writing in the form in the English language available from the specified office of the Principal Paying, Transfer and Conversion Agent, or in such other form as approved by the Trustee, signed by the proxy or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Principal Paying, Transfer and Conversion Agent not later than 24 hours before the time fixed for any meeting or communicated to the Principal Paying, Transfer and Conversion Agent by electronic means in accordance with its usual procedures appoint any person (the “sub-proxy”) to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders provided that any such appointment certifies that no other person has been appointed as a sub-proxy in respect of the relevant Bonds and that no voting instruction has been given in relation to those Bonds. All references to “proxy” or “proxies” in this Schedule other than in this paragraph shall be read so as to include references to “sub-proxy” or “sub-proxies”.

1.5                               For so long as the Bonds are eligible for settlement through DTC’s book-entry settlement system, the Issuer may fix a record date for the purpose of any meeting, provided such record date is no more than 10 days prior to the date fixed for such meeting. The person in whose name a Bond is registered on the record date shall be the holder for the purposes of the relevant meeting.

2                                         Each of the Issuer, the Guarantor and the Trustee at any time may, and the Trustee (subject to its being indemnified to its satisfaction against all costs and expenses thereby occasioned) upon a request in writing of Bondholders holding not less than one-tenth in principal amount of the Bonds for the time being outstanding shall, convene a meeting of Bondholders. Whenever any such party is about to convene any such meeting it shall forthwith give notice in writing to each other party of the day, time and place of the meeting and of the nature of the business to be transacted at it. Every such meeting shall be held at such time and place as the Trustee may approve.

3                                         At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the Bondholders. A copy of the notice shall in all cases be given by the party convening the meeting to each of the other parties. Such notice shall also specify, unless in any particular case the Trustee otherwise agrees, the nature of the resolutions to be proposed.

4                                         A person (who may, but need not, be a Bondholder) nominated in writing by the Trustee may take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time fixed for the meeting the Bondholders present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

5                                         At any such meeting any one or more persons present in person holding Bonds or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-tenth in principal amount of the Bonds for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present in person holding Bonds or voting certificates or being proxies or representatives and holding or representing in the aggregate a clear majority in principal amount of the Bonds for the time being outstanding provided that at any meeting the business of which includes any of the matters specified in the proviso to paragraph 16 the quorum shall be one or more persons present in person holding Bonds or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than two-thirds in principal amount of the Bonds for the time being outstanding.

6                                         If within 15 minutes from the time fixed for any such meeting a quorum is not present the meeting shall, if convened upon the requisition of Bondholders, be dissolved. In any other case it shall stand adjourned (unless the Issuer, the Guarantor and the Trustee agree that it be dissolved) for such period, not being less than 14 days nor more than 42 days, and to such place, as may be decided by the chairman. At such adjourned meeting one or more persons present in person holding Bonds or voting certificates or being proxies or representatives (whatever the principal amount of the Bonds so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 16 the quorum shall be one or more persons so present holding Bonds or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-third in principal amount of the Bonds for the time being outstanding.

7                                         The chairman may with the consent of (and shall if directed by) any meeting adjourn such meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

8                                         At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at such adjourned meeting. It shall not, however, otherwise be necessary to give any notice of an adjourned meeting.

9                                         Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Bondholder or as a holder of a voting certificate or as a proxy or representative.

10                                  At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Issuer, the Guarantor, the Trustee or by one or more persons holding one or more Bonds or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-fiftieth in principal amount of the Bonds for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

11                                  If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

12                                  Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13                                  The Issuer, the Guarantor and the Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Bondholders. No one else may attend at any meeting of Bondholders or join with others in requesting the convening of such a meeting unless he is the holder of a Bond or a voting certificate or is a proxy or a representative.

14                                  At any meeting on a show of hands every person who is present in person and who produces a Bond or voting certificate or is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each U.S.$100,000 (or, in the case of meetings of holders of Bonds denominated in another currency, as the Trustee in its absolute discretion may decide) in principal amount of the Bonds so produced or represented by the voting certificate so produced or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies named in any block voting instruction, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15                                  The proxy need not be a Bondholder.

16                                  A meeting of Bondholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:

16.1                        to sanction any proposal by the Issuer, the Guarantor or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Issuer or the Guarantor or against any of its property whether such rights shall arise under this Trust Deed or otherwise;

16.2                        to sanction any scheme or proposal for the exchange, substitution or sale of the Bonds for, or the conversion of the Bonds into, or the cancellation of the Bonds in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or the Guarantor or any other body corporate formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash;

16.3                        to assent to any modification of this Trust Deed or the Conditions that relate to the rights appertaining to the Bonds which shall be proposed by the Issuer, the Guarantor or the Trustee;

16.4                        to authorise anyone to concur in and do all such things as may be necessary to carry out and to give any authority, direction or sanction which under this Trust Deed or the Bonds is required to be given by Extraordinary Resolution;

16.5                        to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer upon such committee or committees any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution;

16.6                        to approve a person proposed to be appointed as a new Trustee and to remove any Trustee;

16.7                        to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under this Trust Deed; and

16.8                        to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Bonds;

provided that the special quorum provisions contained in the proviso to paragraph 5 and, in the case of an adjourned meeting, in the proviso to paragraph 6 shall apply in relation to any Extraordinary Resolution for the purpose of paragraph 16.2 or 16.7 or for the purpose of making any modification to the provisions contained in this Trust Deed or the Bonds which would have the effect of:

16.8.1              modifying the maturity of the Bonds or the dates on which interest is payable in respect of the Bonds;

16.8.2              reducing or cancelling the principal amount, or interest on, the Bonds;

16.8.3              changing the currency of any payment in respect of the Bonds;

16.8.4              modifying or varying the Conversion Rights in respect of the Bonds, other than pursuant to a Newco Scheme Modification;

16.8.5              increasing the Conversion Price, other than in accordance with the Conditions or pursuant to a Newco Scheme Modification;

16.8.6              modifying the provisions contained in this Schedule concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution; or

16.8.7              amending this proviso.

17                                  An Extraordinary Resolution passed at a meeting of Bondholders duly convened and held in accordance with this Trust Deed shall be binding upon all the Bondholders, whether or not present at such meeting and whether or not they vote in favour, and each of the Bondholders shall be bound to give effect to it accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

18                                  The expression “Extraordinary Resolution” means a resolution passed at a meeting of Bondholders duly convened and held in accordance with these provisions by a majority consisting of not less than three-quarters of the votes cast.

19                                  Minutes of all resolutions and proceedings at every such meeting shall be made and entered in the books to be from time to time provided for that purpose by the Issuer, the Guarantor or the Trustee and any such minutes, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of Bondholders, shall be conclusive evidence of the matters contained in them and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

20                                  Subject to all other provisions contained in this Trust Deed the Trustee may without the consent of the Bondholders prescribe such further regulations regarding the holding of meetings of Bondholders and attendance and voting at them as the Trustee may in its sole discretion determine including particularly (but without prejudice to the generality of the foregoing) such regulations and requirements as the Trustee thinks reasonable so as to satisfy itself that persons who purport to requisition a meeting in accordance with paragraph 2 or who purport to make any requisition to the Trustee in accordance with this Trust Deed are in fact Bondholders.

21                                  If and whenever the Issuer shall have issued and have outstanding any Bonds which are not identical and do not form one single series then those Bonds which are in all respects identical shall be deemed to constitute a separate series of the Bonds and the foregoing provisions of this Schedule shall have effect subject to the following modifications:

21.1                        a resolution which in the opinion of the Trustee affects one series only of the Bonds shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Bonds of that series;

21.2                        a resolution which in the opinion of the Trustee affects more than one series of the Bonds but does not give rise to a conflict of interest between the holders of Bonds of any of the series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Bonds of all the series so affected;

21.3                        a resolution which in the opinion of the Trustee affects more than one series of the Bonds and gives or may give rise to a conflict of interest between the holders of the Bonds of any of the series so affected shall be deemed to have been duly passed only if it shall be duly passed at separate meetings of the holders of the Bonds of each series so affected; and

21.4                        to all such meetings as aforesaid all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Bonds and holders were references to the Bonds of the series or group of series in question and to the holders of such Bonds respectively.

21.5                        If the Issuer shall have issued and have outstanding (a) Bonds which are not denominated in United States dollars or (b) more than one series of Bonds denominated in United States dollars but in differing denominations, the following provisions shall apply. In the case of any meeting of holders of Bonds of more than one currency the principal amount of such Bonds not denominated in United States dollars shall (i) for the purposes of paragraph 3 above be the equivalent in United States dollars at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into United States dollars on the seventh dealing day prior to the day on which the request in writing is received by the Trustee and (ii) for the purposes of paragraphs 5, 6, 10 and 14 above (whether in respect of the meeting, or any adjourned such meeting or any poll resulting therefrom) be the equivalent in United States dollars at such spot rate on the seventh dealing day (as defined above) prior to the day of such meeting or, if applicable, the taking of such poll. In such circumstances, and where separate series of Bonds denominated in United States dollars but of different denominations are to be treated together for the purposes of this Schedule, on any poll each person present shall have one vote for every complete one United States dollar of Bonds (converted as above) which he holds.

22                                  Nothing in this Trust Deed shall prevent any of the proxies named in any block voting instruction or form of proxy from being a director, managing director, officer or representative of, or otherwise connected with, the Guarantor or any of its subsidiaries.

23                                  References in this Schedule to Agents shall, where the context requires, be taken to be references to Paying, Transfer and Conversion Agent.

Schedule 4
Terms and Conditions of the Bonds

The issue of the U.S.$732,500,000 3.50 per cent. Guaranteed Convertible Bonds due 2014 (the “Bonds”, which expression shall, except where otherwise indicated, include any Further Bonds) was authorised by a resolution of the Board of Directors of AngloGold Ashanti Holdings Finance plc (the “Issuer”) passed on 6 April 2009. The giving of the guarantee by AngloGold Ashanti Limited (the “Guarantor”) in respect of the Bonds was authorised by a resolution of the Board of Directors of the Guarantor passed on 6 April 2009.

The Bonds are constituted by a trust deed dated on or about the Closing Date (the “Trust Deed”) between the Issuer, the Guarantor and The Law Debenture Trust Corporation p.l.c. (the “Trustee”, which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the holders (as defined below) of the Bonds. The statements set out in these Terms and Conditions (the “Conditions”) are summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the forms of the Bonds. The Bondholders (as defined below) are entitled to the benefit of, and are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and those applicable to them of the Paying, Transfer and Conversion Agency Agreement dated on or about the Closing Date (the “Agency Agreement”) relating to the Bonds between the Issuer, the Guarantor, the Trustee, The Bank of New York Mellon (the “Principal Paying, Transfer and Conversion Agent”, which expression shall include any successor as Principal Paying, Transfer and Conversion Agent under the Agency Agreement), the Paying, Transfer and Conversion Agents for the time being (such persons, together with the Principal Paying, Transfer and Conversion Agent, being referred to below as the “Paying, Transfer and Conversion Agents”, which expression shall include their successors as Paying, Transfer and Conversion Agents under the Agency Agreement) and The Bank of New York Mellon in its capacity as registrar (the “Registrar”, which expression shall include any successor as registrar under the Agency Agreement). Copies of the Trust Deed and the Agency Agreement are available for inspection during normal business hours at the registered office for the time being of the Trustee (being at the date of issue hereof at Fifth Floor, 100 Wood Street, London EC2V 7EX, England), and at the specified offices of the Paying, Transfer and Conversion Agents and the Registrar.

Capitalised terms used but not defined in these Conditions shall have the meanings attributed to them in the Trust Deed unless the context otherwise requires or unless otherwise stated.

1                                         Form, Denomination, Title, Status and Guarantee

(a)                                 Form and Denomination

The Bonds are in registered form, serially numbered, in principal amounts of U.S.$100,000 and integral multiples thereof (“authorised denominations”).

(b)                                 Title

Title to the Bonds will pass by transfer and registration as described in Condition 4. The holder (as defined below) of any Bond will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or its theft or loss (or that of the related certificate, as appropriate) or anything written on it or on the certificate representing it (other than a duly executed transfer thereof)) and no person will be liable for so treating the holder.

(c)                                  Status of the Bonds

The Bonds constitute direct, unconditional, unsubordinated and (subject to Condition 2) unsecured obligations of the Issuer and rank pari passu without any preference among themselves, and (subject as aforesaid and save for certain obligations required to be preferred by law) with all other present and future unsecured and unsubordinated obligations of the Issuer from time to time outstanding.

(d)                                 The Guarantee

The payment of all amounts payable in respect of the Bonds and all other moneys payable under or pursuant to the Trust Deed and the due and punctual performance by the Issuer of all its other obligations under the Trust Deed and the Bonds (including in respect of Conversion Rights) have been unconditionally and irrevocably guaranteed by the Guarantor in the Trust Deed (the “Guarantee”). The obligations of the Guarantor under the Guarantee are direct, unconditional, unsubordinated and (subject to the provisions of Condition 2) unsecured obligations of the Guarantor and (subject as aforesaid and save for certain obligations required to be preferred by law) rank equally with all other present and future unsecured and unsubordinated obligations of the Guarantor from time to time outstanding.

2                                         Negative Pledge

So long as any of the Bonds remain outstanding (as defined in the Trust Deed) neither the Issuer nor the Guarantor will create or permit to subsist any mortgage, charge, pledge, lien or other form of encumbrance or security interest upon the whole or any part of its undertaking, assets or revenues present or future to secure any Relevant Debt, or any guarantee of or indemnity in respect of any Relevant Debt unless, at the same time or prior thereto, the Issuer’s or, as the case may be, the Guarantor’s obligations under the Bonds and the Trust Deed, (i) are secured equally and rateably therewith to the satisfaction of the Trustee, or (ii) have the benefit of such other security, guarantee, indemnity or other arrangement as the Trustee in its absolute discretion shall deem to be not materially less beneficial to the Bondholders or as shall be approved by an Extraordinary Resolution of the Bondholders.

3                                         Definitions

In these Conditions (unless the context otherwise requires):

“Accounts” means, at any date or in respect of a financial year, the audited consolidated financial statements of the Guarantor most recently published or, as the case may be, in respect of that financial year, in any such case prepared in conformity with International Financial Reporting Standards (“IFRS”).

“Additional ADSs” means any additional ADSs to be delivered pursuant to Condition 6(c).

“Additional Shares” has the meaning provided in Condition 6(c).

“ADS current market price” means, for any ADS trading day, the closing price of the Unrestricted ADSs on the New York Stock Exchange or other applicable securities exchange on which the Unrestricted ADSs are listed on such day or, if no reported sales take place on such day, the average of the reported closing bid and offered price, in either case as reported by the New York Stock Exchange or other applicable securities exchange on which the Unrestricted ADSs are listed for such day as furnished by a reputable and Independent broker-dealer selected from time to time by the Guarantor and agreed in writing by the Trustee for this purpose.

“ADS trading day” means a day on which the New York Stock Exchange or other applicable securities exchange on which the Unrestricted ADSs are listed is open for business.

“ADSs” means the Unrestricted ADSs and/or the Restricted ADSs, as the case may be.

“Alternative Settlement Election” has the meaning provided in Condition 6(m).

“Approval Date” has the meaning provided in the definition “Conversion Commencement Date”.

“Bondholder” and “holder” means the person in whose name a Bond is registered in the Register (as defined in Condition 4(a)).

“business day” means, in relation to any place, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in that place.

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for business in the place of the specified office of the Registrar.

“Capital Distribution” has the meaning provided in Condition 6(b)(iii)(A).

“Cash Dividend” has the meaning provided in Condition 6(b)(iii)(A).

“Closing Date” means 22 May 2009.

“Conversion Commencement Date” means the later of (A) the date which is 41 days after the Closing Date and (B) the earlier of (i) 22 November 2009 and (ii) the date (the “Approval Date”) on which Shareholders of the Guarantor in general meeting shall have approved the issue of Shares by the Guarantor on an exercise of Conversion Rights and placed a sufficient number of Shares under the control of the directors of the Guarantor as a specific authority for that purpose.

“Conversion Date” has the meaning provided in Condition 6(i).

“Conversion Notice” has the meaning provided in Condition 6(i).

“Conversion Period” has the meaning provided in Condition 6(a).

“Conversion Price” has the meaning provided in Condition 6(a).

“Conversion Right” has the meaning provided in Condition 6(a).

“Current Market Price” has the meaning provided in Condition 6(b).

“dealing day” has the meaning provided in Condition 6(b).

a “De-listing Event” shall occur, if, for any reason, neither the ADSs nor the Shares are listed and admitted to trading on either a national securities exchange registered under Section 6 of the U.S. Securities Exchange Act of 1934 or the London Stock Exchange.

“De-listing Event Notice” has the meaning provided in Condition 7(e).

“De-listing Event Period” means the period commencing on the occurrence of the Delisting Event and ending 60 calendar days following the De-listing Event or, if later, 60 calendar days following the date on which a De-listing Event Notice as required by Condition 7(e) is given.

“De-listing Event Put Date” has the meaning provided in Condition 7(e).

“De-listing Event Put Exercise Notice” has the meaning provided in Condition 7(e).

“Deposit Agreement” means the Restricted Deposit Agreement and/or the Unrestricted Deposit Agreement, as the context may require.

“Dividend” has the meaning provided in Condition 6(b)(iii).

“DTC” means The Depository Trust Company.

“Exempt Newco Scheme” means a Newco Scheme where immediately after completion of the relevant scheme of arrangement the ordinary shares of Newco (or depositary or other receipts or certificates representing such ordinary shares) are admitted to listing and trading on either a national securities exchange registered under Section 6 of the U.S. Securities Exchange Act of 1934 or on the London Stock Exchange.

“Fair Market Value” has the meaning provided in Condition 6(b)(iii).

“Final Maturity Date” means 22 May 2014.

“Further Bonds” means any further Bonds issued pursuant to Condition 18 and consolidated and forming a single series with the then outstanding Bonds.

“Global Bond” means the Rule 144A Global Bond or the Regulation S Global Bond, as applicable.

“Group” means the Guarantor and its Subsidiaries and “member of the Group” shall be construed accordingly.

“Independent Financial Adviser” means an investment bank of international repute appointed by the Issuer and approved in writing by the Trustee (such approval not to be unreasonably withheld or delayed, having regard to the interests of the Bondholders only) or, if the Issuer fails to make such appointment and such failure continues for a reasonable period (as determined by the Trustee) and the Trustee is indemnified and/or secured and/or prefunded to its satisfaction against the costs, fees and expenses of such adviser, appointed by the Trustee following notification to the Issuer.

“Interest Payment Date” has the meaning provided in Condition 5(a).

“JSE” means The JSE Limited of South Africa.

“Make-Whole Amount” means, in respect of each U.S.$100,000 principal amount of Bonds in respect of which Conversion Rights shall be exercised pursuant to Condition 6(h) following a Relevant Event, an amount in U.S. dollars, equal to the principal amount of such Bond multiplied by the relevant percentage set out in the table below (such percentage determined by reference to the Make-Whole Parity Value and the first day of the Make-Whole Calculation Period), and provided that if the relevant Make-Whole Parity Value falls between two figures and/or two dates in the table below, the relevant amount shall be determined by linear interpolation.

Make-Whole Parity Value (as a % of U.S.$100,000)	22 May 2009	22 May 2010	22 May 2011	22 May 2012	22 May 2013	22 May 2014
72.7270	27.2730	27.2730	27.2730	27.2730	27.2730	27.2730
77.7105	27.2730	27.2730	27.2478	26.6195	25.0496	22.2895
84.0114	26.7655	25.6124	24.0993	22.8735	20.9609	15.9886
94.5128	23.6146	21.8972	19.5286	17.1113	15.0656	5.4872
105.0142	20.9878	18.8174	15.7565	11.7860	10.0735	0.0000
126.0171	16.9496	14.1951	10.2652	1.8437	1.5460	0.0000
147.0199	14.0914	11.0728	6.8741	0.0000	0.0000	0.0000
168.0228	12.0383	8.9559	4.8884	0.0000	0.0000	0.0000
210.0284	9.4133	6.5110	3.0923	0.0000	0.0000	0.0000
262.5356	7.5995	5.0798	2.3946	0.0000	0.0000	0.0000
315.0427	6.5417	4.3712	2.1483	0.0000	0.0000	0.0000
420.0569	5.2744	3.6007	1.8637	0.0000	0.0000	0.0000
525.0711	4.3979	3.0517	1.6108	0.0000	0.0000	0.0000
630.0853	3.6595	2.5593	1.3635	0.0000	0.0000	0.0000

“Make-Whole Calculation Period” means the first five dealing days in the Relevant Event Period.

“Make-Whole Parity Value” means an amount calculated in accordance with the following formula:

where:

MWPV	=	the Make Whole Parity Value;

Sn	=

the number of ADSs (including, for this purpose, any fraction of an ADS, but rounded, if necessary, to five decimal places, with 0.000005 being rounded up) determined by dividing U.S.$100,000 by the Conversion Price in effect on the nth dealing day of the Make Whole Calculation Period;

Pn	=

the Volume Weighted Average Price of an ADS on the nth dealing day of the Make-Whole Calculation Period provided that if the Relevant Event arises as a result of a tender offer for Shares or ADSs, Pn shall be deemed to be the value per Share ascribed for the purposes of such tender offer, multiplied by the number of Shares represented by an ADS at the relevant time; and

N	=	5, being the number of dealing days in the Make-Whole Calculation Period,

provided that if any Dividend or other entitlement in respect of the Shares is announced on or prior to the relevant Conversion Date in circumstances where the record date or other due date for the establishment of entitlement in respect of such Dividend or other entitlement shall be on or after the relevant Conversion Date and if on any dealing day in the Make-Whole Calculation Period, the Volume Weighted Average Price determined as provided above is based on a price ex-Dividend or ex-any other entitlement, then such Volume Weighted Average Price shall be increased by an amount equal to the Fair Market Value of any such Dividend or other entitlement per Share (by reference to the number of Shares represented by an ADS at the relevant time) as at the date of the first public announcement of such Dividend or entitlement (or, if that is not a dealing day, the immediately preceding dealing day).

“Material Subsidiary” at any time means any member of the Group:

(i)                                     which was a Subsidiary of the Guarantor at the date to which the then latest Accounts were made up and whose total revenue and/or gross assets (in each case consolidated in the case of a Subsidiary which itself has Subsidiaries) at the time of its latest financial statements (consolidated where applicable) exceeded 10 per cent. of the consolidated total revenue and/or gross assets of the Group at such date, as determined by reference to such Accounts; or

(ii)                                  which has been a Subsidiary of the Guarantor for more than 180 days and which became a Subsidiary of the Guarantor subsequent to the date of the then latest Accounts and whose total revenue and/or gross assets (in each case consolidated in the case of a Subsidiary which itself has Subsidiaries) would, if consolidated financial statements of the Guarantor were prepared in accordance with IFRS on it becoming a Subsidiary of the Guarantor, exceed 10 per cent. of the consolidated total revenue and/or gross assets of the Group as would be determined by reference to such consolidated financial statements; or

(iii)                               any Subsidiary of the Guarantor which, although not a Material Subsidiary at the date of the then latest Accounts, subsequently acquires or develops assets and/or generates revenues which would, when aggregated with its existing assets and/or revenues (in each case consolidated in the case of a Subsidiary which itself has Subsidiaries), constitute 10 per cent. or more of the consolidated total revenue and/or gross assets of the Group if at any relevant time consolidated financial statements in accordance with IFRS were to have been prepared, provided that if any Material Subsidiary shall at any relevant time cease to have revenue and/or gross assets (in each case consolidated in the case of a Subsidiary which itself has Subsidiaries) which constitute more than 10 per cent. of the consolidated total revenues and/or gross assets of the Group if consolidated financial statements of the Guarantor were prepared at that time in accordance with IFRS, it shall at that time cease to be a Material Subsidiary until such time as its revenues and/or gross assets (in each case consolidated in the case of a Subsidiary which itself has Subsidiaries) subsequently exceed 10 per cent. of the consolidated total revenues and/or gross assets of the Group at any relevant time and provided further that a certificate of two directors of the Guarantor that, in their opinion, a Subsidiary is or is not, or was or was not, at any particular time or during any particular period, a Material Subsidiary may be relied upon by the Trustee and, if so relied upon, shall, in the absence of manifest or proven error, be conclusive and binding on all concerned.

“Newco Scheme” means a scheme of arrangement which effects the interposition of a limited liability company (“Newco”) between the Shareholders of the Guarantor immediately prior to the scheme of arrangement (the “Existing Shareholders”) and the Guarantor; provided that immediately after completion of the scheme of arrangement the only shareholders of Newco are the Existing Shareholders (or where depositary or other receipts or certificates representing ordinary shares of Newco are issued to the Existing

Shareholders, the only holders of such depositary or other receipts or certificates are the Existing Shareholders) and that all Subsidiaries of the Guarantor immediately prior to the scheme of arrangement (other than Newco, if Newco is then a Subsidiary of the Guarantor) are Subsidiaries of the Guarantor (or of Newco) immediately after the scheme of arrangement.

“Non-Cash Dividend” has the meaning provided in Condition 6(b)(iii).

“Optional Redemption Date” has the meaning provided in Condition 7(b).

“Optional Redemption Notice” has the meaning provided in Condition 7(b).

“Parity Value” means, in respect of any dealing day, the amount calculated as follows:

PV	=	N x CMP

where

PV	=	the Parity Value;

N	=

the number of ADSs that would fall to be issued or delivered on the exercise of Conversion Rights in respect of a Bond in the principal amount of U.S.$100,000, assuming the Conversion Date to be such dealing day and assuming, for this purpose, no exercise of the Alternative Settlement Election pursuant to Condition 6(m); and

CMP	=

the Volume Weighted Average Price of an ADS on such dealing day (provided that if on any such dealing day the ADSs shall have been quoted cum-Dividend or cum-any other entitlement, the Volume Weighted Average Price of an ADS on such dealing day shall be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per ADS as at the date of first public announcement of such Dividend or entitlement (or, if that is not a dealing day, the immediately preceding dealing day).

“rand” and “ZAR” means the lawful currency of the Republic of South Africa.

“Reference Date” has the meaning provided in Condition 6(a).

“Regulation S Global Bond” means the global bond representing Bonds sold to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

“Relevant Date” means, in respect of any Bond, whichever is the later of (i) the date on which payment in respect of it first becomes due and (ii) if any amount of the money payable is improperly withheld or refused, the date on which payment in full of the amount outstanding is made or (if earlier) the date on which notice is duly given to the Bondholders in accordance with Condition 17 that, upon further presentation of the Bond, where required pursuant to these Conditions, being made, such payment will be made, provided that such payment is in fact made upon such presentation.

“Relevant Debt” means any present or future indebtedness in the form of, or represented by, bonds, notes, debentures, loan stock or other securities which are, with the consent of the person issuing the same, for the time being, quoted, fisted or ordinarily dealt in on any stock exchange, over-the-counter or other securities market and having an original maturity of more than one year from its date of issue.

a “Relevant Event” shall occur if:

(A)                               an offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any parties acting in concert (as defined in Section 440A of the South African Companies Act) with the offeror), to acquire all or a majority of the issued ordinary share capital of the Guarantor or if any person proposes a scheme with regard to such acquisition (other than an Exempt Newco Scheme) and (such offer or scheme having become or been declared unconditional in all respects) the right to cast more than 50 per cent. of the votes which may ordinarily be cast on a poll at a general meeting of the Guarantor has or will become unconditionally vested in the offeror and/or any such parties as aforesaid; or

(B)                               any person and/or any parties acting in concert (defined as aforesaid) shall own, acquire or control (or have the right to own, acquire or control) more than 50 per cent. of the issued ordinary share capital of the Guarantor or the right to cast more than 50 per cent. of the votes which may ordinarily be cast on a poll at a general meeting of the Guarantor.

“Relevant Event Notice” has the meaning provided in Condition 6(h).

“Relevant Event Period” means the period commencing on the occurrence of the Relevant Event and ending 60 calendar days following the Relevant Event or, if later, 60 calendar days following the date on which a Relevant Event Notice as required by Condition 6(h) is given.

“Relevant Event Put Date” has the meaning provided in Condition 7(e).

“Relevant Event Put Exercise Notice” has the meaning provided in Condition 7(e).

“Relevant Page” means the relevant page on Bloomberg or, if the relevant information is not displayed on Bloomberg or Bloomberg ceases to operate, the relevant page of such other information service provider that displays the relevant information, as determined to be appropriate by an Independent Financial Adviser.

“Relevant Stock Exchange” means the JSE or if at the relevant time the Shares are not listed on the JSE, the principal stock exchange or securities market on which the Shares are then listed or quoted or dealt in.

“Restricted ADS” means an American Depositary Share issued under the Restricted Deposit Agreement representing Shares that are “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act (with each Restricted ADS as at the Closing Date representing one Share).

“Restricted Deposit Agreement” means the Amended and Restated Rule 144A Deposit Agreement dated as of 27 February 2004 and amended and restated as of the Closing Date among the Guarantor, the Restricted Depositary and all owners and beneficial owners from time to time of the Restricted ADSs, as amended or modified from time to time.

“Restricted Depositary” means The Bank of New York Mellon in its capacity as depositary under the Restricted Deposit Agreement, or its successor in such capacity.

“Retroactive Adjustment” has the meaning provided in Condition 6(c).

“Revocation Notice” has the meaning provided in Condition 6(m)(ii).

“Rule 144A Global Bond” means the global bond representing Bonds sold in the United States in reliance on Rule 144A under the Securities Act.

“Securities” includes, without limitation, Shares or options, warrants or other rights to subscribe for or purchase or acquire Shares.

“Securities Act” means the United States Securities Act of 1933, as amended.

“SGX-ST” means the Singapore Exchange Securities Trading Limited.

“Shareholders” has the meaning provided in Condition 6(b)(ii).

“Shares” means ordinary shares in the capital of the Guarantor having as at the Closing Date a par value of ZAR 0.25 each.

“South African Companies Act” means the South African Companies Act, 1973, or any modification, re-enactment or replacement thereof.

“Spin-Off” has the meaning provided in Condition 6(b)(iii).

“Spin-Off Securities” has the meaning provided in Condition 6(b)(iii).

“Subsidiary” means, in respect of any entity, any undertaking which is for the time being a subsidiary undertaking of that entity within the meaning of Section 1 of the South African Companies Act.

“Tax Redemption Date” has the meaning provided in Condition 7(c).

“Tax Redemption Notice” has the meaning provided in Condition 7(c).

“U.S. dollar” and “U.S.$” means the lawful currency of the United States of America.

“Unrestricted ADS” means an American Depositary Share issued under the Unrestricted Deposit Agreement representing Shares that are not “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act (with each Unrestricted ADS as at the Closing Date representing one Share).

“Unrestricted Deposit Agreement” means the Amended and Restated Deposit Agreement dated as of 3 June 2008 among the Guarantor, the Unrestricted Depositary and all owners and beneficial owners from time to time of the Unrestricted ADSs, as amended or modified from time to time.

“Unrestricted Depositary” means The Bank of New York Mellon in its capacity as depositary under the Unrestricted Deposit Agreement, or its successor in such capacity.

“‘Volume Weighted Average Price” means, in respect of an ADS, a Security or, as the case may be, a Spin-Off Security on any dealing day, the order book volume-weighted average price of an ADS, a Security or, as the case may be, a Spin-Off Security published by or derived (in the case of an ADS ) from the Relevant Page or (in the case of a Security or Spin-Off Security) from the principal stock exchange or securities market on which such Securities or Spin-Off Securities are then listed or quoted or dealt in, if any or, in any such case, such other source as shall be determined to be appropriate by an Independent Financial Adviser on such dealing day, provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the

Volume Weighted Average Price of an ADS, a Security or a Spin-Off Security, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined.

Reference to any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any modification or re-enactment.

In making any calculation or determination of Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as an Independent Financial Adviser considers appropriate to reflect any changes in the number of Shares represented by an ADS or any consolidation or sub-division of the Shares or any issue of Shares by way of capitalisation of profits or reserves, or any like or similar event.

References in these Conditions to listing on the London Stock Exchange (or like or similar references) shall be construed as admission to the Official List of the UK Listing Authority and admission to trading on the EEA Regulated Market of the London Stock Exchange plc and references to “EEA Regulated Market” mean a market as defined by Article 4.1 (14) of Directive 2004/39/EC of the European Parliament and of the Council on markets in financial instruments.

For the purposes of Conditions 6(b), (c) and (f) and Condition 11 only, (a) references to the “issue” of Shares shall include the transfer and/or delivery of Shares by the Guarantor, the Issuer or any Subsidiary of the Guarantor, whether newly issued and allotted or previously existing or held by or on behalf of the Guarantor, the Issuer or any Subsidiary of the Guarantor, and (b) Shares held by or on behalf of the Guarantor, the Issuer or any Subsidiary of the Guarantor (and which, in the case of Condition 6(b)(iv) and (vi), do not rank for the relevant right or other entitlement) shall not be considered as or treated as “in issue”.

4                                         Registration and Transfer of Bonds

(a)                                 Registration

The Issuer will cause a register (the “Register”) to be kept at the specified office of the Registrar outside the United Kingdom on which will be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers, redemptions and conversions of Bonds.

(b)                                 Transfer

Bonds may, subject to the terms of the Agency Agreement and to Conditions 4(c) and 4(d), be transferred in whole or in part in an authorised denomination by lodging the relevant Bond (with the form of application for transfer in respect thereof duly executed and duly stamped where applicable) at the specified office of the Registrar or any Paying, Transfer and Conversion Agent.

No transfer of a Bond will be valid unless and until entered on the Register. A Bond may be registered only in the name of, and transferred only to, a named person (or persons, not exceeding four in number).

The Registrar will within seven Business Days of any duly made application for the transfer of a Bond, deliver a new Bond to the transferee (and, in the case of a transfer of part only of a Bond, deliver a Bond for the untransferred balance to the transferor), at the specified office of the Registrar, or (at the risk and, if mailed at the request of the transferee or, as the case may be, the transferor otherwise than by ordinary mail, at the expense of the transferee or, as the case may be, the transferor) mail the Bond by uninsured mail to such address as the transferee or, as the case may be, the transferor may request.

(c)                                  Formalities Free of Charge

Such transfer will be effected without charge subject to (i) the person making such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges in connection therewith, (ii) the Registrar being satisfied with the documents of title and/or identity of the person making the application and (iii) such reasonable regulations as the Issuer may from time to time agree with the Registrar and the Trustee.

(d)                                 Closed Periods

Neither the Issuer nor the Registrar will be required to register the transfer of any Bond (or part thereof) (i) during the period of 15 days immediately prior to the Final Maturity Date or any earlier date fixed for redemption of the Bonds pursuant to Condition 7(b) or 7(c); (ii) in respect of which a Conversion Notice has been delivered in accordance with Condition 6(i); (iii) in respect of which a Bondholder has exercised its right to require redemption pursuant to Condition 7(e); and (iv) during the period of 15 days ending on (and including) any Record Date (as defined in Condition 8(c)) in respect of any payment of interest on the Bonds.

5                                         Interest

(a)                                 Interest Rate

The Bonds bear interest from and including the Closing Date at the rate of 3.50 per cent. per annum calculated by reference to the principal amount thereof and payable semi-annually in equal instalments in arrear on 22 May and 22 November in each year (each an “Interest Payment Date”), commencing on 22 November 2009. The amount of interest payable in respect of a Bond for any period which is not an Interest Period shall be calculated on the basis of a 360 day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed. “Interest Period” means the period beginning on (and including) the Closing Date and ending on (but excluding) 22 November 2009 (being the first Interest Payment Date) and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

(b)                                 Entitlement to Interest

Interest in respect of any Interest Period shall be paid in respect of all Bonds that are outstanding on the relevant Record Date (whether or not redeemed or converted at any time thereafter) and shall be paid to the person or persons shown in the Register at the close of business on the relevant Record Date, and for the avoidance of doubt, where Conversion Rights are exercised in respect of a Bond where the relevant Conversion Date falls on or after a Record Date in respect of an Interest Payment Date, such Bond shall, for the purposes of this Condition 5(b), be treated as outstanding.

(c)                                  Accrual of Interest

Each Bond will cease to bear interest (i) where the Conversion Right attached to it shall have been exercised by a Bondholder, from (and including ) the Interest Payment Date immediately preceding the relevant Conversion Date or, if none, the Closing Date (subject in any such case as provided in Condition 6(k)), provided that where the relevant Conversion Date falls in the period from a Record Date in respect of an Interest Payment Date to such Interest Payment Date (both dates inclusive) interest shall be paid on such Bond in respect of the Interest Period ending on such Interest Payment Date or (ii) where such Bond is being redeemed or repaid pursuant to Condition 7(a), 7(b), 7(c) or 7(e) or Condition 10, from (and including) the due date for redemption thereof unless, upon due presentation thereof, payment of principal is improperly withheld or refused, in which event such Bonds will continue to bear interest as provided in the Trust Deed.

6                                         Conversion of Bonds

(a)                                 Conversion Period and Conversion Price

Subject to the right of the Issuer to make an Alternative Settlement Election (subject to and as provided in Condition 6(m)) and otherwise as provided in these Conditions, each Bond shall entitle the holder (such right a “Conversion Right”) at any time during the Conversion Period to convert such Bond into ADSs representing fully paid Shares.

Bondholders shall not be entitled to receive Shares upon exercise of Conversion Rights.

Subject to the right of the Issuer to make an Alternative Settlement Election (subject to and as provided in Condition 6(m)) and otherwise as provided in these Conditions, upon the due exercise of Conversion Rights the Issuer shall thereupon redeem the relevant Bonds at their principal amount and apply the proceeds on behalf of the relevant Bondholder (without the relevant Bondholder being required to take any further action) in subscribing and paying up in full the relevant number of Shares to be issued pursuant to these Conditions, and accordingly the Guarantor shall issue, register and deliver such number of Shares and procure the issue and delivery of the relevant ADSs as provided below.

Subject to the right of the Issuer to make an Alternative Settlement Election (subject to and as provided in Condition 6(m)) and otherwise as provided in these Conditions, the number of ADSs to be issued on exercise of Conversion Rights shall be determined by dividing the principal amount of the relevant Bond to be converted by the Conversion Price (the “Conversion Price”) in effect on the relevant Conversion Date, rounded, if necessary, to the nearest whole number of ADSs, with 0.50 of an ADS being rounded up, and if the number of ADSs, as so rounded would represent other than a whole multiple of a number of Shares, then the number of ADSs to be issued in respect of the relevant exercise of Conversion Rights shall be increased to the next higher number of ADSs that would represent a whole multiple of Shares. The number of Shares to be issued by the Guarantor shall be determined by multiplying such number of ADSs by the number of Shares represented by an ADS on such Conversion Date. As at the Closing Date, each ADS represents one Share. No cash payment or adjustment will be made to Bondholders in respect of any rounding down of the number of ADSs to be delivered on exercise of Conversion Rights. If the Conversion Right in respect of more than one Bond is exercised at any one time such that ADSs are to be issued to the same person, the number of such ADSs to be issued in respect thereof shall be calculated on the basis of the aggregate principal amount of such Bonds being so converted (rounded as provided above). Shares and ADSs to be issued on exercise of Conversion Rights will be deemed to be issued as of the relevant Conversion Date. Any Additional Shares represented by Additional ADSs to be issued pursuant to Condition 6(c) will be deemed to be issued as of the date the relevant Retroactive Adjustment takes effect (each such date, the “Reference Date”).

The initial Conversion Price is U.S.$47.6126 per ADS. The Conversion Price is subject to adjustment in the circumstances described in Condition 6(b).

Conversion in full of the aggregate principal amount of the Bonds (disregarding for this purpose the issue of any Further Bonds and any Alternative Settlement Election) at the initial Conversion Price would result in the issuance of 15,384,583 ADSs, representing 15,384,583 Shares on the basis of each ADS representing one Share.

A Bondholder may exercise the Conversion Right in respect of a Bond by delivering such Bond to the specified office of any Paying, Transfer and Conversion Agent in accordance with Condition 6(i).

Subject to, and upon compliance with, the provisions of these Conditions, the Conversion Right in respect of a Bond may be exercised, at the option of the holder thereof, at any time (subject to any applicable fiscal or other laws or regulations and as hereinafter provided) from the Conversion Commencement Date to the close of business (at the place where the relevant Bond is delivered for conversion) on the date falling seven Business Days prior to the Final Maturity Date (both days inclusive) or, if the Bonds shall have been called for redemption pursuant to Condition 7(b) or 7(c) prior to the Final Maturity Date, then up to the close of business (at the place aforesaid) on the date falling seven Business Days before the date fixed for redemption thereof pursuant to Condition 7(b) or 7(c), unless there shall be default in making payment in respect of such Bond on such date fixed for redemption, in which event the Conversion Right shall extend up to the close of business (at the place aforesaid) on the date on which the full amount of such payment becomes available for payment and notice of such availability has been duly given to Bondholders in accordance with Condition 17 or, if earlier, the Final Maturity Date; provided that, in each case, if such final date for the exercise of Conversion Rights is not a business day at the place aforesaid, then the period for exercise of the Conversion Right by Bondholders shall end on the immediately preceding business day at the place aforesaid.

Notwithstanding the preceding paragraph, if a Relevant Event shall occur prior to the Conversion Commencement Date, Bondholders shall, in addition, be entitled to exercise Conversion Rights in respect of the Bonds during the Relevant Event Period.

Conversion Rights may not be exercised (i) following the giving of notice by the Trustee pursuant to Condition 10 or (ii) in respect of a Bond in respect of which the relevant holder has exercised its right to require the Issuer to redeem pursuant to Condition 7(e).

The period during which Conversion Rights may be exercised by a Bondholder is referred to as the “Conversion Period”.

Conversion Rights may only be exercised in respect of an authorised denomination. Where Conversion Rights are exercised in respect of part only of a Bond, the old Bond shall be cancelled and a new Bond for the balance thereof shall be issued in lieu thereof without charge but upon payment by the holder of any taxes, duties and other governmental charges payable in connection therewith and the Registrar will within seven Business Days following the relevant Conversion Date deliver such new Bond to the Bondholder at the specified office of the Registrar or (at the risk and, if mailed at the request of the Bondholder otherwise than by ordinary mail, at the expense of the Bondholder) mail the new Bond by uninsured mail to such address as the Bondholder may request.

(b)                                 Adjustment of Conversion Price

Upon the happening of any of the events described below, the Conversion Price shall be adjusted as follows:

(i)                                     If and whenever there shall be an alteration to the nominal value of the Shares as a result of consolidation or subdivision, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such consolidation or subdivision by the following fraction:

where:

A                                       is the aggregate number of Shares in issue immediately before such consolidation or subdivision, as the case may be;

B                                       is the aggregate number of Shares in issue immediately after, and as a result of, such consolidation or subdivision, as the case may be;

C                                       is the number of Shares represented by an ADS following or as a result or consequence of such consolidation or subdivision; and

D                                       is the number of Shares represented by an ADS immediately prior to such consolidation or subdivision.

Such adjustment shall become effective on the date the consolidation or subdivision, as the case may be, takes effect.

(ii)                                  If and whenever the Guarantor shall issue any Shares credited as fully paid to the holders of Shares (the “Shareholders”) by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such Shares are issued instead of the whole or part of a Dividend in cash which the Shareholders would or could otherwise have received or (2) where the Shareholders may elect to receive a Dividend in cash in lieu of such Shares, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

where:

A                                       is the aggregate number of Shares in issue immediately before such issue of Shares;

B                                       is the aggregate number of Shares in issue immediately after such issue of Shares;

C                                       is the number of Shares represented by an ADS following or as a result or consequence of such issue of Shares; and

D                                       is the number of Shares represented by an ADS immediately prior to such issue of Shares.

Such adjustment shall become effective on the date of issue of such Shares.

(iii)

(A)                               If and whenever the Guarantor shall pay or make any Capital Distribution to the Shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

where:

A                                       is the Current Market Price of one Share on the Effective Date;

B                                       is the portion of the Fair Market Value of the Capital Distribution attributable to one Share, with such portion being determined by dividing the Fair Market Value of the aggregate Capital Distribution by the number of Shares entitled to receive the relevant Dividend of which the Capital Distribution forms part (or, in the case of a purchase, redemption or buy-back of Shares or Unrestricted ADSs or any other receipts or certificates representing Shares by or on behalf of the Guarantor or any Subsidiary of the Guarantor, by the number of Shares in issue immediately following such purchase, redemption or buy-back, and treating as not being in issue any Shares, or any Shares represented by ADSs or any other receipts or certificates representing Shares, purchased, redeemed or bought back); and

C                                       is the amount (if any) by which the Threshold Amount in respect of the Relevant Fiscal Year exceeds an amount equal to the aggregate of the Fair Market Values of any previous Dividends per Share paid or made in respect of such Relevant Fiscal Year (where “C” shall be zero if such previous Dividends per Share are equal to, or exceed, the Threshold Amount in respect of such Relevant Fiscal Year). For the avoidance of doubt “C” shall equal the Threshold Amount in respect of the Relevant Fiscal Year where no previous Dividends per Share have been paid or made in respect of such Relevant Fiscal Year.

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Capital Distribution is determined (as provided in the definition of “Fair Market Value”).

“Effective Date” means the first date on which the Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, in the case of a purchase, redemption or buy-back of Shares or ADSs or any other receipts or certificates representing Shares, the date on which such purchase, redemption or buy-back is made or in the case of a Spin-Off, the first date on which the Shares are traded ex- the relevant Spin-Off on the Relevant Stock Exchange.

“Capital Distribution” means any Dividend (the “Relevant Dividend”) paid or made in respect of a fiscal year of the Guarantor (the “Relevant Fiscal Year”), if (a) the Fair Market Value of the Relevant Dividend per Share or (b) the sum of (i) Fair Market Value of the Relevant Dividend per Share and (ii) an amount equal to the aggregate of the Fair Market Value or Values of any other Dividend or Dividends per Share paid or made in respect of the Relevant Fiscal Year, exceeds the Threshold Amount in respect of such Relevant Fiscal Year, and in that case the Capital Distribution shall be the Relevant Dividend.

“Threshold Amount” means in respect of any Relevant Fiscal Year, an amount per Share corresponding to the fiscal year set out below (adjusted pro rata for any adjustments to the Conversion Price made pursuant to the provisions of this Condition 6(b)):

Amount (U.S.$)
In respect of the fiscal year ending 31 December:
2009	0.18
2010	0.21
2011	0.24
2012	0.27
2013	0.30
2014	0.00

“Cash Dividend” means (i) any Dividend which is to be paid or made in cash (in whatever currency), but other than falling within paragraph (b) of the definition of “Spin-Off” and (ii) any Dividend determined to be a Cash Dividend pursuant to paragraph (a) of the definition of “Dividend”, and for the avoidance of doubt, a Dividend falling within paragraphs (c), (d) or (e) of the definition of “Dividend” shall be treated as being a Non-Cash Dividend.

“Non-Cash Dividend” means any Dividend which is not a Cash Dividend, and shall include a Spin-Off.

(B)                               For the purposes of the above, Fair Market Value shall (subject as provided in paragraph (a) of the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the Effective Date. For the purposes of the definition of “Capital Distribution”, any Non-Cash Dividend shall be treated as made in respect of the fiscal year in which it is made.

(C)                               In making any calculations for the purposes of this Condition 6(b)(iii), such adjustments (if any) shall be made as an Independent Financial Adviser may determine in good faith to be appropriate to reflect (i) any consolidation or sub-division of any Shares or the issue of Shares by way of capitalisation of profits or reserves (or any like or similar event) or any increase in the number of Shares in issue in relation to the fiscal year of the Guarantor in question, or (ii) any change in the fiscal year of the Guarantor.

“Dividend” means any dividend or distribution to Shareholders (including a Spin-Off) whether of cash, assets or other property, paid or made by the Guarantor and whenever paid or made and however described (and for these purposes a distribution of assets includes without limitation an issue of Shares or other Securities credited as fully or partly paid up by way of capitalisation of profits or reserves) provided that:

(a)                                 where a Dividend in cash is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Shares or other property or assets, or where a capitalisation of profits or reserves is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the payment of a Dividend in cash, then for the purposes of this definition the Dividend in question shall be treated as a Cash Dividend of (i) such cash amount or (ii) the Fair Market Value (on the date of announcement of such Dividend or capitalisation (as the case may be) or if later, the date on which the number of Shares (or amount of property or assets, as the case may be) which may be issued or delivered is determined)) of such Shares or other property or assets if such Fair Market Value is greater than the Fair Market Value of such cash amount;

(b)                                 any issue of Shares falling within Condition 6(b)(ii) shall be disregarded;

(c)                                  a purchase or redemption or buy-back of share capital of the Guarantor by the Guarantor or any of its Subsidiaries shall not constitute a Dividend unless, in the case of purchases or redemptions or buy-backs of Shares by or on behalf of the Guarantor or any of its Subsidiaries, the weighted average price per Share (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases or redemptions or buy-backs (translated, if not in rand, into rand at the spot rate ruling at the close of business on such day as determined in good faith by an Independent Financial Adviser) exceeds by more than 5 per cent. the average of the closing prices of the Shares on the Relevant Stock Exchange (as published by or derived from the Relevant Stock Exchange) on the five dealing days immediately preceding the Specified Share Day or, where an announcement (excluding for the avoidance of doubt for these purposes, any general authority for such purchases or redemptions or buy-backs approved by a general meeting of Shareholders of the Guarantor or any notice convening such a meeting of Shareholders) has been made of the intention to purchase, redeem or buy back Shares at some future date at a specified price, on the five dealing days immediately preceding the date of such announcement, in which case such purchase, redemption or buy-back shall be deemed to constitute a Dividend in rand to the extent that the aggregate price paid (before expenses) in respect of such Shares purchased, redeemed or bought back by the Guarantor (translated where appropriate into rand as provided above) exceeds the product of (i) 105 per cent. of the average closing price of the Shares determined as aforesaid and (ii) the number of Shares so purchased, redeemed or bought back;

(d)                                 a purchase of Unrestricted ADSs by the Guarantor or any of its Subsidiaries will not constitute a Dividend unless the weighted average price per ADS (before expenses) on any one day (a “Specified ADS Day”) in respect of such purchases exceeds by more than 5 per cent. the average of the ADS current market price (in each case translated, if not in rand, into rand at the spot rate ruling at close of business on the relevant ADS trading day as determined in good faith by an Independent Financial Adviser) on the five ADS trading days immediately preceding the Specified ADS Day or, where an announcement (excluding for the avoidance of doubt for these purposes, any general authority for such purchases approved by a general meeting of Shareholders of the Guarantor or any notice convening such a meeting of Shareholders) has been made of the intention to purchase Unrestricted ADSs at some future date at a specified price, on the five ADS trading days immediately preceding the date of such announcement, in which case such purchase shall be deemed to constitute a Dividend in rand to the extent that the aggregate price paid (before expenses) in respect of such Unrestricted ADSs purchased by the Guarantor or any of its Subsidiaries (translated, where appropriate, into rand at the spot rate ruling at close of business on the relevant Specified ADS Day as determined in good faith by an Independent Financial Adviser) exceeds the product of (i) 105 per cent. of the average ADS current market price as aforesaid and (ii) the number of ADSs so purchased; and

(e)                                  if the Guarantor or any of its Subsidiaries shall purchase any other depositary or other receipts or certificates representing Shares, the provisions of paragraph (d) shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Financial Adviser.

“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined in good faith by an Independent Financial Adviser provided, that (i) the Fair Market Value of a Cash Dividend paid or to be paid shall be the amount of such Cash

Dividend; (ii) the Fair Market Value of any other cash amount shall be the amount of such cash; (iii) where Securities, Spin-Off Securities, options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by an Independent Financial Adviser), the fair market value (a) of such Securities or Spin-Off Securities shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Securities or Spin-Off Securities and (b) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of both (a) and (b) during the period of five dealing days on the relevant market commencing on the first dealing day such Securities, Spin-Off Securities, options, warrants or other rights are publicly traded or such shorter period as such Securities, Spin-Off Securities, options, warrants or other rights are publicly traded; and (iv) in the case of (i) converted into U.S. dollars (if declared or paid in a currency other than U.S. dollars) at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid or are entitled to be paid the cash Dividend in U.S. dollars; and in any other case, converted into U.S. dollars (if expressed in a currency other than U.S. dollars) at such rate of exchange as may be determined in good faith by an Independent Financial Adviser to be the spot rate ruling at the close of business on that date (or if no such rate is available on that date the equivalent rate on the immediately preceding date on which such a rate is available). In addition, in the case of (i) and (ii), any withholding or deduction required to be made on account of tax and any associated tax credit shall be disregarded.

“Spin-Off” means:

(a)                                 a distribution of Spin-Off Securities by the Guarantor to Shareholders as a class; or

(b)                                 any issue, transfer or delivery of any property or assets (including cash or shares or securities of or in or issued or allotted by any entity) by any entity (other than the Guarantor) to Shareholders as a class or, in the case of or in connection with a Newco Scheme, Existing Shareholders, as a class (but excluding the issue and allotment of shares by Newco to Existing Shareholders), pursuant in each case to any arrangements with the Guarantor or any of its Subsidiaries.

“Spin-Off Securities” means equity share capital of an entity other than the Guarantor or options, warrants or other rights to subscribe for or purchase equity share capital of an entity other than the Guarantor.

(iv)                              If and whenever the Guarantor shall issue Shares to Shareholders as a class by way of rights, or issue or grant to Shareholders as a class by way of rights, options, warrants or other rights to subscribe for or purchase any Shares, in each case at a price per Share which is less than 95 per cent. of the Current Market Price per Share on the date of the first public announcement of the terms of the issue or grant of such Shares, options, warrants or other rights (and notwithstanding that the relevant issue may be or is expressed to be subject to Shareholder or other approvals or consents), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

where:

A                                       is the number of Shares in issue on the Effective Date;

B                                       is the number of Shares which the aggregate amount (if any) payable for the Shares issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Share; and

C                                       is the number of Shares to be issued or, as the case may be, the maximum number of Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means the first date on which the Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

(v)                                 If and whenever the Guarantor shall issue any Securities (other than Shares or options, warrants or other rights to subscribe for or purchase any Shares) to Shareholders as a class by way of rights or grant to Shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase any Securities (other than Shares or options, warrants or other rights to subscribe for or purchase Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

where:

A                                       is the Current Market Price (disregarding for this purpose the provisos to the definition thereof) of one Share on the Effective Date; and

B                                       is the Fair Market Value on the Effective Date of the portion of the rights attributable to one Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means the first date on which the Shares are traded ex-the relevant Securities or ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

(vi)                              If and whenever the Guarantor shall issue (otherwise than as mentioned in sub-paragraph (b)(iv) above) wholly for cash or for no consideration any Shares (other than Shares issued on the exercise of Conversion Rights or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, Shares) or issue or grant (otherwise than as mentioned in sub-paragraph (b)(iv) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase any Shares (other than the Bonds, which term shall include any Further Bonds), in each case at a price per Share which is less than 95 per cent. of the Current Market Price per Share on the date of the first public announcement of the terms of such issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction:

where:

A                                       is the number of Shares in issue immediately before the issue of such Shares or the grant of such options, warrants or rights;

B                                       is the number of Shares which the aggregate consideration (if any) receivable for the issue of such additional Shares or, as the case may be, for the Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Share; and

C                                       is the number of Shares to be issued pursuant to such issue of such additional Shares or, as the case may be, the maximum number of Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights.

Such adjustment shall become effective on the date of issue of such additional Shares or, as the case may be, the grant of such options, warrants or rights.

(vii)                           If and whenever the Guarantor or any Subsidiary of the Guarantor or (at the direction or request of or pursuant to any arrangements with the Guarantor or any Subsidiary of the Guarantor) any other company, person or entity (otherwise than as mentioned in sub-paragraphs (b)(iv), (b)(v) or (b)(vi) above) shall issue wholly for cash or for no consideration any Securities (other than the Bonds, which term shall for this purpose exclude any Further Bonds) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be redesignated as Shares, and the consideration per Share receivable upon conversion, exchange, subscription or redesignation is less than 95 per cent. of the Current Market Price per Share on the date of the first public announcement of the terms of issue of such Securities (or the terms of such grant), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue (or grant) by the following fraction:

where:

A                                       is the number of Shares in issue immediately before such issue or grant (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for Shares which have been issued by the Guarantor for the purposes of or in connection with such issue, less the number of such Shares so issued);

B                                       is the number of Shares which the aggregate consideration (if any) receivable for the Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription attached to such Securities or, as the case may be, for the Shares to be issued or to arise from any such redesignation would purchase at such Current Market Price per Share; and

C                                       is the maximum number of Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange or subscription price or rate or, as the case may be, the maximum number of Shares which may be issued or arise from any such redesignation.

Provided that if at the time of issue of the relevant Securities or date of grant of such rights (as used in this sub-paragraph (b)(vii), the “Specified Date”) such number of Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription are exercised or, as the case may be, such Securities are redesignated or at such other time as may be provided) then for the purposes of this sub-paragraph (b)(vii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, redesignation had taken place on the Specified Date.

Such adjustment shall become effective on the date of issue of such Securities or, as the case may be, the grant of such rights.

(viii)                        If and whenever there shall be any modification of the rights of conversion, exchange or subscription attaching to any such Securities (but for this purpose such term shall include the Bonds and any Further Bonds) as are mentioned in sub-paragraph (b)(vii) above (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Share receivable has been reduced and is less than 95 per cent. of the Current Market Price (disregarding for this purpose the provisos to the definition thereof) per Share on the date of the first public announcement of the proposals for such modification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such modification by the following fraction:

where:

A                                       is the number of Shares in issue immediately before such modification (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for Shares which have been issued by the Guarantor for the purposes of or in connection with such issue, less the number of such Shares so issued);

B                                       is the number of Shares which the aggregate consideration (if any) receivable for the Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription attached to the Securities so modified would purchase at such Current Market Price per Share or, if lower, the existing conversion, exchange or subscription price of such Securities; and

C                                       is the maximum number of Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate but giving credit in such manner as an Independent Financial Adviser shall consider appropriate for any previous adjustment under this sub-paragraph (b)(viii) or sub-paragraph (b)(vii) above.

Provided that if at the time of such modification (as used in this sub-paragraph (b)(viii), the “Specified Date”) such number of Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription are exercised or at such other time as may be provided) then for the purposes of this paragraph (b)(viii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange or subscription had taken place on the Specified Date.

Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such Securities.

(ix)                              If and whenever the Guarantor or any Subsidiary of the Guarantor or (at the direction or request of or pursuant to any arrangements with the Guarantor or any Subsidiary of the Guarantor) any other company, person or entity shall offer any Securities in connection with which offer Shareholders as a class are entitled to participate in arrangements whereby such Securities may be acquired by them (except where the Conversion Price falls to be adjusted under sub-paragraphs (b)(ii), (iii), (iv), (vi) or (vii) above or (x) below (or would fall to be so adjusted if the relevant issue or grant was at less than 95 per cent. of the Current Market Price per Share on the relevant dealing day) or under sub-paragraph (b)(v) above) the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the making of such offer by the following fraction:

where:

A                                       is the Current Market Price of one Share on the date on which the terms of such offer are first publicly announced (or if such day is not a dealing day, the immediately preceding dealing day) (and notwithstanding that the relevant offer may be or is expressed to be subject to Shareholder or other approvals or consents); and

B                                       is the Fair Market Value on the date of such announcement of the portion of the relevant offer attributable to one Share.

Such adjustment shall become effective on the first date on which the Shares are traded ex-rights on the Relevant Stock Exchange.

(x)                                 If the Guarantor (after consultation with the Trustee) determines that an adjustment should be made to the Conversion Price as a result of one or more events or circumstances not referred to above in this Condition 6(b) (even if the relevant circumstance is specifically excluded from the operation of sub-paragraphs (b)(i) to (ix) above), the Guarantor shall, at its own expense and acting reasonably, request an Independent Financial Adviser to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof and the date on which such adjustment should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this sub-paragraph (b)(x) if such Independent Financial Adviser is so requested to make such a determination not more than 21 days after the date on which the relevant circumstance arises and if it would result in a reduction to the Conversion Price.

Notwithstanding the foregoing provisions, where the events or circumstances giving rise to any adjustment pursuant to this Condition 6(b) have already resulted or will result in an adjustment to the Conversion Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Conversion Price or where more than one event which gives rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of the Guarantor, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be advised by an Independent Financial Adviser to be in its opinion appropriate to give the intended result and provided further that, for the avoidance of doubt, the issue of Shares pursuant to the exercise of Conversion Rights shall not result in an adjustment to the Conversion Price.

In addition, such modification shall be made to the operation of these Conditions as may be advised by an Independent Financial Adviser to be in its opinion appropriate (i) to ensure that an adjustment to the Conversion Price or the economic effect thereof shall not be taken into account more than once and (ii) to ensure that the economic effect of a Dividend is not taken into account more than once.

For the avoidance of doubt, other than (a) as a result of an adjustment made pursuant to the provisions of sub-paragraph (b)(i) as a result of an alteration to the nominal value of the Shares as a result of a consolidation of the Shares, (b) pursuant to and in accordance with a Newco Scheme Modification (as defined in Condition 14(a) or (c) in the circumstances provided in the penultimate paragraph of Condition 6(b), no adjustment shall be made that would result in an increase to the Conversion Price.

For the purpose of any calculation of the consideration receivable or price pursuant to sub-paragraphs (iv), (vi), (vii) and (viii), the following provisions shall apply:

(a)                                 the aggregate consideration receivable or price for Shares issued for cash shall be the amount of such cash;

(b)                                 (1) the aggregate consideration receivable or price for Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the aggregate consideration received or receivable or price for any such Securities and (2) the aggregate consideration receivable or price for Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration received or receivable or price for such Securities or, as the case may be, for such options, warrants or rights which is attributed by the Issuer to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed or the Trustee so requires by notice in writing to the Guarantor, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the date of the first public announcement of the terms of issue of such Securities or, as the case may be, such options, warrants or rights, plus in the case of each of (1) and (2) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (3) the consideration receivable or price per Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (1) or (2) above (as the case may be) divided by the number of Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(c)                                  if the consideration or price determined pursuant to (a) or (b) above (or any component thereof) shall be expressed in a currency other than U.S. dollars it shall be converted into U.S. dollars at such rate of exchange as may be determined in good faith by an Independent Financial Adviser to be the spot rate ruling at the close of business on the date of the first public announcement of the terms of issue of such Securities;

(d)                                 if as part of the same transaction, Shares shall be issued for a consideration receivable in more than one or in different currencies then the consideration receivable per Share shall be determined by dividing the aggregate consideration (determined as aforesaid and converted if and to the extent not in U.S. dollars, into U.S. dollars as aforesaid) by the aggregate number of Shares so issued; and

(e)                                  in determining consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Shares or Securities or otherwise in connection therewith.

“Current Market Price” means, in respect of a Share at a particular date, the average of the daily Volume Weighted Average Prices of an Unrestricted ADS (divided by the number of Shares represented by an Unrestricted ADS on the relevant dealing day) for each of the five consecutive dealing days ending on the dealing day immediately preceding such date; provided that if at any time during the said five dealing day period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex- any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement), then:

(a)                                 if the Shares to be issued do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Shares shall have been quoted cum-Dividend (or cum-any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Share as at the date of first public announcement of such Dividend (or entitlement) (disregarding any associated tax credit); or

(b)                                 if the Shares to be issued do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Shares shall have been quoted ex-Dividend (or ex- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof increased by such similar amount (disregarding any associated tax credit), and provided further that (i) if the Shares on each of the said five dealing days have been quoted cum-Dividend (or cum- any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the Shares to be issued do not rank for that Dividend (or other entitlement) the Volume Weighted Average Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Share as at the date of the first public announcement of such Dividend or entitlement (disregarding any associated tax credit), and (ii) if the Volume Weighted Average Price is not available on one or more of the said five dealing days (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in that five-dealing-day period shall be used (subject to a minimum of two such prices) and if only one, or no such Volume Weighted Average Price is available in the relevant period, the Current Market Price shall be determined in good faith by an Independent Financial Adviser.

“dealing day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business, other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to, or does, close prior to its regular weekday closing time.

Where there is any change to the number of Shares represented by an ADS, such modification (if any) shall be made to the operation of these Conditions and,

where appropriate, such adjustment shall be made to the Conversion Price as is advised by an Independent Financial Adviser to be in its opinion appropriate to give the intended result.

References to any issue or offer or grant to Shareholders or Existing Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

(c)                                  Retroactive Adjustments

lf the Conversion Date in relation to any Bond shall be after the record date for any such issue, distribution, grant or offer (as the case may be) as is mentioned in Condition 6(b)(ii) (iii), (iv), (v) or (ix), or any such issue as is mentioned in Condition 6(b)(vi) and (vii) which is made to the Shareholders or any of them, but before the relevant adjustment becomes effective under Condition 6(b) (such adjustment, a “Retroactive Adjustment”), the Issuer shall (conditional upon the relevant adjustment becoming effective) (i) (other than where an Alternative Settlement Election shall have been made in respect of the relevant exercise of Conversion Rights) procure that there shall be issued to the converting Bondholder (or his nominee in accordance with instructions contained in the Conversion Notice), such additional number of relevant additional ADSs (if any) as, together with the relevant ADSs issued or to be issued on conversion of the relevant Bond is equal to the number of relevant ADSs which would have been required to be issued on conversion of such Bond (together with any fraction of a relevant ADS not so issued) or (ii) (where an Alternative Settlement Election shall have been made in respect of the relevant exercise of Conversion Rights) procure that there shall be issued to the converting Bondholder (or his nominee in accordance with instructions contained in the relevant Conversion Notice), such additional number of ADSs and/or any such additional cash payment made to the relevant Bondholder (or his nominee as aforesaid) as shall be determined by an Independent Financial Adviser to be fair and reasonable taking into account the operation of the provisions of Condition 6(m) in relation to the relevant exercise of Conversion Rights, in each case as if the relevant adjustment (more particularly referred to in the said provisions of Condition 6(b)) to the Conversion Price had in fact been made and become effective on and as of the relevant Conversion Date, and the Issuer shall procure the issue to the custodian for the relevant Depositary of such additional number of Shares (“Additional Shares”) as are represented by such additional ADSs.

Any such additional cash amount shall be paid by the Issuer by not later than 5 calendar days following the relevant Reference Date by transfer to a U.S. dollar account maintained with a bank in New York City in accordance with instructions contained in the relevant Conversion Notice.

(d)                                 Decision of an Independent Financial Adviser

If any doubt shall arise as to the appropriate adjustment to the Conversion Price, and following consultation between the Guarantor and an Independent Financial Adviser, a written opinion of such Independent Financial Adviser in respect of such adjustment to the Conversion Price shall be conclusive and binding on all concerned, save in the case of manifest or proven error.

(e)                                  Shares may not be issued at a Discount

The Conversion Price may not be reduced so that, on conversion of the Bonds, Shares would fall to be issued at a discount to their nominal or par value.

(f)                                    Employees’ Share Schemes and Black Economic Empowerment Schemes

No adjustment will be made to the Conversion Price where Shares or other Securities are issued, offered, exercised, allotted, appropriated, modified or granted to, or for the benefit of, (i) employees, former employees or directors (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Guarantor or any of its Subsidiaries or associated companies of any such person or to or for the benefit of, any trustee or trustees for the benefit of any such person, in any such case pursuant to any employees’ share or option scheme or (ii) any other person in connection with the Bokamoso ESOP Trust employee share option scheme, the empowerment transaction entered into with lzingwe Holdings (Proprietary) Limited (“Izingwe”) and any other black economic empowerment transaction entered into by the Guarantor.

(g)                                 Rounding Down

On any adjustment, the resultant Conversion Price, if not an integral multiple of U.S.$0.01, shall be rounded down to the nearest whole multiple of U.S.$0.01. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made, and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time. Notice of any adjustments shall be given by or on behalf of the Issuer to the Bondholders in accordance with Condition 17 and to the Trustee as soon as practicable after the determination thereof.

(h)                                 Relevant Event

Following the occurrence of a Relevant Event, the Issuer shall give notice or procure that there is given thereof to the Trustee and the Bondholders in accordance with Condition 17 (a “Relevant Event Notice”) within 14 calendar days of the first day on which it becomes so aware. The Relevant Event Notice shall contain a statement informing Bondholders of their entitlement to exercise their Conversion Rights as provided in these Conditions and their entitlement to exercise their rights to require redemption of their Bonds pursuant to Condition 7(e). The Relevant Event Notice shall also specify:

(i)                                     the Conversion Price immediately prior to the occurrence of the Relevant Event;

(ii)                                  the Volume Weighted Average price of an ADS as at the latest practicable date prior to the publication of such notice;

(iii)                               the Make-Whole Amount payable per U.S.$100,000 principal amount of Bonds on exercise of Conversion Rights where the relevant Conversion Date falls in the Relevant Event Period;

(iv)                              the last day of the Relevant Event Period;

(v)                                 the Relevant Event Put Date; and

(vi)                              such other information relating to the Relevant Event as the Trustee may reasonably require.

lf, following the occurrence of a Relevant Event, Conversion Rights are exercised during the Relevant Event Period, then in addition to the number of ADSs to be delivered and/or amount of cash to be paid to the relevant Bondholder in respect of such exercise pursuant to these Conditions, the Issuer shall pay to such Bondholder the Make-Whole Amount in respect of the relevant Bonds.

The Issuer shall pay the Make-Whole Amount by not later than 14 calendar days following the last day of the Relevant Event Period by transfer to a U.S. dollar account maintained with a bank in New York in accordance with instructions contained in the relevant Conversion Notice.

(i)                                    Procedure for Conversion

Subject to and as provided in these Conditions, a Conversion Right may be exercised by a Bondholder during the Conversion Period by delivering the relevant Bond to the specified office of any Paying, Transfer and Conversion Agent, during its usual business hours, accompanied by a duly completed and signed notice of conversion (a “Conversion Notice”) in the form (for the time being current) obtainable from any Paying, Transfer and Conversion Agent. Conversion Rights shall be exercised subject in each case to any applicable fiscal or other laws or regulations applicable in the jurisdiction in which the specified office of the Paying, Transfer and Conversion Agent to whom the relevant Conversion Notice is delivered is located.

If such delivery is made after the end of normal business hours or on a day which is not a business day in the place of the specified office of the relevant Paying, Transfer and Conversion Agent, such delivery shall be deemed for all purposes of these Conditions to have been made on the next following such business day.

A Bondholder exercising Conversion Rights at any time in respect of Bonds sold under Regulation S under the Securities Act, including in respect of Bonds represented by the Regulation S Global Bond, will receive Unrestricted ADSs.

A Bondholder exercising Conversion Rights at any time on or after the later of (i) 22 May 2010 and (ii) the date that is twelve months after the last date on which the Guarantor or any affiliate of the Guarantor was the owner of such Bonds as notified by the Guarantor to Bondholders pursuant to Condition 17, or, in each case, such shorter period of time as permitted by Rule 144 under the Securities Act, in respect of Bonds sold under Rule 144A (“Rule 144A”) under the Securities Act, including in respect of Bonds represented by the Rule 144A Global Bond, will receive Unrestricted ADSs. A Bondholder exercising Conversion Rights prior to that time in respect of Bonds sold under Rule 144A, including in respect of Bonds represented by the Rule 144A Global Bond, will receive Restricted ADSs.

A Bondholder exercising Conversion Rights will be required to represent and agree in the Conversion Notice that, among other things, at the time of signing and delivery of such Conversion Notice it is not an affiliate (within the meaning of Rule 144 under the Securities Act) of the Guarantor or a person acting on behalf of such an affiliate.

In addition, a Bondholder exercising Conversion Rights prior to the later of (i) 22 May 2010 and (ii) the date that is twelve months after the last date on which the Guarantor or any affiliate of the Guarantor was the owner of such Bonds as notified by the Guarantor to Bondholders pursuant to Condition 17, or, in each case, such shorter period of time as permitted by Rule 144 under the Securities Act, will be required to represent and agree in the Conversion Notice that at the time of signing and delivery of such Conversion Notice, it or the person who has the beneficial interest in that Bond either (1) is not in the United States or a U.S. person (as defined in Regulation S (“Regulation S”) under the Securities Act and acquired such Bonds in an offshore transaction effected in accordance with Rule 903 or 904 of Regulation S; or (2) is a qualified institutional buyer (a “QIB”) within the meaning of Rule 144A, acquired such Bonds for its own account or for the account of a QIB in reliance on Rule 144A, and if it acquired an interest in the Bonds for the account of one or more QIBs, it has sole investment discretion with respect to each such account and has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account, and understands that the Shares to be issued upon conversion of such Bond will be represented by Restricted ADSs and that neither such Shares nor Restricted ADSs have been registered under the Securities Act. Further, such Bondholder will be required to agree not to (x) offer, sell, pledge or otherwise transfer such Restricted ADSs or the Shares represented thereby except in compliance with the Securities Act and other applicable laws and only (A) pursuant to a registration statement which has been declared effective under the Securities Act, (B) in accordance with Rule 144A to a person that such Bondholder reasonably believes is a QIB purchasing for its own account or for the account of a QIB, (C) in an offshore transaction in accordance with Regulation S to non-U.S. persons, or (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), and (y) deposit any Shares (including without limitation Shares deliverable to such Bondholder upon withdrawal from the facility established pursuant to the Restricted Deposit Agreement) in the facility established pursuant to the Unrestricted Deposit Agreement or any other unrestricted depositary receipt facility in respect of the Shares for so long as such Shares are “restricted securities” within the meaning of Rule 144 under the Securities Act.

In addition, a Bondholder exercising Conversion Rights will be required to certify, represent and agree in the relevant Conversion Notice either:

(i)                                     that such Bondholder is not a resident of South Africa within the meaning of the Exchange Control Regulations 1961 (as may be amended from time to time) of the Republic of South Africa promulgated under the Currency and Exchanges Act 1933 (as amended from time to time) of the Republic of South Africa; or

(ii)                                  that all exchange control approvals required under applicable laws and regulations of the Republic of South Africa in connection with the exercise of Conversion Rights by such Bondholder and the issue of ADSs to such Bondholder upon such exercise have been obtained and are in full force and effect; or

(iii)                               that no exchange control approvals are required under applicable laws and regulations of the Republic of South Africa in connection with the exercise of Conversion Rights by such Bondholder and the issue of ADSs to such Bondholder upon such exercise, and shall be required to provide evidence reasonably satisfactory to the Issuer as to the applicability of (i), (ii) or (iii), as the case may be.

A Conversion Notice, once delivered, shall be irrevocable.

The conversion date in respect of a Bond (the “Conversion Date”) shall be the Johannesburg business day immediately following the date of such delivery and, if applicable, the making of any payment to be made as provided below.

A Bondholder exercising a Conversion Right must pay:

(i)                                     any capital, stamp, issue and registration taxes and duties arising on conversion (other than any such taxes or duties payable in the Isle of Man, the United States of America or the Republic of South Africa in respect of the issue and delivery of Shares and ADSs on such conversion (including any Additional Shares and Additional ADSs), which shall be paid by the Guarantor);

(ii)                                  all, if any, taxes (including any capital gain taxes) arising by reference to any disposal or deemed disposal of a Bond or interest therein in connection with such conversion; and

(iii)                               where a Conversion Right is exercised in circumstances where the relevant Conversion Date falls during the period from the Record Date in respect of an Interest Payment Date to such Interest Payment Date (both dates inclusive), to the Issuer a sum equal to the interest in respect of the relevant Bonds payable on such Interest Payment Date to the person or persons shown in the Register at the close of business on such Record Date (whether or not such person or persons is or are the holder or holders exercising Conversion Rights in respect of such Bonds).

The Issuer, failing whom the Guarantor, will pay all expenses, charges and fees of the custodian for the relevant Depositary and of the relevant Depositary in connection with the deposit of the relevant Shares (including any Additional Shares) and issue of the relevant ADSs (including any Additional ADSs) pursuant to the relevant Deposit Agreement on conversion.

Within six Johannesburg and New York business days following the Conversion Date or, as the case may be, Reference Date (or, where the Issuer shall have made an Alternative Settlement Election, within six Johannesburg and New York business days following the end of the Calculation Period referred to in Condition 6(m)), the Guarantor shall:

(i)                                     cause the issue and registration for trading on the Relevant Stock Exchange of the Shares representing the ADSs to be issued on conversion by issuing an instruction to that effect to a Central Securities Depository Participant in South Africa of the custodian for the relevant Depositary; and

(ii)                                  procure that such Shares are credited to an account of the custodian for the relevant Depositary with a Central Securities Depository Participant in South Africa and that such Shares are flagged “Non-Resident” for the purposes of South Africa exchange control laws and regulations.

The Guarantor shall further procure that the relevant Depositary credits to the relevant account of the relevant DTC participant specified in the relevant Conversion Notice the relevant ADSs to be issued on conversion by not later than nine Johannesburg and New York business days following the relevant Conversion Date or, as the case may be, the Reference Date (or, where the Issuer shall have made an Alternative Settlement Election, by no later than nine Johannesburg and New York business days following the end of the relevant Calculation Period referred to in Condition 6(m)).

ADSs will not be issued in certificated form and accordingly, no person shall be entitled to receive physical delivery of ADSs.

(j)                                    Ranking

Shares issued upon conversion of the Bonds will be fully paid and will in all respects rank pari passu with the fully paid Shares in issue on the relevant Conversion Date or, in the case of Additional Shares, on the relevant Reference Date (except in any such case for any right excluded by mandatory provisions of applicable law), except that the Shares or, as the case may be, the Additional Shares so issued will not rank for any rights, distributions or payments the record date or other due date for the establishment of entitlement for which falls prior to the relevant Conversion Date or, as the case may be, the relevant Reference Date.

ADSs issued upon conversion of the Bonds will in all respects rank pari passu with all other Restricted ADSs or Unrestricted ADSs, as the case may be, then in issue, except that ADSs or, as the case may be, Additional ADSs so issued will not rank for any rights, distributions or payments where the record date or other due date for the establishment of entitlement in respect of the Shares represented by such ADSs or, as the case may be, Additional ADSs falls prior to the relevant Conversion Date or, as the case may be, the relevant Reference Date.

Save as provided in Condition 6(k), no payment or adjustment shall be made on conversion for any interest which otherwise would have accrued on the relevant Bonds since the last Interest Payment Date preceding the Conversion Date relating to such Bonds (or, if such Conversion Date falls before the first Interest Payment Date, since the Closing Date).

(k)                                  Interest on Conversion

If any notice requiring the redemption of any Bonds is given pursuant to Condition 7(b) or 7(c) on or after the fifteenth London and New York business day prior to a record date falling after the last Interest Payment Date (or in the case of the first Interest Period, the Closing Date) (whether such notice is given before, on or after such record date) in respect of any Dividend or distribution payable in respect of the Shares where such notice specifies a date for redemption falling on or prior to the date which is 14 days after the Interest Payment Date next following such record date, interest shall accrue on Bonds in respect of which Conversion Rights shall have been exercised and in respect of which the Conversion Date falls after such record date and on or prior to the Interest Payment Date next following such record date in respect of such Dividend or distribution, in each case from and including the preceding Interest Payment Date (or, if such Conversion Date falls before the first Interest Payment Date, from the Closing Date) to but excluding such Conversion Date. The Issuer shall pay any such accrued interest or procure that any such accrued interest is paid by not later than 14 calendar days after the relevant Conversion Date by transfer to, a U.S. dollar account maintained with a bank in New York City in accordance with instructions given by the relevant Bondholder in the relevant Conversion Notice.

(l)                                    Purchase or Redemption by the Issuer of its own Shares etc

The Guarantor may exercise such rights as it may from time to time enjoy to purchase or redeem Unrestricted ADSs and its own shares (including Shares) without the consent of the Bondholders. Neither the Issuer nor the Guarantor shall, and the Guarantor shall procure that none of its affiliates (as defined in Rule 144 under the Securities Act) shall, purchase or redeem any Restricted ADSs.

(m)                               Alternative Settlement Election and Automatic Cash Settlement

(i)                                     Voluntary Election

Upon exercise of Conversion Rights by a Bondholder where the Conversion Date falls after the Conversion Commencement Date, the Issuer may make an election (an “Alternative Settlement Election”) by giving notice (an “Alternative Settlement Election Notice”) to the relevant Bondholder by not later than the date (the “Alternative Settlement Election Date”) falling 3 dealing days following the relevant Conversion Date to the address (or, if a fax number or email address is provided in the relevant Conversion Notice, that fax number or email address) specified for that purpose in the relevant Conversion Notice (with a copy to the Trustee and the Principal Paying, Transfer and Conversion Agent).

An Alternative Settlement Election Notice shall specify the relevant Calculation Period and whether the Issuer has elected for an ADS Based Settlement or a Cash Based Settlement.

An Alternative Settlement Election Notice shall be irrevocable.

(ii)                                  Automatic Cash Settlement

Where Conversion Rights are exercised and the relevant Conversion Date falls:

(i)                                     during the Relevant Event Period and prior to the Conversion Commencement Date; or

(ii)                                  on or prior to such time as the Issuer shall have given a Revocation Notice to Bondholders,

the exercise of such Conversion Rights shall be satisfied by the payment by the Issuer of the Cash Settlement Amount (as determined as provided in Condition 6(m)(iii), with for this purpose, “FN” being zero) together with, where the relevant Conversion Date falls during the Relevant Event Period (and, in this case, whether prior to or on or after the Conversion Commencement Date), the Make-Whole Amount in respect of the relevant Bonds.

A “Revocation Notice” means a notice given by the Issuer to Bondholders save that the provisions of this Condition 6(m)(ii) shall not apply in respect of the exercise of Conversion Rights where the relevant Conversion Date falls after the date such notice is given (and such notice may be given in and as part of the notice required to be given pursuant to Condition 11(xiv)).

A Revocation Notice shall not be given prior to the Conversion Commencement Date.

Where this paragraph (ii) shall apply, a holder exercising Conversion Rights shall not be entitled to receive ADSs in respect of such exercise.

(iii)                               ADS Based Settlement

Where an Alternative Settlement Election is made by the Issuer and the Alternative Settlement Election Notice specifies ADS Based Settlement, the relevant exercise of Conversion Rights shall be satisfied, in respect of each U.S.$100,000 principal amount of Bonds, by the delivery to or to the order of the relevant Bondholder of the Fixed Number of ADSs (which shall not be greater than the Reference ADSs) and the payment to such Bondholder of the Cash Settlement Amount.

The “Fixed Number of ADS” shall be the number of ADSs specified as the Fixed Number of ADSs in the relevant Alternative Settlement Election Notice.

“Cash Settlement Amount” means the sum of the Daily Settlement Amounts determined in respect of each dealing day in the Calculation Period.

“Daily Settlement Amount” means, in respect of a dealing day, an amount determined in accordance with the following formula:

where

DSA                                                                       means the Daily Settlement Amount;

DCV                                                                     means the Reference ADSs multiplied by VWAP;

FN                                                                                means the Fixed Number of ADSs specified in the relevant Alternative Settlement Election Notice; and

VWAP                                                           means the Volume Weighted Average Price of an ADS on the relevant dealing day.

“Reference ADSs” means, in respect of the exercise of Conversion Rights, the number of ADSs determined by dividing U.S.$100,000 by the Conversion Price in effect on the relevant Conversion Date, rounded down, if necessary, to the nearest whole number.

“Calculation Period” means, in relation to any exercise of Conversion Rights, the period of 10 consecutive dealing days commencing on and including the third dealing day after the date the relevant Alternative Settlement Election Notice is given to the relevant Bondholder or, where Condition 6(m)(ii) shall apply, commencing on and including the relevant Conversion Date.

Notwithstanding the above, the Issuer shall be entitled to specify in the relevant Alternative Settlement Election Notice that the relevant exercise of Conversion Rights shall be settled entirely by the delivery of ADSs, and in such case no cash amount shall be payable in respect thereof under this Condition 6(m). In such case the Issuer shall procure the delivery to the relevant Bondholder of the Conversion ADSs (determined as provided in sub-paragraph (iv) (Cash Based Settlement) with, for this purpose, “FCA” being zero).

(iv)                              Cash Based Settlement

Where an Alternative Settlement Election is made by the Issuer and the Alternative Settlement Election Notice specifies Cash Based Settlement, the relevant exercise of Conversion Rights shall be satisfied, in respect of each U.S.$100,000 principal amount of Bonds, by the payment to or to the order of the relevant Bondholder of the Fixed Cash Amount and the delivery to such Bondholder of the Conversion ADSs.

The “Fixed Cash Amount” shall be the cash amount in U.S. dollars specified as the Fixed Cash Amount in the relevant Alternative Settlement Election Notice.

“Conversion ADSs” means the sum of the Daily Conversion ADSs determined in respect of each dealing day in the Calculation Period.

“Daily Conversion ADSs” means, in respect of a dealing day, the number of ADSs determined in accordance with the following formula, provided that if DCV is less than FCA, the Daily Conversion ADSs in respect of such dealing day shall be zero:

where

DCA                                                                     means the Daily Conversion ADSs (rounded down, if necessary to the nearest whole number);

FCA                                                                       means the Fixed Cash Amount;

VWAP                                                           has the meaning provided in sub-paragraph (iii) above; and

DCV                                                                     has the meaning provided in sub-paragraph (iii) above.

Notwithstanding the above, the Issuer shall be entitled to specify in the relevant Alternative Settlement Election Notice that the relevant exercise of Conversion Rights shall be settled entirely by payment of a cash amount, and in such case no ADSs shall be delivered. In such case, the Issuer shall pay to the relevant Bondholder the Cash Settlement Amount (determined as provided in sub-paragraph (iii) (ADS Based Settlement) with, for this purpose, “FN” being zero).

(v)                                 Determination of VWAP

In determining the VWAP for any dealing day, if any Dividend or other entitlement in respect of the Shares is announced on or prior to the end of the relevant Calculation Period in circumstances where the record date or other due date for the establishment of entitlement in respect of such Dividend or other entitlement shall be on or after the relevant Conversion Date and if on such dealing day in the relevant Calculation Period the VWAP is based on a price ex-Dividend or ex-any other entitlement, the VWAP for such dealing day shall be increased by an amount equal to the Fair Market Value of any such Dividend or other entitlement per Share (by reference to the number of Shares represented by an ADS at the relevant time) as at the date of the first public announcement of such Dividend or entitlement (or, if that is not a dealing day, the immediately preceding dealing day).

If there shall be any adjustment to the Conversion Price during the Calculation Period, such adjustment shall be made to the number of ADSs comprising the Reference ADSs as an Independent Financial Adviser shall determine to be appropriate.

(vi)                              Payment

Payment of any cash amount pursuant to this Condition 6(m) shall be made by the Issuer by not later than 5 calendar days following the end of the Calculation Period by transfer to a U.S. dollar account maintained with a bank in New York City in accordance with instructions contained in the relevant Conversion Notice.

Delivery of any ADSs pursuant to this Condition 6(m) shall be made in the manner and by the time provided in Condition 6(i).

7                                         Redemption and Purchase

(a)                                 Final Redemption

Unless previously purchased and cancelled, redeemed or converted as herein provided, the Bonds will be redeemed at their principal amount on the Final Maturity Date. The Bonds may only be redeemed at the option of the Issuer prior to the Final Maturity Date in accordance with Condition 7(b).

(b)                                 Redemption at the Option of the Issuer

On giving not less than 30 nor more than 90 days’ notice (an “Optional Redemption Notice”) to the Trustee and to the Bondholders in accordance with Condition 17, the Issuer may redeem all but not some only of the Bonds then outstanding on the date (the “Optional Redemption Date”) specified in the Optional Redemption Notice at their principal amount together with accrued interest up to but excluding the Optional Redemption Date:

(i)                                     at any time on or after 12 June 2012, if the Parity Value on each of at least 20 consecutive dealing days ending not earlier than five days prior to the giving of the relevant Optional Redemption Notice, shall have exceeded U.S.$130,000; or

(ii)                                  at any time if, prior to the date on which the relevant Optional Redemption Notice is given, Conversion Rights shall have been exercised and/or purchases (and corresponding cancellations) effected in respect of 85 per cent. or more in principal amount of the Bonds originally issued.

For the purposes of Condition 7(b)(ii), the principal amount of the Bonds originally issued shall be the aggregate of the principal amount of the Bonds and the principal amount of any Further Bonds.

(c)                                  Redemption for Taxation Reasons

At any time the Issuer may, having given not less than 30 nor more than 60 days’ notice (a “Tax Redemption Notice”) to the Bondholders redeem (subject to the second following paragraph) all but not some only of the Bonds for the time being outstanding on the date (the “Tax Redemption Date”) specified in the Tax Redemption Notice at their principal amount as at such date, together with accrued but unpaid interest to such date, if (i) the Issuer satisfies the Trustee immediately prior to the giving of such notice that the Issuer (or, if the guarantee were called, the Guarantor) has or will become obliged to pay additional amounts in respect of payments of interest on the Bonds pursuant to Condition 9 as a result of any change in, or amendment to, the laws or regulations of the Isle of Man or the Republic of South Africa or any political subdivision or any authority thereof or therein having power to tax, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the 18 May 2009, and (ii) such obligation cannot be avoided by the Issuer or the Guarantor, as the case may be, taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor, as the case may be, would be obliged to pay such additional amounts were a payment in respect of the Bonds then due or, as the case may be, the guarantee was then called. Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer or the Guarantor, as the case may be, shall deliver to the Trustee (a) a certificate signed by two directors of the Issuer or the Guarantor, as the case may be, stating that the obligation referred to in (i) above cannot be avoided by the Issuer or the Guarantor, as the case may be, taking reasonable measures available to it and (b) an opinion of independent legal or tax advisers of recognised international standing to the effect that such change or amendment has occurred and that the Issuer or the Guarantor, as the case may be, has or will be obliged to pay such additional amounts as a result thereof (irrespective of whether such amendment or change is then effective) and the Trustee shall accept without any liability for so doing such certificate and opinion as sufficient evidence of the matters set out in (i) and (ii) above in which event it shall be conclusive and binding on the Bondholders.

On the Tax Redemption Date the Issuer shall (subject to the next following paragraph) redeem the Bonds at their principal amount, together with accrued interest to such date.

If the Issuer gives a Tax Redemption Notice, each Bondholder will have the right to elect that his Bonds shall not be redeemed and that the provisions of Condition 9 shall not apply in respect of any payment of interest to be made on such Bonds which falls due after the relevant Tax Redemption Date, whereupon no additional amounts shall be payable in respect thereof pursuant to Condition 9 and payment of all amounts of such interest on such Bonds shall be made subject to the deduction or withholding of any Isle of Man or, as the case may be, the Republic of South Africa taxation required to be withheld or deducted. To exercise such right, the holder of the relevant Bond must complete, sign and deposit at the specified office of any Paying, Transfer and Conversion Agent a duly completed and signed notice of election, in the form for the time being current, obtainable from the specified office of any Paying, Transfer and

Conversion Agent together with the relevant Bonds on or before the day falling 10 days prior to the Tax Redemption Date.

(d)                                 Optional Redemption and Tax Redemption Notices

Any Optional Redemption Notice or Tax Redemption Notice shall be irrevocable. Any such notice shall specify (i) the Optional Redemption Date or, as the case may be, the Tax Redemption Date, (ii) the Conversion Price, the aggregate principal amount of the Bonds outstanding and the closing price of the Shares as published by or derived from the Relevant Stock Exchange, in each case as at the latest practicable date prior to the publication of the Optional Redemption Notice or, as the case may be, the Tax Redemption Notice and (iii) the last day on which Conversion Rights may be exercised by Bondholders.

(e)                                  Redemption at the option of Bondholders

(i)                                     Relevant Period

Following the occurrence of a Relevant Event, the holder of each Bond will have the right to require the Issuer to redeem that Bond on the Relevant Event Put Date at its principal amount, together with accrued and unpaid interest to such date. To exercise such right, the holder of the relevant Bond must deliver such Bond to the specified office of any Paying, Transfer and Conversion Agent, together with a duly completed and signed notice of exercise in the form for the time being current obtainable from the specified office of any Paying, Transfer and Conversion Agent (a “Relevant Event Put Exercise Notice”), at any time during the Relevant Event Period. The “Relevant Event Put Date” shall be the fourteenth calendar day after the expiry of the Relevant Event Period.

Payment in respect of any such Bond shall be made by transfer to a U.S. dollar account maintained with a bank in New York City as specified by the relevant Bondholder in the Relevant Event Put Exercise Notice.

A Relevant Event Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem all Bonds the subject of Relevant Event Put Exercise Notices delivered as aforesaid on the Relevant Event Put Date.

(ii)                                  De-listing Event

Following the occurrence of a De-listing Event, the holder of each Bond will have the right to require the Issuer to redeem that Bond on the De-listing Event Put Date at its principal amount, together with accrued and unpaid interest to such date. To exercise such right, the holder of the relevant Bond must deliver such Bond to the specified office of any Paying, Transfer and Conversion Agent, together with a duly completed and signed notice of exercise in the form for the time being current obtainable from the specified office of any Paying, Transfer and Conversion Agent (a “De-listing Event Put Exercise Notice”), at any time during the De-listing Event Period. The “De-listing Event Put Date” shall be the fourteenth calendar day after the expiry of the De-listing Event Period.

Payment in respect of any such Bond shall be made by transfer to a U.S. dollar account maintained with a bank in New York City as specified by the relevant Bondholder in the De-listing Event Put Exercise Notice.

A De-listing Event Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem all Bonds the subject of De-listing Event Put Exercise Notices delivered as aforesaid on the De-listing Event Put Date.

The Issuer shall give notice or procure that notice is given to the Trustee and the Bondholders in accordance with Condition 17 (a “De-listing Event Notice”) within 14 calendar days of the first day on which it becomes aware of the occurrence of a De-listing Event. The De-listing Event Notice shall contain a statement informing Bondholders of their entitlement to exercise their Conversion Rights as provided in these Conditions and their entitlement to exercise their rights to require redemption of their Bonds pursuant to this Condition 7(e). The De-listing Event Notice shall also specify:

(i)                                     the Conversion Price and the Volume Weighted Average price of an ADS as at the latest practicable date prior to the publication of such notice;

(ii)                                  the last day of the De-listing Event Period;

(iii)                               the De-listing Event Put Date; and

(iv)                              such other information relating to the De-listing Event as the Trustee may reasonably require.

(f)                                    Purchase

Subject to any applicable stock exchange requirements, the Issuer or the Guarantor or any Subsidiary of the Guarantor or any affiliate (as defined in Rule 144 under the Securities Act) of the Guarantor may at any time purchase Bonds in the open market or otherwise at any price.

(g)                                 Cancellation

All Bonds which are redeemed or in respect of which Conversion Rights are exercised and all Bonds purchased by the Issuer, the Guarantor or any Subsidiary of the Guarantor will be cancelled and may not be reissued or resold.

All Bonds purchased by any affiliate (as defined in Rule 144 under the Securities Act) of the Guarantor may not be offered, resold, pledged or otherwise transferred if, upon such offer, resale, pledge or transfer, such Bonds would be “restricted securities” as defined in Rule 144 of the Securities Act

(h)                                 Multiple Notices

If more than one notice of redemption is given pursuant to this Condition 7, the first of such notices to be given shall prevail.

8                                         Payments

(a)                                 Principal

Payment of the principal in respect of the Bonds and accrued interest payable on a redemption of the Bonds other than on an Interest Payment Date will be made to the person or persons shown in the Register at the close of business on the Record Date and subject to the surrender of the Bonds at the specified office of the Registrar or of any of the Paying, Transfer and Conversion Agents.

(b)                                 Interest and other Amounts

(i)                                     Payments of interest due on an Interest Payment Date will be made on such Interest Payment Date to the persons shown in the Register at close of business on the Record Date (whether or not redeemed or converted at any time thereafter).

(ii)                                  Payments of all amounts other than as provided in Condition 8(a) and (b)(i) will be made as provided in these Conditions.

(c)                                  Record Date

“Record Date” means the seventh Business Day (as defined in Condition 3) before the due date for the relevant payment.

(d)                                 Payments

Each payment in respect of the Bonds pursuant to Condition 8(a) and (b)(i) will be made by transfer to a U.S. dollar account maintained with a bank in New York City.

(e)                                  Payments subject to fiscal laws

All payments in respect of the Bonds are subject in all cases to any applicable fiscal or other laws and regulations. No commissions or expenses shall be charged to the Bondholders in respect of such payments.

(f)                                    Delay in payment

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due (i) as a result of the due date not being a business day, (ii) if the Bondholder is late in surrendering the relevant Bond or (iii) if a cheque mailed in accordance with this Condition arrives after the date for payment.

(g)                                 Business Days

In this Condition, “business day” means any day (other than a Saturday or Sunday) on which banks and foreign exchange markets are open for business in London and New York City and, in the case of presentation or surrender of a Bond, in the place of the specified office of the Registrar or relevant Paying, Transfer and Conversion Agent, to whom the relevant Bond is presented or surrendered.

(h)                                 Agents, etc.

The initial Paying, Transfer and Conversion Agents and the Registrar and their initial specified offices are listed below. The Issuer reserves the right under the

Agency Agreement at any time, with the prior written approval of the Trustee, to vary or terminate the appointment of any Paying, Transfer and Conversion Agent or the Registrar and appoint additional or other Paying, Transfer and Conversion Agents or another Registrar, provided that it will maintain (i) a Principal Paying, Transfer and Conversion Agent, and a Paying, Transfer and Conversion Agent in New York City, (ii) a Paying, Transfer and Conversion Agent having its specified office in London, (iii) a Paying, Transfer and Conversion Agent with a specified office in a European Union Member State that will not be obliged to withhold or deduct tax pursuant to any law implementing European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN council meeting of 26-27 November 2000 (iv) so long as the Bonds are listed on the SGX-ST and the rules of the SGX-ST so require, a Paying, Transfer and Conversion Agent having a specified office in Singapore and (iv) a Registrar with a specified office outside the United Kingdom. Notice of any change in the Paying, Transfer and Conversion Agents or the Registrar or their specified offices will promptly be given by or on behalf of the Issuer to the Bondholders in accordance with Condition 17 and to the Trustee.

(i)                                    Fractions

When making payments to Bondholders, if the relevant payment is not of an amount which is a whole multiple of the smallest unit of the relevant currency in which such payment is to be made, such payment will be rounded down to the nearest such unit.

9                                         Taxation

All payments made by or on behalf the Issuer or the Guarantor in respect of the Bonds will be made free from any restriction or condition and be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Isle of Man or the Republic of South Africa or any political subdivision or any authority thereof or therein having power to tax, unless deduction or withholding of such taxes, duties, assessments or governmental charges is required to be made by law.

In the event that any such withholding or deduction is required to be made, the Issuer or the Guarantor, as the case may be, will pay such additional amounts as will result in the receipt by the Bondholders of the amounts which would otherwise have been receivable had no such withholding or deduction been required, except that no such additional amount shall be payable in respect of interest on any Bond:

(a)                                 to a holder (or to a third party on behalf of a holder) who is subject to such taxes, duties, assessments or governmental charges in respect of such Bond by reason of his having some connection with the Isle of Man or the Republic of South Africa, as the case may be, otherwise than merely by holding the Bond or by the receipt of amounts in respect of the Bond; or

(b)                                 where presentation and surrender of a Bond is required pursuant to these Conditions, if the Bond is surrendered more than 30 days after the Relevant Date except to the extent that the holder would have been entitled to such additional amount on surrendering the Bond for payment on the last day of such period of 30 days; or

(c)                                  where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(d)                                 where presentation and surrender of a Bond is required pursuant to these Conditions, presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Bond to another Paying, Transfer and Conversion Agent in a Member State of the European Union.

References in these Conditions to principal, premium and/or interest shall be deemed also to refer to any additional amounts which may be payable under this Condition or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed.

The provisions of this Condition 9 shall not apply in respect of any payments of interest which fall due after the relevant Tax Redemption Date in respect of any Bonds which are the subject of a Bondholder election pursuant to Condition 7(c) (Redemption for Taxation Reasons).

10                                  Events of Default

The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution of the Bondholders shall (subject in each case to being indemnified and/or secured and/or prefunded to its satisfaction), give notice to the Issuer that the Bonds are, and they shall accordingly thereby immediately become, due and repayable at their principal amount together with accrued interest if any of the following events (each an “Event of Default”) shall have occurred and (other than in the case of the events referred to in Condition 10(a)) is continuing:

(a)                                 Non-payment or non-delivery of Shares

(i)                                     The Issuer or the Guarantor fails to pay any interest or other amount in respect of the Bonds when due and such failure continues for a period of 14 days; or

(ii)                                  the Guarantor fails to issue and deliver any Shares required to be issued and delivered by it or there is a failure to issue and deliver any ADSs required to be issued and delivered following the exercise of Conversion Rights and such failure continues for a period of 14 days.

(b)                                 Breach of Other Obligations

The Issuer or the Guarantor does not perform or comply with any one or more of its other obligations under the Bonds or the Trust Deed (other than any obligation for the payment of any interest or any other amount in respect of the Bonds or any obligation to issue and deliver Shares or ADSs following the exercise of Conversion Rights) or, if any event occurs or any action is taken or fails to be taken which is (or but for a provision of applicable law would be) a breach of any of the undertakings contained in Condition 11, which default or breach is incapable of remedy or, if in the opinion of the Trustee capable of remedy, is not in the opinion of the Trustee remedied within 30 days (or such longer period as the Trustee may permit) after written notice of such default or breach shall have been given to the Issuer or the Guarantor by the Trustee requiring the same to be remedied; or

(c)                                  Cross-Default

(i)                                     any other present or future indebtedness of the Issuer or the Guarantor or any Material Subsidiary for or in respect of moneys borrowed becomes due and payable prior to its stated maturity by reason of any event of default (howsoever described), or

(ii)                                  any such indebtedness is not paid when due or if later, as the case may be, at the end of any applicable grace period, or

(iii)                               the Issuer or the Guarantor or any Material Subsidiary fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised, provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this paragraph (c) has or have occurred and is or are continuing equals or exceeds U.S.$50,000,000 (or its equivalent in any other currency or currencies); or

(d)                                 Security Enforced

Any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer or the Guarantor or any Material Subsidiary over all or (in the opinion of the Trustee) a substantial part of its property or assets for an amount at the relevant time in excess of U.S.$50,000,000 (or its equivalent in any other currency or currencies) becomes enforceable and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, administrative receiver, manager or other similar person) unless such enforcement is discharged within 30 days or is the subject of a bona fide dispute; or

(e)                                  Insolvency

The Issuer or the Guarantor or any Material Subsidiary is unable to pay its debts as they fall due (by reason of financial difficulties), commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors; or

(f)                                    Winding-up

The Issuer or the Guarantor or any Material Subsidiary takes any corporate action for its winding-up, dissolution or administration or if a receiver, liquidator, administrator, administrative receiver, trustee or similar officer is appointed in respect of it or of all or (in the opinion of the Trustee) a substantial part of its revenues and assets, or the Issuer or the Guarantor or any Material Subsidiary ceases or threatens to cease to carry on all or (in the opinion of the Trustee) a substantial part of its business or operations, except, in each case, for the purpose of solvent reconstruction, amalgamation, reorganisation, merger or consolidation (i) on terms previously approved in writing by the Trustee or by an Extraordinary Resolution of the Bondholders, or (ii) in the case of a Material Subsidiary, whereby the undertaking and assets of the Material Subsidiary are transferred to or otherwise vested in the Guarantor or another Material Subsidiary, provided that, in the case of paragraphs (b) to (e) inclusive, in the case of the Issuer or the Guarantor, and (b) to (f) inclusive, in the case of any Material Subsidiary, the Trustee shall have certified that, in its opinion, such event is materially prejudicial to the interests of the Bondholders.

11                                  Undertakings

Whilst any Conversion Right remains exercisable, the Guarantor will, save with the approval of an Extraordinary Resolution or with the prior written approval of the Trustee where, in the opinion of the Trustee, it is not materially prejudicial to the interests of the Bondholders to give such approval:

(i)                                     issue, register and deliver Shares on exercise of Conversion Rights in accordance with these Conditions and at all times keep available for issue free from pre-emptive or other similar rights out of its authorised but unissued ordinary share capital such number of Shares as would enable it to issue in full such number of Shares as are required to be issued by it upon exercise of Conversion Rights and all other rights of subscription and exchange for and conversion into Shares, and procure the issue and delivery of ADSs in accordance with these Conditions on exercise of Conversion Rights;

(ii)                                  other than in connection with a Newco Scheme, not issue or pay up any Securities, in either case by way of capitalisation of profits or reserves, other than:

(A)                               by the issue of fully paid Shares or other Securities to the Shareholders and other holders of shares in the capital of the Guarantor which by their terms entitle the holders thereof to receive Shares or other Securities on a capitalisation of profits or reserves; or

(B)                               by the issue of Shares paid up in full out of profits or reserves (in accordance with applicable law) and issued wholly, ignoring fractional entitlements, in lieu of the whole or part of a Dividend in cash; or

(C)                               by the issue of fully paid equity share capital (other than Shares) to the holders of equity share capital of the same class and other holders of ordinary shares in the capital of the Guarantor which by their terms entitle the holders thereof to receive equity share capital (other than Shares) on a capitalisation of profits or reserves; or

(D)                               by the issue of any equity share capital to (x) employees or former employees or directors (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Guarantor or any of its Subsidiaries or associated companies of any such person or to any trustee or trustees for the benefit of any such person, in any such case, pursuant to any employees’ share or option scheme, or (y) to any other person in connection with the Bokamoso ESOP Trust employee share option scheme, the empowerment transaction entered into with lzingwe and any other black economic empowerment transaction entered into by the Guarantor, unless, in any such case, the same gives rise (or would, but for the provisions of Condition 6(g) relating to the carry forward of adjustments, give rise) to an adjustment to the Conversion Price;

(iii)                               not in any way modify the rights attaching to the Shares with respect to voting, dividends or liquidation nor issue any other class of equity share capital carrying any rights which are more favourable than such rights but so that nothing in this Condition 11(iii) shall prevent:

(A)                               the issue of any equity share capital to employees or former employees or directors (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Guarantor or any of its Subsidiaries or associated companies of any such person or to any trustee or trustees for the benefit of any such person, in any such case, pursuant to any employees’ share or option scheme; or

(B)                               any consolidation or subdivision of the Shares or the conversion of any Shares into stock or vice versa; or

(C)                               any modification of such rights which is not, in the opinion of an Independent Financial Adviser materially prejudicial to the interests of the Bondholders; or

(D)                               any alteration to the Articles of Association of the Guarantor made in connection with the matters described in this Condition 11 or which is supplemental or incidental to any of the foregoing (including any amendment made to enable or facilitate procedures relating to such matters and any amendment dealing with the rights and obligations of holders of Securities, including Shares, dealt with under such procedures); or

(E)                                any issue of equity share capital where the issue of such equity share capital results or would, but for the provisions of any other Condition, otherwise result in an adjustment of the Conversion Price; or

(F)                                 any issue of equity share capital or modification of rights attaching to the Shares where prior thereto the Guarantor shall have instructed an Independent Financial Adviser, to determine what (if any) adjustments should be made to the Conversion Price as being fair and reasonable to take account thereof and such Independent Financial Adviser shall have determined either that no adjustment is required or that an adjustment to the Conversion Price is required and, if so, the new Conversion Price as a result thereof and the basis upon which such adjustment is to be made and, in any such case, the date on which the adjustment shall take effect (and so that the adjustment shall be made and shall take effect accordingly);

(iv)                              procure that no Securities (whether issued by the Guarantor, the Issuer or any Subsidiary of the Guarantor or procured by the Guarantor, the Issuer or any Subsidiary of the Guarantor to be issued or issued by any other person pursuant to any arrangement with the Guarantor, the Issuer or any Subsidiary of the Guarantor) issued without rights to convert into, or exchange or subscribe for, Shares shall subsequently be granted such rights exercisable at a consideration per Share which is less than 95 per cent. of the Current Market Price per Share at the close of business on the last dealing day preceding the date of the announcement of the proposed inclusion of such rights unless the same gives rise (or would, but for the provisions of Condition 6(g) relating to the carry forward of adjustments, give rise) to an adjustment to the Conversion Price and that at no time shall there be in issue Shares of differing nominal values, save where such Shares have the same economic rights;

(v)                                 not make any issue, grant or distribution or take any other action if the effect thereof would be that, on the conversion of Bonds, Shares would (but for the provisions of Condition 6(e)) have to be issued at a discount to their nominal or par value or otherwise could not, under any applicable law then in effect, be legally issued as fully paid;

(vi)                              not reduce its issued share capital, share premium account or capital redemption reserve or any uncalled liability in respect thereof or any non-distributable reserves except (A) pursuant to the terms of issue of the relevant share capital or (B) by means of a purchase or redemption of share capital of the Guarantor, to the extent permitted by applicable law or (C) where the reduction does not involve any distribution of assets or (D) where the reduction results in (or would, but for the provisions of Condition 6(g) relating to the carry forward of adjustments, result in) an adjustment to the Conversion Price or (E) solely in relation to a change in the currency in which the nominal value of the Shares is expressed or (F) pursuant to or in connection with a Newco Scheme or a Spin-Off or (G) where the reduction is permitted by applicable law and the Trustee is advised by an Independent Financial Adviser, acting as an expert, that the interests of the Bondholder will not be materially prejudiced by such reduction or (H) by way of, or involving, a transfer to reserves under applicable law, and provided that this paragraph (vi) shall not restrict the ability of the Guarantor to acquire, repurchase or buy back its own shares or any Subsidiary of the Guarantor to acquire any shares of the Guarantor;

(vii)                           if any offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any parties acting in concert (as defined in Section 440A of the South African Companies Act)) to acquire all or a majority of the issued ordinary share capital of the Guarantor, or if a scheme (other than a Newco Scheme) is proposed with regard to such acquisition, give notice of such offer or scheme to the Trustee and the Bondholders at the same time as any notice thereof is sent to its Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Paying, Transfer and Conversion Agents and, where such an offer or scheme has been recommended by the Board of Directors of the Guarantor or where such an offer has become or been declared unconditional in all respects, use its reasonable endeavours to procure that a like offer or scheme is extended to the holders of any Shares issued during the period of the offer or scheme arising out of the exercise of the Conversion Rights and/or to the holders of the Bonds;

(viii)                        in the event of a Newco Scheme the Guarantor shall take (or shall procure that there is taken) all necessary action to ensure that (to the satisfaction of the Trustee) immediately after completion of the scheme of arrangement (a) such amendments are made to these Conditions and the Trust Deed as are necessary, in the opinion of the Trustee, to ensure that the Bonds may be converted into or exchanged for ordinary shares in Newco (or depositary or other receipts or certificates representing such Shares) mutatis mutandis in accordance with and subject to these Conditions and the Trust Deed and (b) the ordinary shares of Newco (or depositary or other receipts or certificates representing such shares) are listed and admitted to trading on either a national securities exchange registered under Section 6 of the U.S. Securities Exchange Act of 1934 or the London Stock Exchange;

(ix)                              for so long as any Bonds are outstanding, the Guarantor shall use reasonable endeavours to obtain and maintain a listing on the New York Stock Exchange for the ADSs;

(x)                                 use reasonable endeavours to ensure that the Shares issued upon conversion of the Bonds will be admitted to listing and trading on the Relevant Stock Exchange and such Shares and the relevant ADSs issued in respect thereof pursuant to these Conditions will be admitted to listing and trading or quoted or admitted to or accepted for dealing in on any other stock exchange or securities market on which the Shares and such ADSs may then be admitted to listing and trading or quoted or admitted to or accepted for dealing;

(xi)                              procure that the Issuer shall not become domiciled or resident in or subject generally to the taxing authority of any jurisdiction (other than the Isle of Man) unless the Issuer would not thereafter be required pursuant to then current laws and regulations to withhold or deduct for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of such jurisdiction or any political subdivision thereof or therein having power to tax in respect of any payment on or in respect of the Bonds;

(xii)                           file all reports required to be filed under Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended;

(xiii)                        procure that each Unrestricted ADS and each Restricted ADS in issue shall at all times represent the same number of Shares; and

(xiv)                       promptly following the Approval Date, give notice thereof to Bondholders, informing them of their right to exercise Conversion Rights pursuant to these Conditions (and such notice may be given in and as part of the Revocation Notice).

As used in these Conditions, “equity share capital” has the meaning given to it in Section 1 of the South African Companies Act.

12                                  Prescription

Claims against the Issuer and the Guarantor for payment in respect of the Bonds shall be prescribed and become void unless made within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of such payment and thereafter any principal, interest or other sums payable in respect of such Bonds shall be forfeited and revert to the Issuer or the Guarantor, as the case may be.

Claims in respect of any other amounts payable in respect of the Bonds shall become void unless made within 10 years following the due date for payment thereof.

13                                  Replacement of Bonds

If any Bond is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Paying, Transfer and Conversion Agent in London for the time being subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Bonds must be surrendered before replacements will be issued.

14                                  Meetings of Bondholders, Modification and Waiver; Substitution

(a)                                 Meetings of Bondholders

The Trust Deed contains provisions for convening meetings of Bondholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by the Issuer or the Trustee and shall be convened by the Issuer if required in writing by Bondholders holding not less than 10 per cent. in principal amount of the Bonds for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution will be one or more persons holding or representing a clear majority in principal amount of the Bonds for the time being outstanding, or at any adjourned meeting one or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to modify the maturity of the Bonds or the dates on which interest is payable in respect of the Bonds, (ii) to reduce or cancel the principal amount of, or any premium or interest on, the Bonds, (iii) to change the currency of any payment in respect of the Bonds, (iv) to modify or vary the Conversion Rights in respect of the Bonds, other than pursuant to or as a result of any amendments to these Conditions and the Trust Deed made pursuant to and in accordance with the provisions of Condition 11(viii) (“Newco Scheme Modification”), (v) to increase the Conversion Price, other than in accordance with these Conditions or pursuant to a Newco Scheme Modification, or (vi) to modify the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum will be one or more persons holding or representing not less than two-thirds, or at any adjourned meeting not less than one-third, in principal amount of the Bonds for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on Bondholders (whether or not they were present at the meeting at which such resolution was passed).

An “Extraordinary Resolution” is a resolution in respect of which not less than three-quarters of the votes cast shall have been in favour at a meeting of Bondholders duly convened and held in accordance with the Trust Deed.

(b)                                 Modification and Waiver

The Trustee may agree, without the consent of the Bondholders, to (i) any modification of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions which in the Trustee’s opinion is of a formal, minor or technical nature or is made to correct a manifest or (in the opinion of the Trustee) proven error or to comply with mandatory provisions of law, and (ii) any other modification to the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bond or these Conditions which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders. The Trustee may, without the consent of the Bondholders, determine that an Event of Default or a Potential Event of Default (as defined in the Trust Deed) should not be treated as such, provided that in the opinion of the Trustee, the interests of Bondholders will not be materially prejudiced thereby. Any such modification, authorisation or waiver shall be binding on the Bondholders and, if the Trustee so requires, such modification shall be notified to the Bondholders promptly in accordance with Condition 17.

(c)                                  Substitution

The Trustee may, without the consent of the Bondholders, agree with the Issuer to the substitution in place of the Issuer (or any previous substitute under this paragraph) as the principal debtor under the Bonds and the Trust Deed of any Subsidiary of the Guarantor or (in the case of a Newco Scheme) of Newco, subject to (i) (other than in the case of a Newco Scheme) the Bonds continuing to be unconditionally and irrevocably guaranteed by the Guarantor, (ii) the Bonds (other than in the case of a Newco Scheme), continuing to be convertible or exchangeable into Shares as provided in these Conditions or (in the case of a Newco Scheme) being convertible or exchangeable into ordinary shares in Newco (or depositary or other receipts or certificates representing such ordinary shares) mutatis mutandis as provided in these Conditions, with such amendments as the Trustee shall consider appropriate, (iii) the Trustee being satisfied that the interests of the Bondholders will not be materially prejudiced by the substitution, and (iv) certain other conditions set out in the Trust Deed being complied with. In the case of such a substitution the Trustee may agree, without the consent of the Bondholders, to a change of the law governing the Bonds and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Bondholders. Any such substitution shall be binding on the Bondholders and shall be notified promptly to the Bondholders in accordance with Condition 17.

(d)                                 Entitlement of the Trustee

In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Trustee shall have regard to the interests of the Bondholders as a class and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers or discretions for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory, and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders.

15                                  Enforcement

The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer and/or the Guarantor as it may think fit to enforce the provisions of the Trust Deed and the Bonds, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed or the Bonds unless (i) it shall have been so directed by an Extraordinary Resolution of the Bondholders or so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding, and (ii) it shall have been indemnified and/or secured and/or prefunded to its satisfaction. No Bondholder shall be entitled to proceed directly against the Issuer and/or Guarantor unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

16                                  The Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including relieving it from taking proceedings unless indemnified and/or secured and/or prefunded to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer and/or the Guarantor and any entity related to the Issuer and/or the Guarantor without accounting for any profit resulting therefrom. The Trustee may rely without liability to Bondholders on a report, confirmation or certificate of any accountants, financial advisers or investment bank, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise. The Trustee shall be obliged to accept and be entitled to rely on any such report, confirmation or certificate where the Issuer or the Guarantor procures delivery of the same pursuant to its obligation to do so under a condition hereof and such report, confirmation or certificate shall be binding on the Issuer, the Guarantor, the Trustee and the Bondholders in the absence of manifest or proven error.

17                                  Notices

All notices regarding the Bonds will be valid if published in one leading daily newspaper in the United Kingdom (which is expected to be the Financial Times) and one leading daily newspaper in the United States (which is expected to be the Wall Street Journal) or, if this is not possible, in one other leading English language daily newspaper with general circulation in Europe or, as the case may be, one other leading English language daily newspaper with general circulation in the United States. The Issuer shall also ensure that all notices are duly published in a manner which complies with the rules and regulations of any stock exchange on which the Bonds are for the time being listed. Any such notice shall be deemed to have been given on the date of such publication in all required newspapers or, if published more than once in all required newspapers, on the date of the first such publication. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

So long as the Bonds are represented by a Global Bond and such Global Bond is held on behalf of a clearing system, notices to Bondholders shall (subject to compliance with the rules of the SGX-ST) be given by delivery of the relevant notice to the relevant clearing system for communication by it to entitled accountholders in substitution for notification as required by this Condition 17.

18                                  Further Issues

The Issuer may from time to time without the consent of the Bondholders create and issue further notes, bonds or debentures either having the same terms and conditions in all respects as the outstanding notes, bonds or debentures of any series (including the Bonds) (or in all respects except for the first payment of interest on them and so that such further issue shall be consolidated and form a single series with the outstanding notes, bonds or debentures of any series (including the Bonds)) or upon such terms as to interest, conversion, premium, redemption and otherwise as the Issuer may determine at the time of their issue. Any further notes, bonds or debentures forming a single series with the outstanding notes, bonds or debentures of any series (including the Bonds) constituted by the Trust Deed or any deed supplemental to it shall, and any other notes, bonds or debentures may, with the consent of the Trustee, be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of notes, bonds or debentures of other series in certain circumstances where the Trustee so decides. Any further notes, bonds or debentures forming a single issue series with the Bonds will be issued with no more than a de minimis amount of original issue discount, or as part of a qualified re-opening (as defined in U.S. Treasury regulation section 1.1275-2(k)(3)) in each case for U.S. federal income tax purposes.

19                                  Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999.

20                                  Governing Law and Jurisdiction

(a)                                 Governing Law

The Trust Deed, the Agency Agreement and the Bonds, and any non-contractual obligations arising out of or in connection with them, are governed by, and shall be construed in accordance with, English law.

(b)                                 Jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Trust Deed and the Bonds and accordingly any legal action or proceedings arising out of or in connection with the Trust Deed or the Bonds (“Proceedings”) may be brought in such courts. Each of the Issuer and the Guarantor has in the Trust Deed irrevocably submitted to the jurisdiction of such courts and has waived any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are made for the benefit of the Trustee and each of the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

(c)                                  Agent for Service of Process

Each of the Issuer and the Guarantor has irrevocably appointed St. James’s Corporate Services Limited at 6, St. James’s Place, London SW1A 1NP as its agent in England to receive service of process in any Proceedings in England. Nothing herein or in the Trust Deed shall affect the right to serve process in any other manner permitted by law.

This Trust Deed is delivered as a deed on the date stated at the beginning.

EXECUTED as a DEED by

ANGLOGOLD ASHANTI

HOLDINGS FINANCE PLC

in the presence of:

LLOYD MCGLEW

(Director)

EXECUTED as a DEED by

ANGLOGOLD ASHANTI LIMITED

in the presence of:

SRINIVASAN VENKATAKRISHNAN

LYNDA EATWELL

EXECUTED AS A DEED BY AFFIXING THE COMMON SEAL of

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

was affixed in the presence of:

JULIAN MASON JEBB

DAI TAKEKAWA

Table of Contents

Contents		Page

1	Interpretation	1
2	Amount of the Bonds and Covenant to Pay	5
3	Guarantee and Indemnity	7
4	Form of the Bonds; Issue of the Bonds	8
5	Stamp Duties and Taxes	9
6	Further Issues	10
7	Application of Moneys received by the Trustee	10
8	Covenant to Comply with Provisions	11
9	Conversion	11
10	Covenants	12
11	Remuneration and Indemnification of the Trustee	14
12	Provisions Supplemental to The Trustee Act 1925 and the Trustee Act 2000	16
13	Trustee liable for negligence	21
14	Waiver and Proof of Default	22
15	Trustee not precluded from entering into Contracts	22
16	Modification and Substitution	22
17	Appointment, Retirement and Removal of the Trustee	24
18	Communications	25
19	Purchase or Redemption by the Guarantor of its own Shares	26
20	Governing Law and Jurisdiction	26
21	Counterparts	27
22	Contracts (Rights of Third Parties) Act 1999	27
Schedule 1	Form of Definitive Bonds	28
Schedule 2	Part I - Form of Regulation S Global Bond	34
Schedule 2	Part II - Form of Original Rule 144A Global Bond	40
Schedule 3	Provisions for meetings of Bondholders	46

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Schedule 4	Terms and Conditions of the Bonds	52

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